SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

March 31, 2009
Date of Report (date of earliest event reported)

ACROSS AMERICA FINANCIAL SERVICES, INC.
Exact name of Registrant as Specified in its Charter

Colorado	000-52530	20-8097969
State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

5350 South Roslyn, Suite 400, Greenwood Village, CO  80111
Address of Principal Executive Offices, Including Zip Code

(303) 867-3416
Registrant's Telephone Number, Including Area Code

700 Seventeenth Street, Suite 1200, Denver, Colorado 80202
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           On November 17, 2008, Across American Financial Services, Inc. (the "Company") entered into an Agreement of Merger and Plan of Reorganization with Apro Bio Pharmaceutical Corporation, a Colorado corporation ("Apro"), a private Colorado corporation, whereby our wholly-owned subsidiary, Across America Acquisition Corp., would merge with Apro, with Apro being the surviving entity. On March 31, 2009, we entered into a third amended Agreement to increase the number of shares to be issued in the merger and the number of shares to be outstanding prior to the merger, on a fully diluted basis.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 31, 2009 the Company completed the acquisition of Apro pursuant to the terms of the Agreement of Merger and Plan of Reorganization, as amended (the "Merger Agreement") among the Company, Apro and Across America Acquisition Corp., a Colorado corporation and a wholly-owned subsidiary of the Company ("AAAC").  Under the terms of the Merger Agreement AAAC was merged into Apro, and Apro became a wholly-owned subsidiary of the Company. The shareholders of Apro were issued a total of 18,210,295 shares of the Company's common stock in exchange for their Apro shares.  In addition, the Company assumed all of the outstanding options and warrants to purchase shares of common stock of Apro. The Merger Agreement also requires that the Company take the actions necessary to change the name of the Company to "Omni Bio Pharmaceutical, Inc."

After the merger and transactions that occurred at the same time as the merger, there are now 23,764,567 shares of the Company’s common stock outstanding, of which approximately 76.6% are held by the former shareholders of Apro.

Prior to the merger, the Company was a shell company with no business operations.  As a result of the merger, the Company now will conduct its business though Apro and will no longer be considered a shell company.

Pursuant to Item 2.01(f) of Form 8-K, the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act upon consummation of the transaction follows.  The information below is keyed to the item numbers of Form 10 under the Exchange Act.

PART I

Item 1. Description of Business.

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements that involve risks and uncertainties. In some cases, forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and similar expressions. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. All of these forward-looking statements are based on information available to us at this time, and we assume no obligation to update any of these statements. Actual results could differ from those projected in these forward-looking statements as a result of many factors, including those identified in the sections titled "Risk Factors" "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere. We urge you to review and consider the various disclosures made by us in this report, and those detailed from time to time in our filings with the Securities and Exchange Commission.

BACKGROUND AND HISTORY

The Company was incorporated under Colorado law on December 1, 2005 as a wholly-owned subsidiary of Across America Real Estate Corp.  In March 2007, the Company filed a form SB-2 registration statement with the SEC to register the spin-off of the shares of the Company to the shareholders of Across America Real Estate Corp.  The registration statement was subsequently declared effective and the spin-off was completed on or about March 23, 2007.  The Company intended to act as a mortgage broker for commercial real estate transactions.  However, no revenues were ever generated from this business.

Apro was formed as a Colorado corporation on December 26, 2006 under the name "Maxcure Pharmaceutical, Inc." ("Maxcure") for the purpose of entering into a license agreement with the University of Colorado Health Science Center ("UCHSC") and to pursue a research agreement with UCHSC to further scientific study on a previously FDA-approved pharmaceutical's method of action on various forms of viral illness.  On March 31, 2008, Apro Bio Pharmaceutical Corporation, a Utah corporation ("Apro-Utah") was merged into Maxcure and the name of Maxcure was changed to "Apro Bio Pharmaceutical Corporation."

Apro-Utah was originally incorporated under the laws of the state of Utah on February 28, 2006 for the purpose of advancing the underlying licensed scientific art to attain the ability to sell treatments and/or countermeasures commercially to the Federal Government related to bacterial infections.

Except as the context otherwise requires, the terms "Company," "we," "our" or "us" means Across America Financial Services, Inc. and Apro its wholly-owned subsidiary, collectively.

OVERVIEW

We intend to commercialize a broad patent portfolio licensed from the UCHSC.  A component of these applications involves use of existing FDA approved drugs to treat a variety of bacterial and viral diseases, biohazards and transplant rejection.

We are the licensee of filed but not yet issued patents related to composition of matter and method of use for an existing FDA approved drug, Alpha 1 Antitypsin (“AAT”), for treating organ transplantation, including islet transplantation for the treatment of diabetes and bacterial infections including bacterial pneumonia, tuberculosis and anthrax.  We have also licensed an existing patent for the treatment of viral infection including HIV, Influenza and potentially the “bird flu” virus.

PLAN OF OPERATIONS

We plan to acquire and develop existing and novel therapies that can move through clinical trials quickly, shepherding them through the FDA approval processes and advancing them through commercialization.  This core strategy is based on licensing issued and pending patents, which will initially involve an existing FDA approved drug that has come off of its initial patents, and has shown to be therapeutically effective in treating a genetic deficiency and unrelated to our intellectual property.

This approach is similar to what developed for the drug Minoxodil (trade named Rogaine®), which previously had come off its initial patents to treat high blood pressure.  Scientists working at the University of Colorado Health Sciences Center in the 1970’s initially discovered that the drug could be used to stimulate hair growth and the drug was subsequently put into production to treat baldness by Upjohn using a method-of-use license from the University of Colorado (“CU”).

We intend to outsource the normally capital intensive scientific function to academic research institutions, such as our agreements with CU and Colorado State University (“CSU”).  This approach would provide a specific scientific budget for us to fund each application, without the possibilities of substantial cost overruns being incurred internally.  Work contracted with CU or other research institutions is expected to provide a contractually guaranteed work product, greatly increasing the viability of financial forecasting.  With this approach, our management team should be able to devote its time to working with the project's lead scientists, overseeing necessary patent work, and dealing with reasonable levels of corporate overhead.  This approach should allow most of our expenses to be focused on research and development.

We will initially devote our efforts to developing a new prophylactic (preventative) and therapeutic treatment for anthrax infection, including bioengineered or “weaponized” anthrax. This technology may also provide treatment options for bacterial pneumonia and mycobacterium tuberculosis infections and other bacterial diseases. These proposed products will be based on patented and patent pending breakthrough discoveries in the field of serine protease inhibition.  Management believes that the early-stage proof of principle supports protease blockade as a means to treat disease.

Management believes that several advantages separate this technology from alternative treatment approaches for Anthrax and other types of bacterial infections:

•	Strong proof of principle;
•	Broad and deep intellectual property portfolio;
•	Immediate availability of clinical drug candidates that are already approved for use in humans; and
•	Possible access to FDA Orphan Drug Status that could protect our market from secondary entrance by generic drug manufacturers for an additional 7 year of patent protection.

Future research essential for developing these strategies will be conducted in accordance with the world-wide licensing rights and our existing and pending collaborative Sponsored Research Agreements with CU.

The US Government in recent years has established a number of government programs which are providing funds to companies that are pursuing promising technologies for the prevention of or treatment of bio-hazard related diseases including Anthrax.

We intend to focus on the rapid advancement of the therapeutics through remaining animal and clinical testing necessary for possible EUA (“early use authorization”) sale to the Federal Government or Department of Defense for accelerated commercialization.

The path leading to an anti-anthrax therapy may involve an abbreviated testing regimen since successful animal studies could conclude efficacy assessment of our technologies. The extremely high mortality in persons exposed to inhalation anthrax precludes clinical studies in humans.  Therefore, we intend to apply for status under the Animal Efficacy Rule as designated by the FDA and the newly formed OCET (“Office of Counterterrorism and Emerging Threats”) offices to move through the animal development model.

In addition, our management believes that the clinical approval process for initially planned therapies may be fast-tracked because the therapeutic being studied is already approved for human use, and there is a long safety record associated with the therapeutic. We also believe that government agencies will welcome novel solutions for bio-weapons attacks.

As a result of the foregoing and the FDA’s streamlined OCET rules that are designed to assist Companies working to develop CBRM (“Chemical, Biological and Radiological measures”) countermeasures, we believe that we may be able to take our proposed Anthrax treatment from laboratory study to commercial application in considerably less time and expense than alternative non-FDA approved technologies.

We intend to establish strategic relationships with value adding industry leaders for co-development, marketing and financing. These important alliances may accelerate the advancement of our treatment solutions to final FDA approval and commercialization.

SCIENTIFIC RESEARCH

We do not intend to conduct scientific research internally. Scientific research we have considered necessary for licensing the anti-microbial technology has been conducted by a specialized team at the University of Colorado and Denver V.A. Medical Center under the supervision of Dr. Leland Shapiro MD, FACP.  Further research and development will continue through a Sponsored Research Agreement (“SRA”) between us and CU, and potentially additional Universities, including Colorado State University.

We plan to sub-contract to, or co-venture with companies that possess the infrastructure, expertise and large scale marketing capability to properly handle commercialization. The current exception to this plan would be to retain the direct marketing of drug products internally, where the prospective purchaser is the United States Government or an agency within such Federal Agencies as Health and Human Services.  Marketing to the U.S. Government, as well as to other countries’ centralized purchasing departments, would require marketing personnel.

LICENSE AGREEMENTS WITH THE UNIVERSITY OF COLORADO

The University of Colorado Technology Transfer Office serves as a facilitator between inventors, entrepreneurs, business advisors, students, and service providers to support the creation and early development of start-up companies based on the University's technologies.  On May 15, 2006, we entered into our first Exclusive License Agreement with the Regents of the University of Colorado (“RUC”) on behalf of the University of Colorado Health Sciences Center relating to Anthrax, Tuberculosis and Bacterial Pneumonia.  CU granted us an exclusive worldwide license to use intellectual property covered by various U.S. Provisional Patent Applications filed by CU.

In conjunction with our licensing agreement with the RUC, we entered into a stock subscription agreement with a designee and beneficiary of the RUC, University License Equity Holdings, Inc. (“ULEHI”).  Pursuant to this agreement we issued 4% of our outstanding common stock, post issuance, to ULEHI, in consideration of their issuing to us the exclusive license agreement.  Additionally, pursuant to this agreement, we agreed to issue an additional 4% of the post-issuance, increase in our outstanding shares until such time as we either reached a minimum amount of capital raised as a threshold, or consummated a “going public” transaction.

           On March 31, 2008 we entered into an additional agreement with the RUC and licensed an issued patent related to the therapeutics’ method of use in treating various forms of viral infection including, but not limited to HIV and influenza.

Subsequently, on November 12, 2008 we entered into a third Exclusive License Agreement with the RUC, whereby we obtained an additional license for the treatment of cell rejection.  In conjunction with this license we agreed to issue simultaneous with the completion of our proposed transaction with Across America Financial Services, Inc., an additional 2% of our fully-diluted shares outstanding upon completion of the merger and the associated private placement.  Upon completion of merger on March 31, 2009, ULEHI became the beneficial owner of 1,427,834 of our outstanding shares, or 6.01% of our 23,764,567 shares of common stock, upon completion of the transaction.

CU is also entitled to receive minimum royalty payments; a royalty based on net sales of products under the Exclusive License Agreements; milestone royalties per usage of certain licensed technologies, and royalties on any revenues it receives from sublicensing the technologies.  The following table summarizes the terms of the Exclusive License Agreements:

License Date	Fields of Use	Minimum Royalties	Milestone Royalties	Earned Royalties	Sublicense Royalties

May 15, 2006	Anthrax; TB; Bacterial Pneumonia	$25,000 per year Starting 5/15/2011	$30,000 to $300,000(1)	4% of Net Sales	30% to 50%

March 31, 2008	Viruses (including HIV)	$50,000 per year after first commercial sales	$100,000 to 150,000 (2)	4% of Net Sales	20% to 30%

November 12, 2008	Cell Graft Rejection	$50,000 per year after first commercial sales	$25,000 to $200,000 (3)	3% of Net Sales	20% to 30%

_______________

(1)
Payable $30,000 upon completion of preclinical trial; $50,000 upon completion of a phase I clinical trial; $100,000 upon completion of a phase II clinical trial; $200,000 upon completion of a phase III clinical trial; and $300,000 upon receipt of approval of FDA or foreign equivalent.

(2)
Payable $100,000 upon completion of preclinical trial and $150,000 upon first commercial sale.  No milestone royalties are required for the first indication.  For the second indication 100% of the milestone royalties shall be paid, and for subsequent indications 50% of the milestone royalties shall be paid.

(3)	Payable $25,000 upon initiation of a phase II clinical trial; $100,000 upon initiation of a phase III clinical trial; and $200,000 upon receipt of approval of FDA or foreign equivalent.

 Under the Exclusive License Agreements, we have an exclusive, royalty-bearing license to the University’s Patent Rights on a worldwide basis to make, use, sell, lease, offer to sell, and import any Licensed Products in the fields of use and to practice any licensed processes in the fields of use. In addition, any improvements to the inventions by CU claimed in the Patent Rights or to any other preexisting patent application or patent that is dominated by the Patent Rights shall be included in the terms and conditions of the License Agreement with no additional compensation to CU.

The License Agreement further provides that in the event that Dr. Leland Shapiro or anybody working in a laboratory under the supervision or direction of Dr. Shapiro, makes any invention in the Field of Use, the practice of which would not require the practice of an invention claimed in or covered by the Licensed Patent Rights (“Independent Invention”), then provided such Independent Invention is not subject to any prior contractual or legal obligations, we would have an exclusive option (“Option”) to obtain the exclusive, worldwide, commercial rights to each Independent Invention on terms and conditions to be negotiated in good faith by the parties following the exercise by Licensee of the Option.

One of the Patent Applications titled “Inhibitors of Serine Protease Activity and Their Use in Methods and Compositions for Treatment of Bacterial Infections,” relates to several discoveries in the field of protease inhibition.  This refers to a strategy to treat disease by blocking the activity of host-derived naturally-occurring molecules called serine proteases.  Over-activity of these molecules is associated with disease progression.  Therefore, blockade of protease function is a strategy to treat disease.  We believe the therapeutic has a broad spectrum of possible bacterial and viral indications, making the therapeutic agent, a potential cornerstone product for us.

We believe that this patented and patent pending technology and related research conducted in this area will also provide opportunities for us to develop proprietary therapies to treat disease due to other bacterial infections.  Our licensing of existing FDA approved technology for other indications may give it a lead to market in the use of the licensed compounds in bacterial infection including anthrax.  This position may allow us to advance early science in the development of new IP that may lead to our longer term goal of creating new pharmaceutical counter-measures involving proprietary composition of matter.

SPONSORED RESEARCH AGREEMENT WITH UNIVERSITY OF COLORADO

On May 15, 2006 we entered into a three year sponsored research agreement with the University of Colorado relating to research to be undertaken by CU related to the development of the licensed technology for Anthrax and Bacterial Pneumonia.  Under the SRA, we are required to make payments aggregating $1,097,460 during the term of the agreement.  On January 9, 2009 we amended the agreement and extended the year 3 payments to $80,000 quarterly payments to begin on April 1, 2009.  We anticipate entering into two additional Sponsored Research Agreements with CU related to our viral license and recently executed license agreement related to graft rejection technology.

SERVICES AGREEMENT WITH COLORADO STATE UNIVERSITY

In June 2007, we entered into a services agreement with Colorado State University to perform research services related to the effect of an anti-microbacterial molecule on the tuberculosis bacteria.  In December 2008, the lead researcher, Dr. Diane Ordway, completed and presented her results to our Scientific Advisory Board.  Dr. Ordway proposed a follow up study to characterize the affect of the anti-mycrobaterial molecule against M. tuberculosis growth, organ pathology and cellular immune responses in the guinea pig model. We have not determined if we are going to move forward with the study.

TARGETED MARKETS AND CURRENTLY AVAILABLE TECHNOLOGIES

I. Anthrax

There have been several research efforts focused on Anthrax treatment.  None of these approaches has resulted in the production of an approved treatment for Anthrax, and these efforts are at varying stages of experimentation.  These efforts fall generally into one of the following categories:

1.           Passive immunization.

This approach to anthrax therapy involves administering an antibody by vein into a person.  The antibody is directed against a component of the anthrax toxin and this reduces the toxin’s effect.  There are several limitations to this approach.  These therapies must be administered by vein, requiring substantial expertise and expenditures of time and resources.  These are important limitations for any bioweapon treatment, since the overwhelming majority of persons treated will be suspected of anthrax or other bioweapon exposure, and relatively few persons are likely to have documented infection.  As an example, in the anthrax bioterrorism event of October 2001 involving the US postal system, 32,000 persons were given Ciprofloxacin as a preventative measure for 22 cases of confirmed or suspected anthrax infection (10 infected by the inhaled route).

This observation underscores the critical importance of developing a treatment that is non-invasive, fast, and easy to administer in the field without a requirement for hospital based health care resources.  The prospect of 32,000 people being rapidly admitted to a hospital to receive intravenous infusions of an antibody is unrealistic.  Additional problems include the increased risks of adverse side effects (compared to possible benefits) of using an intravenous product, as well as the large expense involved (intravenous insertion and maintenance, emergency room and other hospital costs, etc).  Finally, since all of these therapies target components of the toxin produced by the bacterium itself, there is the risk that natural or deliberate mutations in the toxin structure will render these treatments ineffective.

2.           Active immunization.

This involves administering anthrax vaccination to large segments of the population.  Problems with this approach include an 18-month administration schedule, as well as reduced efficacy of each successive vaccination due to toxicity to the cells that generate the immune response.  This will provide almost no benefit to exposed or possibly exposed persons in the event of an acute attack, and it is highly unlikely that large numbers of persons in the general population will obtain this vaccination prophylacticly.  As an example, the CDC suggested that all first responders be vaccinated against Smallpox.  The number of such first responders was estimated to be up to 10 million persons.  However, compliance was extremely poor, with approximately 40,000 responders volunteering for vaccination (about one half of one percent).  Costs and vaccine adverse reactions have been obstacles for more widespread acceptance.

3.           Novel molecules that interfere with the anthrax toxin activity.

There are a few efforts of note in this area, and they are all in early stages of investigation.  None of these approaches are near government approval for use in humans, and there are many unanswered questions concerning their use.  For example, the method of delivery to infected or exposed persons, the stability of such a substance in the body, the method of delivery to patients (probably by vein with all the above mentioned drawbacks), and the method of mass production remain open questions at this time.  Also, since all these agents target components of the toxin produced by the bacterium itself, there is again the risk that natural or deliberate mutations in the toxin will render these treatments ineffective.

4.           Biological agents used to kill anthrax; bacteriaphage viruses.

This approach is very recent and is likely years away from experimentation in humans.  At this time it is unclear if such complex viruses can be synthesized and delivered to infected or exposed patients.  There is no precedent for the use of such a biological agent to treat a disease like anthrax infection, and substantial investment in pre clinical studies will be required.  However, this technology does have potential use as a method to detect the presence of anthrax in the environment.  This is the likely niche for future development of this technology.

Direct potential competitors in the anthrax treatment market include Human Genome Sciences, Inc.  Human Genome has received a $165 million dollar contract to deliver 20,000 doses of an FDA approved therapeutic to the Department of Health and Human Services for the treatment of inhalation anthrax infection, upon FDA approval.  Abthrax®, Human Genome’s proprietary product, is a human monoclonal antibody, which blocks the binding to the cell surface of the anthrax antigen.   Human Genome reports that in early animal studies the therapeutic is well tolerated, and has not shown it to have any significant side effects.

II. Mycobacterium Tuberculosis and Mycobacterium Avium Complex

Infection with Tuberculosis (“TB”) is a global concern.  According to the World Health Organization, in 2005, approximately one-third of the world population was infected with this organism and 1,600,000 deaths resulted from TB. Antimicrobial agents used to treat TB must be administered for a prolonged period of time, in the range of six to eighteen (6-18) months.  A disturbing recent development is selection of multi-drug resistant strains of TB that are difficult to treat with available anti-TB drugs.  Some of these resistant organisms are all but incurable using currently-available antibiotics.  Our approach to TB treatment will be to use a radically different approach than any currently used.  It is possible that therapy based on this technology is impervious to mutation-induced drug resistance, since the targets that this technology blocks in order to treat disease are part of the host and not part of the organism.  Therefore, the target that the technology uses cannot change and therapeutic effectiveness should not diminish.

Researchers at the University of Colorado have conducted numerous laboratory studies that support an anti-mycobacterial effect of this technology.  These studies have included investigation of the immune molecules that are responsible for TB containment.  Most importantly, our research team has demonstrated in laboratory testing that a serine protease inhibitor drug candidate blocks TB infection of human cells.  This has been confirmed using at least two independent infection systems.  Furthermore, the CU researchers  have replicated these successful studies using rapidly-growing mycobacteria (RGM), organisms that are related to TB.

This application of this technology is well developed.  However, there is no proof that the TB and other mycobacterial treatments will work in humans.  Since we will not manufacture our own clinical candidate (a drug has been utilized that is sold by a large biopharmaceutical company), it will be necessary to purchase candidate drugs from a manufacturer.  Alternatively, we could license its method of use patent to a manufacturer in exchange for royalties and additional compensation.  There are three large pharmaceutical companies that manufacture approved drug candidates, and at least two more molecules are nearing approval in humans.  Additionally, it is possible that synthetic molecules that mimic the activity of the natural inhibitor can be developed.  Early laboratory and mice studies of these mimics have been completed by CU and CSU researchers and have shown that they have potential use as TB and RGM treatment.  Large animal studies using these synthetic molecules have not yet been conducted in models of TB and RGM infection, and this project will require a larger commitment of time than some of the other applications of the our technology.  Our intellectual property position encompasses the use of natural inhibitors and related synthetic molecules.

The application of this technology will require assessment in animal models of TB and RGM infection.  Since TB is primarily a disease that affects the lungs, the capacity to deliver this agent in an aerosol form can deposit the drug in high concentrations at the site where it is most needed.  Our initial clinical drug candidates are already in use for other diseases, and an extensive history of clinical administration with minimal side effects has been documented in the medical literature.  Due to the magnitude of this clinical problem worldwide, and the emergence of resistant organisms, the demand for this proprietary, novel approach to treatment is expected to be substantial.

In Dr. Shapiro’s studies of the use of this technology to treat Mycobacterial infections, including TB, he and his team will conduct several kinds of investigations:

1.
Human monocyte derived macrophages (MDM, human white blood cells that can be infected with TB) will be isolated from whole blood and infected with several Mycobacterial organisms (including TB) in the absence of the presence of natural or synthetic serine protease inhibitors.   This will be a state of the art infectivity assay for the effect of agents on the infection of human cells with these organisms.

2.	Cytokine molecules (substances made by cells that generate inflammation and can cause disease) production will be monitored. These molecules have been shown to affect Mycobacterial proliferation.

3.
Infectivity experiments will be conduced using serum from natural inhibitor deficient patients, with the serum obtained both before and after infusion of the natural molecule.  Infected cells will be cultured with these blood components to assess the effect of adding the natural inhibitor on mycobacterial infection of human cells.

III. Bacterial Pneumonia

Bacterial pneumonias in ICU’s are often caused by a class of organisms called gram-negative rods, and account for a sizable percent of ICU-related deaths.  It is known that illness arises, in part, from increased serine proteases in lung secretions.  This, in turn, leads to events in the lungs and upper respiratory tract that enhance colonization and infection with gram-negative rods.  These infections are challenging to treat because patients in the ICU are already weakened by serious underlying disease.   Also, due to natural selection pressures these gram-negative organisms are often resistant to the antibiotics used to treat these infections.

The serine proteases that are active during bacterial pneumonias are neutralized by natural serine protease inhibitors and by synthetic mimics.  our technology may be used to treat gram-negative rod pneumonias, and this approach has important advantages compared to standard antibiotic use.  These advantages include little possibility of bacterial mutation-induced resistance to this technology’s agents.  Due to the mechanism of activity of this technology, we believe that a drug based on this concept would best work as a prophylactic agent that blocks the onset of pneumonia.  It is less likely that this approach can be used as a treatment for bacterial pneumonia after infection has occurred.  However, the possibility of benefit after pneumonia has occurred is not excluded and may be possible; more research is needed to settle this question.

Dr. Shapiro’s team has conducted laboratory studies that support this concept, albeit indirectly.  This is a new area of investigation and work in this area is ongoing.  However, there is related work done in the past that supports this approach, and current work in related areas continues to suggest that it will prove effective in patients.

This approach to pneumonia prophylaxis is based on sound concepts and previous work done by other investigators.  There is also a compelling need for treatments of infections due to resistant gram-negative organisms in the ICU.  Since the candidate drugs used in these laboratory investigations are clinically available, there may not be a need to develop separate drug candidates.  Furthermore, this technology needs to deliver drug only to the respiratory tract and lungs.  Therefore, drug administration by the inhaled route is anticipated.

This route of administration has been achieved using the same drug candidates we would use, but this technology would change the condition which makes this particular treatment for administration advisable (bacterial pneumonia prophylaxis).  The drug candidate currently being studied has an extensive record of safe administration in humans.  If these studies indicate that this approach will work for ICU bacterial pneumonia prophylaxis, the demand for such a drug may be very large with approximately 2,000,000 ICU admissions annually.  This could result in a drug with a US market potential exceeding two billion in sales annually.  Since the agent will be used as a preventative, it is expected that it will be used broadly in patients admitted to the ICU for any of several reasons.

There is no proof yet that our bacterial pneumonia prophylaxis solution will work in humans.

IV. Influenza

In March 2008, APRO acquired an exclusive license from the University of Colorado for its issued patent related to the method of use of the therapeutic on viral infections, including HIV.

We anticipate that clinical in-vitro tests will be conducted in the near future at the University of Colorado Health Sciences Center, under the direction of Dr. Leland Shapiro to determine whether the therapeutic can prevent the spread of diseased cells, to healthy tissue.

The origin of this technology dates to a discovery by University of Colorado researchers.  It was found that a human deficit in the natural human serine protease inhibitor has a significant correlation with increased incidence of influenza infection.

The study reviewed patient data records of 140 patients over an approximate 7 year period.  Of the 140 patients, 28 were deficient in the our therapeutic, while 112 were not.  Over the course of the study period, of the 112 patients who had the deficiency, approximately 80% of the patients in the population were diagnosed with the flu.  Conversely, of the patient population that did not have the deficit, approximately 70% were not diagnosed with the flu.

V. Cell/Graft Rejection

In November 2008, we entered into an exclusive license agreement with the University of Colorado Health Sciences Center for the cell/graft rejection field of use.

The therapeutic has been shown to be effective in reducing transplant rejection in mice studies where islet transplantation occurs for the treatment of type I diabetes.  Islet transplantation, in type I diabetes normally incurs a very high rejection (or cell death rate), and in these early studies, mice treated with the therapeutic have evidenced a 100% acceptance of the graft transplant.

Islets are cells that exist in the pancreas.  Islets are responsible for the production of insulin.  Insulin is critical to the metabolism process in burning sugar and creating energy for the cells in the body.  Sugar, if left unchecked by inadequate supplies of insulin, can result in weight gain, high blood pressure, cardiovascular disease, early blindness, and stroke.  A number of these conditions can result in early stages of death.  Islet transplantation is a relatively simple one hour surgical procedure, but has been plagued with high levels of transplant rejection (cell death).  The administration of the safe, FDA approved therapeutic used in conjunction with islet transplantation could result in an enormous benefit to the diabetic population.

The basic theory on why the therapeutic appears to be effective in the early mice studies is that the therapeutic prevents an immune system attack on the transplanted islets, and repeated applications of the therapeutic places the immune response characteristic into remission.

This therapy, if it can be transferred successfully to the human population, could have a significant impact on the treatment of Type I diabetics.  Currently, Type I islet transplantation normally only occurs in very serious cases despite the procedure normally taking only an hour to perform.

The high incidence of graft rejection by recipients decreases the number of islet transplant patients that can be treated due to the fact that a recipient who has rejected islets, not uncommonly will undergo additional procedures, which causes additional drain on the supply of islet cells that can be used for transplant.

According to the Juvenile Diabetes Research Foundation International (www.jdrf.org), as many as 3 million Americans may have Type I diabetes, many of whom are currently undiagnosed. Each year over 15,000 children are diagnosed with diabetes in the U.S.

COMPETITION

    General.  We face intense competition from a wide range of pharmaceutical, biotechnology and diagnostic companies, as well as academic and research institutions and government agencies. Some of these competitors have substantially greater financial, marketing, research and development and human resources. Most large pharmaceutical companies have considerably more experience in undertaking clinical trials and in obtaining regulatory approval to market pharmaceutical products.

    Basis of Competition.  Principal competitive factors in our industry include:

•	the quality and breadth of an organization’s technology;

•	the skill of an organization’s employees and its ability to recruit and retain skilled employees;

•	an organization’s intellectual property estate;

•	the range of capabilities, from target identification and validation to drug discovery and development to manufacturing and marketing; and

•	the availability of substantial capital resources to fund discovery, development and commercialization activities.

    We believe that the quality and breadth of our technology platform, our patent portfolio, and our capabilities for research and drug development are competitive strengths. However, many large pharmaceutical and biotechnology companies have significantly larger intellectual property portfolio than we do, more substantial capital resources than we have, and greater capabilities and experience than we do in preclinical and clinical development, sales, marketing, manufacturing and regulatory affairs.

    Products.  We are aware of products in research or development by our competitors that address all of the diseases we are targeting. Any of these products may compete with our product candidates. Our competitors may succeed in developing their products before we do, obtaining approvals from the FDA or other regulatory agencies for their products more rapidly than we do, or developing products that are more effective than our products. These products or technologies might render our technology obsolete or noncompetitive. Competition is based primarily on product efficacy, safety, timing and scope of regulatory approvals, availability of supply, marketing and sales capability, reimbursement coverage, price and patent position.

GOVERNMENT REGULATION

Regulations in the U.S. and other countries will have a significant impact on our research, product development and manufacturing activities and will be a significant factor in the marketing of our products. All of our products will require regulatory approval prior to commercialization. In particular, our products will be subject to rigorous preclinical and clinical testing and other pre-market approval requirements by the FDA and similar regulatory authorities in other countries. Various statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of our products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable statutes and regulations, will require the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining, regulatory approvals could materially adversely affect our ability to commercialize its products in a timely manner, or at all.

    Preclinical Testing.  Before a drug may be clinically tested in the U.S., it must be the subject of rigorous preclinical testing. Preclinical tests include laboratory evaluation of product chemistry and animal studies to assess the potential safety and efficacy of the product and its formulations. The results of these studies must be submitted to the FDA as part of an investigational new drug application, which is reviewed by the FDA before clinical testing in humans can begin.

    Clinical Testing.  Typically, clinical testing involves a three-phase process, which generally lasts four to seven years, and sometimes longer:

•	Phase 1 clinical trials are conducted with a small number of subjects to determine the early safety profile and the pattern of drug distribution and metabolism.

•
Phase 2 clinical trials are conducted with groups of patients afflicted with a specified disease in order to provide enough data to evaluate preliminary efficacy and optimal dosages statistically and to expand evidence of safety.

•
Phase 3 clinical trials are large-scale, multi-center, comparative trials, which are designed to gather additional information for proper dosage and labeling of the drug and to demonstrate its overall safety and efficacy.

The FDA monitors the progress of each phase of testing, and may require the modification, suspension or termination of a trial if it is determined to present excessive risks to patients. The clinical trial process may be accompanied by substantial delay and expense and there can be no assurance that the data generated in these studies will ultimately be sufficient for marketing approval by the FDA.

    Marketing Approvals.  Before a product can be marketed and sold, the results of the preclinical and clinical testing must be submitted to the FDA for approval. This submission will be either a new drug application or a biologic license application, depending on the type of drug. In responding to a new drug application or a biologic license application, the FDA may grant marketing approval, request additional information or deny the application if it determines that the application does not provide an adequate basis for approval. We cannot assure you that any approval required by the FDA will be obtained on a timely basis, or at all.

In addition, the FDA may condition marketing approval on the conduct of specific post-marketing studies to further evaluate safety and efficacy. Rigorous and extensive FDA regulation of pharmaceutical products continues after approval, particularly with respect to compliance with current good manufacturing practices, reporting of adverse effects, advertising, promotion and marketing. Discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions, any of which could materially adversely affect our business.

Foreign Regulation.  We must obtain regulatory approval by governmental agencies in other countries prior to commercialization of our products in those countries. Foreign regulatory systems may be just as rigorous, costly and uncertain as in the U.S.

Possible Pricing Restrictions.  The levels of revenues and profitability of biopharmaceutical companies may be affected by the continuing efforts of government and third party payers to contain or reduce the costs of health care through various means. For example, in certain foreign markets, pricing or profitability of therapeutic and other pharmaceutical products is subject to governmental control. In the U.S. there have been, and we expect that there will continue to be, a number of federal and state proposals to implement similar governmental control. While we cannot predict whether any legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on our business, financial condition and profitability. In addition, in the U.S. and elsewhere, sales of therapeutic and other pharmaceutical products depend in part on the availability of reimbursement to the consumer from third party payers, such as government and private insurance plans. Third party payers are increasingly challenging the prices charged for medical products and services. We cannot assure you that any of our products will be considered cost effective or that reimbursement to the consumer will be available or will be sufficient to allow us to sell our products on a competitive and profitable basis.

SOURCES OF SUPPLY

Raw materials and other supplies required in our business are generally available from various suppliers in quantities adequate to meet our needs.

MANUFACTURING

All of our potential pharmaceuticals are still in preclinical development and at this time we do not have, and do not intend to establish, manufacturing facilities to produce its product candidates in the near or mid-term. The Company has identified several possible contract manufacturers but has not concluded any agreements with such manufacturers.

Item 1A. Risk Factors.

There are a number of risk factors that could cause our actual results to differ materially from those that are indicated by forward-looking statements. Those factors include, without limitation, those listed below and elsewhere herein.

BECAUSE WE HAD INCURRED LOSSES AND HAD NO OPERATIONS, OUR ACCOUNTANTS EXPRESSED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

For the fiscal years ended December 31, 2008 and 2007, the accountants for the Company expressed doubt about our ability to continue as a going concern as a result of lack of history of operations, limited assets, and operating losses since inception. Our ability to achieve and maintain profitability and positive cash flow will depend on the success of the business of Apro following the acquisition.

IF WE ARE UNABLE TO COMMERCIALIZE PRODUCTS, WE MAY NOT BE ABLE TO RECOVER OUR INVESTMENT IN OUR PRODUCT DEVELOPMENT EFFORTS.

We will have to make substantial expenditures before we are able to generate any revenue. Before we can commercialize a product, we must rigorously test the product in the laboratory and complete extensive human studies. We cannot assure you that the costs of testing and study will yield products approved for marketing by the FDA or that any such products will be profitable. We will incur substantial additional costs to continue these activities. If we are not successful in commercializing products, we may be unable to recover the large investment we have made in research and development efforts.

BECAUSE OUR PRODUCT DEVELOPMENT EFFORTS DEPEND ON NEW AND RAPIDLY EVOLVING TECHNOLOGIES, WE CANNOT BE CERTAIN THAT OUR EFFORTS WILL BE SUCCESSFUL.

Our work depends on new, rapidly evolving technologies and on the marketability and profitability of innovative products. Commercialization involves risks of failure inherent in the development of products based on innovative technologies and the risks associated with drug development generally. These risks include the following:

•	these technologies or any or all of the products based on these technologies may be ineffective or toxic, or otherwise fail to receive necessary regulatory clearances;

•	the products, even if safe and effective, may be difficult to manufacture on a large scale or uneconomical to market;

•	proprietary rights of third parties may prevent us from exploiting technologies or marketing products; and

•	third parties may market superior or equivalent products.

PRODUCT DEVELOPMENT RISKS

Because we have limited experience in developing and commercializing products, we may be unsuccessful in our efforts to do so.

Our ability to develop and commercialize products will depend on our ability to:

•	develop products;

•	complete laboratory testing and human studies;

•	obtain and maintain necessary intellectual property rights to our products;

•	obtain and maintain necessary regulatory approvals related to the efficacy and safety of our products;

•	entering into arrangements with third parties to manufacture our products on our behalf; and

•	deploy sales and marketing resources effectively or enter into arrangements with third parties to provide these functions.

We have limited experience with these activities and may not be successful in developing or commercializing these or other products.

BECAUSE CLINICAL TRIALS FOR OUR PRODUCTS ARE EXPENSIVE AND PROTRACTED AND THEIR OUTCOME IS UNCERTAIN, WE WILL HAVE TO INVEST SUBSTANTIAL AMOUNTS OF TIME AND MONEY THAT MAY NOT YIELD VIABLE PRODUCTS.

Conducting clinical trials is a lengthy, time-consuming and expensive process. Before obtaining regulatory approvals for the commercial sale of any product, we must demonstrate through laboratory, animal and human studies that the product is both effective and safe for use in humans. We will incur substantial additional expense for and devote a significant amount of time to these studies.

Before a drug may be marketed in the U.S., a drug must be subject to rigorous preclinical testing. The results of these studies must be submitted to the FDA as part of an investigational new drug application, which is reviewed by the FDA before clinical testing in humans can begin. The results of preclinical studies do not predict clinical success. A number of potential drugs have shown promising results in early testing but subsequently failed to obtain necessary regulatory approvals. Data obtained from tests are susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. Regulatory authorities may refuse or delay approval as a result of many other factors, including changes in regulatory policy during the period of product development.

Completion of clinical trials may take many years. The time required varies substantially according to the type, complexity, novelty and intended use of the product candidate. The progress of clinical trials is monitored by both the FDA and independent data monitoring committees, which may require the modification, suspension or termination of a trial if it is determined to present excessive risks to patients. Our rate of commencement and completion of clinical trials may be delayed by many factors, including:

•	our inability to manufacture sufficient quantities of materials for use in clinical trials;

•	variability in the number and types of patients available for each study;

•	difficulty in maintaining contact with patients after treatment, resulting in incomplete data;

•	unforeseen safety issues or side effects;

•	poor or unanticipated effectiveness of products during the clinical trials; or

•	government or regulatory delays.

FINANCIAL AND MARKET RISKS

TO PURSUE OUR CURRENT BUSINESS STRATEGY AND CONTINUE DEVELOPING OUR PRODUCTS, WE WILL NEED SUBSTANTIAL ADDITIONAL FUNDING IN THE FUTURE. IF WE DO NOT OBTAIN THIS FUNDING ON ACCEPTABLE TERMS, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS AND GENERATE ENOUGH REVENUE TO RECOVER OUR INVESTMENT IN OUR PRODUCT DEVELOPMENT EFFORTS.

We have expended, and will continue to expend, substantial funds to continue our research and development programs and human studies. We may need additional financing to fund our operating expenses and capital requirements. We may not be able to obtain additional financing on acceptable terms. If we raise additional funds by issuing equity securities, equity-linked securities or debt securities, the new equity securities may dilute the interests of our existing stockholders and the new debt securities may contain restrictive financial covenants.

    Our need for additional funding will depend on many factors, including, without limitation:

•	the amount of revenue or cost sharing, if any, that we are able to obtain from others, any approved products, and the time and costs required to achieve those revenues;

•	the timing, scope and results of preclinical studies and clinical trials;

•	the size and complexity of our development programs;

•	the time and costs involved in obtaining regulatory approvals;

•	the costs of launching our products;

•	the costs of commercializing our products, including marketing, promotional and sales costs;

•	our ability to establish and maintain collaboration partnerships;

•	competing technological and market developments;

•	the costs involved in filing, prosecuting and enforcing patent claims; and

•	scientific progress in our research and development programs.

    If we are unable to raise additional funds, we may, among other things:

•	delay, scale back or eliminate some or all of our research and development programs;

•	delay, scale back or eliminate some or all of our commercialization activities;

•	lose rights under existing licenses;

•	relinquish more of, or all of, our rights to product candidates on less favorable terms than we would otherwise seek; and

•	be unable to operate as a going concern.

OUR INSURANCE POLICIES ARE EXPENSIVE AND PROTECT US ONLY FROM SOME BUSINESS RISKS, WHICH WILL LEAVE US EXPOSED TO SIGNIFICANT, UNINSURED LIABILITIES.

We do not carry insurance for all categories of risk that our business may encounter. We currently do not maintain general liability, property, auto, workers’ compensation, products liability and directors’ and officers’ insurance policies. We do not know if we will be able to obtain insurance with adequate levels of coverage. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our cash position and results of operations.

INTELLECTUAL PROPERTY RISKS

IF PATENT LAWS OR THE INTERPRETATION OF PATENT LAWS CHANGE, OUR COMPETITORS MAY BE ABLE TO DEVELOP AND COMMERCIALIZE OUR DISCOVERIES.

Important legal issues remain to be resolved as to the extent and scope of available patent protection for biotechnology products and processes in the U.S. and other important markets outside the U.S., such as Europe and Japan. Foreign markets may not provide the same level of patent protection as provided under the U.S. patent system. We expect that litigation or administrative proceedings may be necessary to determine the validity and scope of certain of our and others’ proprietary rights. Any such litigation or proceeding may result in a significant commitment of resources in the future and could force us to do one or more of the following: cease selling or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue; obtain a license from the holder of the intellectual property right alleged to have been infringed, which license may not be available on reasonable terms, if at all; and redesign our products to avoid infringing the intellectual property rights of third parties, which may be time-consuming or impossible to do. In addition, changes in, or different interpretations of, patent laws in the U.S. and other countries may result in patent laws that allow others to use our discoveries or develop and commercialize our products. We cannot assure you that the patents we obtain or the unpatented technology we hold will afford us significant commercial protection.

IF THE PATENT APPLICATIONS FOR WHICH WE HAVE OBTAINED A LICENSE DO NOT RESULT IN ISSUED PATENTS, OUR COMPETITORS MAY OBTAIN RIGHTS TO AND COMMERCIALIZE THE DISCOVERIES.

The pending patent applications for which we have obtained licenses may not result in the issuance of any patents. The applications may not be sufficient to meet the statutory requirements for patentability in all cases or may be the subject of interference proceedings by the Patent and Trademark Office. These proceedings determine the priority of inventions and, thus, the right to a patent for technology in the U.S.

IF OTHERS FILE PATENT APPLICATIONS OR OBTAIN PATENTS SIMILAR TO THOSE WE HAVE LICENSED, SUCH PATENTS MAY RESTRICT THE USE OF OUR DISCOVERIES.

Universities and companies working in the biotechnology and pharmaceutical fields have filed patent applications and have been granted patents in the U.S. and in other countries that cover subject matter potentially useful or necessary to our business. Some of these patents and patent applications claim only specific products or methods of making products, while others claim more general processes or techniques useful in the discovery and manufacture of a variety of products. The risk of third parties obtaining additional patents and filing patent applications will continue to increase as the biotechnology industry expands. We cannot predict the ultimate scope and validity of existing patents and patents that may be granted to third parties, nor can we predict the extent to which we may wish or be required to obtain licenses to such patents, or the availability and cost of acquiring such licenses. To the extent that licenses are required, the owners of the patents could bring legal actions against us to claim damages or to stop our manufacturing and marketing of the affected products. We believe that there will continue to be significant litigation in our industry regarding patent and other intellectual property rights. If we become involved in litigation, it could consume a substantial portion of our resources.

BECAUSE ISSUED PATENTS MAY NOT FULLY PROTECT OUR DISCOVERIES, OUR COMPETITORS MAY BE ABLE TO COMMERCIALIZE PRODUCTS SIMILAR TO THOSE COVERED BY ISSUED PATENTS THAT WE HAVE OBTAINED A LICENSE.

Issued patents may not provide commercially meaningful protection against competitors and may not provide us with competitive advantages. Other parties may challenge the patents or design around the issued patents or develop products providing effects similar to the products for which we have obtained a license. In addition, others may discover uses for the technologies other than those uses covered by the patent rights we license, and these other uses may be separately patentable. The holder of a patent covering the use of a technology for which we have a patent claim could exclude us from selling a product for a use covered by its patent.

IF WE ARE UNABLE TO PROTECT OUR TRADE SECRETS, OTHERS MAY BE ABLE TO USE OUR SECRETS TO COMPETE MORE EFFECTIVELY.

We may not be able to meaningfully protect our trade secrets. We rely on trade secret protection to protect our confidential and proprietary information. We believe we have acquired or developed proprietary procedures and materials for the production of proteins. We have not sought patent protection for these procedures. While we have entered into confidentiality agreements with employees and academic collaborators, we may not be able to prevent their disclosure of these data or materials. Others may independently develop substantially equivalent information and processes.

REGULATORY RISKS

BECAUSE WE ARE SUBJECT TO EXTENSIVE CHANGING GOVERNMENT REGULATORY REQUIREMENTS, WE MAY BE UNABLE TO OBTAIN GOVERNMENT APPROVAL OF OUR PRODUCTS IN A TIMELY MANNER.

Regulations in the U.S. and other countries will have a significant impact on our research, product development and manufacturing activities and will be a significant factor in the marketing of our products. All of our products will require regulatory approval prior to commercialization. In particular, our products are subject to rigorous preclinical and clinical testing and other pre-market approval requirements by the FDA and similar regulatory authorities in other countries, such as Europe and Japan. Various statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of our products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable statutes and regulations, require the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining, regulatory approvals could materially adversely affect our ability to commercialize our products in a timely manner, or at all.

Marketing Approvals.  Before a product can be marketed and sold in the U.S., the results of the preclinical and clinical testing must be submitted to the FDA for approval. This submission will be either a new drug application or a biologic license application, depending on the type of drug. In responding to a new drug application or a biologic license application, the FDA may grant marketing approval, request additional information or deny the application if it determines that the application does not provide an adequate basis for approval. We cannot assure you that any approval required by the FDA will be obtained on a timely basis, or at all.

In addition, the FDA may condition marketing approval on the conduct of specific post-marketing studies to further evaluate safety and efficacy. Rigorous and extensive FDA regulation of pharmaceutical products continues after approval, particularly with respect to compliance with current good manufacturing practices, reporting of adverse effects, advertising, promotion and marketing. Discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions, any of which could materially adversely affect our business.

Foreign Regulation.  We must obtain regulatory approval by governmental agencies in other countries prior to commercialization of our products in those countries. Foreign regulatory systems may be just as rigorous, costly and uncertain as in the U.S.

OTHER RISKS RELATED TO OUR BUSINESS

MANY OF OUR COMPETITORS HAVE SUBSTANTIALLY GREATER CAPABILITIES AND RESOURCES AND MAY BE ABLE TO DEVELOP AND COMMERCIALIZE PRODUCTS BEFORE WE DO.

We face intense competition from a wide range of pharmaceutical and biotechnology companies, as well as academic and research institutions and government agencies.

    Principal competitive factors in our industry include:

•	the quality and breadth of an organization’s technology;

•	the skill of an organization’s employees and its ability to recruit and retain skilled employees;

•	an organization’s intellectual property portfolio;

•	the range of capabilities, from target identification and validation to drug discovery and development to manufacturing and marketing; and

•	the availability of substantial capital resources to fund discovery, development and commercialization activities.

Many large pharmaceutical and biotechnology companies have significantly larger intellectual property estates than we do, more substantial capital resources than we have, and greater capabilities and experience than we do in preclinical and clinical development, sales, marketing, manufacturing and regulatory affairs.

We are aware of existing products and products in research or development by our competitors that address the diseases we are targeting. Any of these products may compete with our product candidates. Our competitors may succeed in developing their products before we do, obtaining approvals from the FDA or other regulatory agencies for their products more rapidly than we do, or developing products that are more effective than our products. These products or technologies might render our technology or drugs under development obsolete or noncompetitive. In addition, our albumin fusion protein products are designed to be longer-acting versions of existing products. The existing product in many cases has an established market that may make the introduction of our product more difficult.

IF WE LOSE OR ARE UNABLE TO ATTRACT KEY MANAGEMENT OR OTHER PERSONNEL, WE MAY EXPERIENCE DELAYS IN PRODUCT DEVELOPMENT.

We will depend on our senior executive officers as well as other key personnel. If any key employee decides to terminate his or her employment with us, this termination could delay the commercialization of our products or prevent us from becoming profitable. Competition for qualified employees is intense among pharmaceutical and biotechnology companies, and the loss of qualified employees, or an inability to attract, retain and motivate additional highly skilled employees required for the expansion of our activities, could hinder our ability to complete human studies successfully and develop marketable products.

IF THE HEALTH CARE SYSTEM OR REIMBURSEMENT POLICIES CHANGE, THE PRICES OF OUR POTENTIAL PRODUCTS MAY BE LOWER THAN EXPECTED AND OUR POTENTIAL SALES MAY DECLINE.

The levels of revenues and profitability of biopharmaceutical companies like ours may be affected by the continuing efforts of government and third party payers to contain or reduce the costs of health care through various means. For example, in certain foreign markets, pricing or profitability of therapeutic and other pharmaceutical products is subject to governmental control. In the U.S. there have been, and we expect that there will continue to be, a number of federal and state proposals to implement similar governmental control. In addition, in the U.S., a number of proposals have been made to reduce the regulatory burden of follow-on biologics, which could affect the prices and sales of our products in the future. Additional proposals may occur as a result of a change in administration following the November 2008 presidential elections. While we cannot predict whether any legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on our business, financial condition and profitability. In addition, in the U.S. and elsewhere, sales of therapeutic and other pharmaceutical products depend in part on the availability of reimbursement to the consumer from third party payers, such as government and private insurance plans. Third party payers are increasingly challenging the prices charged for medical products and services. We cannot assure you that any of our products will be considered cost effective or that reimbursement to the consumer will be available or will be sufficient to allow us to sell our products on a competitive and profitable basis.

WE MAY BE UNABLE TO SUCCESSFULLY OBTAIN REQUIRED QUANTITIES OF OUR PRODUCTS ECONOMICALLY.

We have not yet manufactured any products for commercial use. We intend to contract with third party manufacturers to obtain manufacturing capabilities. We will depend on those parties to comply with current good manufacturing practices and other regulatory requirements and to deliver materials on a timely basis. These parties may not perform adequately. Any failures by these third parties may delay our development of products or the submission of these products for regulatory approval.

BECAUSE WE CURRENTLY HAVE ONLY A LIMITED MARKETING CAPABILITY, WE MAY BE UNABLE TO SELL ANY OF OUR PRODUCTS EFFECTIVELY.

We have not marketed any products. If we develop products that can be marketed, we intend to market the products either independently or together with collaborators or strategic partners. If we decide to market any products, either independently or together with partners, we will incur significant additional expenditures and commit significant additional management resources to establish a sales force. For any products that we market together with partners, we will rely, in whole or in part, on the marketing capabilities of those parties. We may also contract with third parties to market certain of our products. Ultimately, we and our partners may not be successful in marketing our products.

BECAUSE WE DEPEND ON THIRD PARTIES TO CONDUCT MANY OF OUR HUMAN STUDIES, WE MAY ENCOUNTER DELAYS IN OR LOSE SOME CONTROL OVER OUR EFFORTS TO DEVELOP PRODUCTS.

We are dependent on third-party research organizations to conduct many of our human studies. If we are unable to obtain any necessary services on acceptable terms, we may not complete our product development efforts in a timely manner. If we rely on third parties for the management of these human studies, we may lose some control over these activities and become too dependent upon these parties. These third parties may not complete the activities on schedule or when we request.

OUR ARTICLES OF INCORPORATION AND BYLAWS COULD DISCOURAGE ACQUISITION PROPOSALS, DELAY A CHANGE IN CONTROL OR PREVENT OTHER TRANSACTIONS.

Provisions of our certificate of incorporation and bylaws, as well as provisions of the Colorado Business Corporation Act, may discourage, delay or prevent a change in control of our company that you as a stockholder may consider favorable and may be in your best interest. Our certificate of incorporation and bylaws contain provisions that:

•
authorize the issuance of up to 1,000,000 shares of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and discourage a takeover attempt; and

•	limit who may call special meetings of stockholders.

OUR STOCK PRICE IS EXPECTED TO BE VOLATILE.

The future market price of our common stock could fluctuate widely because of:

•	future announcements about our company or our competitors, including the results of testing, technological innovations or new commercial products;

•	negative regulatory actions with respect to our potential products or regulatory approvals with respect to our competitors’ products;

•	changes in government regulations;

•	developments in our relationships with our partners;

•	developments affecting our partners;

•	announcements relating to health care reform and reimbursement levels for new drugs;

•	our failure to acquire or maintain proprietary rights to the gene sequences we discover or the products we develop;

•	litigation; and

•	public concern as to the safety of our products.

The stock market has experienced price and volume fluctuations that have particularly affected the market price for many emerging and biotechnology companies. These fluctuations have often been unrelated to the operating performance of these companies. These broad market fluctuations may cause the market price of our common stock to be lower or more volatile than otherwise expected.

WE WILL DEPEND ON PATENTS AND PROPRIETARY RIGHTS THAT MAY FAIL TO PROTECT OUR BUSINESS.

Although we have obtained licenses to use the rights under certain patent applications that have been filed with the U.S Patent and Trademark Office, we may not be able to obtain the protection necessary to fully cover our proposed activities. Our success will also depend on our ability to operate without infringing the proprietary rights of other parties. Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under these patents are still developing. There is no consistent policy regarding the breadth of claims allowed in biotechnology patents. The patent position of a biotechnology company is susceptible to uncertainty and involves complex legal and factual questions.

We are aware of three major manufacturers of AAT in the United States for other applications.  It is possible that those manufacturers would attempt to sell that therapeutic agent for purposes covered by the rights licensed to us.

We may have to initiate arbitration or litigation to enforce our patent and license rights. If our competitors file patent applications that claim technology also claimed by us, we may have to participate in interference or opposition proceedings to determine the priority of invention. An adverse outcome could subject us to significant liabilities to third parties and require us to cease using the technology or to license the disputed rights from third parties. We may not be able to obtain any required licenses on commercially acceptable terms or at all.

The cost to us of any litigation or proceeding relating to patent rights, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because of their substantially greater resources. Uncertainties resulting from the initiation and continuation of any pending patent or related litigation could have a material adverse effect on our ability to compete in the marketplace. If we are unable to obtain a license to patented technology we need, or could only obtain a license on terms we consider to be unacceptable, or if we were unable to design our products or processes to avoid infringement of such patented technology, our business would be harmed.

THE APPLICABILITY OF "PENNY STOCK RULES" TO BROKER-DEALER SALES OF OUR COMMON STOCK WILL HAVE A NEGATIVE EFFECT ON THE LIQUIDITY AND MARKET PRICE OF OUR COMMON STOCK.

Trading in our shares is subject to the "penny stock rules" adopted pursuant to Rule 15g-9 of the Securities and Exchange Act of 1934, as amended, which apply to companies that are not listed on an exchange and whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000 - or $2,000,000 if we have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules will affect the ability of broker-dealers to sell shares of our common stock and may affect the ability of shareholders to sell their shares in the secondary market, as compliance with such rules may delay and/or preclude certain trading transactions. The rules could also have an adverse effect on the market price of our common stock.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares. You will also find it difficult to obtain accurate information about, and/or quotations as to the price of our common stock.

THE LACK OF A BROKER OR DEALER TO CREATE OR MAINTAIN A MARKET IN OUR STOCK COULD ADVERSELY IMPACT THE PRICE AND LIQUIDITY OF OUR SECURITIES.

We have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate information about, and/or quotations as to the price of, our securities.

Item 2. Financial Information.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to Apro's operations through December 31, 2008.  For information related to the Company's operations prior to the merger transaction, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Plan of Operation

As of December 31, 2008 Apro’s efforts were largely dedicated to pursuing additional capital in order to effectuate compliance with the provisions of our licensing agreement including with the existing SRA with the RUC on the furtherance of Apro’s licensed science for the treatment of bacterial and viral disease and to be able to fund a recently executed SRA with the RUC for the furtherance of Apro’s licensed science for the treatment of viral disease.

Liquidity and Capital Resources

Apro reported a net loss of $1,046,902 during the nine months ended December 31, 2008, which included $449,017 in non-cash expenses for stock-based compensation.

As of December 31, 2008, Apro had a working capital deficit of $974,120, consisting of current assets of $8,951 and current liabilities of $983,071. This represents an increase of $564,482 from the working capital deficit of $409,638 at March 31, 2008. Apro’s current assets consisted primarily of cash.  With the consummation of the merger transaction and related financing, we believe that our current working capital position is now sufficient to continue with the research and development activities and support our level of operations for the near term.

As of March 31, 2009 we were successful in consummating the transaction with Apro and the financing that was proposed in association with that transaction. As a result of consummating the transaction with Apro and the associated financing, we anticipate increasing our research and development activities commensurate with the requirements associated with our pending expected execution of two new SRA agreements with the RUC and the associated expenditure levels that will be required by those agreements.  We presently anticipate that the aggregate annual expenditure levels required by these two pending SRA agreements will aggregate in a range of approximately $550,000 to $650,000 annually, and require we expend those amounts for a period of two to three years from the date of the agreements.  We presently anticipate that we will execute these agreements in the next 30-60 days, now that the transaction with Apro, and the associated financing contemplated therewith, has occurred.

The working capital deficit of $974,120 at December 31, 2008 compared to a working capital deficit of $1,037,723 at December 31, 2007.  The improvement between the periods of $63,603 was primarily attributable to the decrease in notes payable to MaxCure Pharmaceutical, Inc., which indebtedness was cancelled upon completion of the merger between Apro and MaxCure on March 31, 2008.

The decrease in working capital during the nine months ended December 31, 2008 primarily represents amounts owed on Sponsored Research Agreements with the RUC and to a lesser extent, general and administrative expenses, including back wages and benefits. As a result of the closing of the transaction with Apro (see subsequent events), we have been provided approximately $1,500,000 in incremental working capital after payment of legal, investment banking, the BOCO bridge loan, and accounting fees associated with the transaction.

Our most significant expenditures for the fiscal year ending March 31, 2009 are SRA payments to the UCHSC and general and administrative expenses including legal expenses to further advance and protect our intellectual property.  In addition, we are continuing to be obligated to fund SRA activities at the UCHSC to further delineate our scientific and research opportunities.

Furthermore, we continue to incur operating expenses of approximately $60,000-80,000 per month, including (a) amounts for salaries and other corporate overhead; (b) research and development expenses; and (c) legal and accounting fees associated with our patent filings and anticipated status as a public company. We expect to continue depleting our working capital until such time, if ever, we successfully sublicense or commercialize one of our Pending or Issued Patents. Our existence depends on our ability to raise additional funding from outside sources.

We have not yet received any revenue or licensing royalties. We have historically relied on equity financings or loans (including loans from our officers and related parties) to continue funding our operations. As of December 31, 2008, we had $25,000 in outstanding convertible debt, from a related party which is due June 30, 2010 and $50,000 in a short term bridge note, from a separate party, was due March 31, 2009 and has been paid off.  In conjunction with the issuance of the convertible debt and short term bridge note, we incurred significant stock based compensation charges in the nine month period ending December 31, 2008 from the issuance of common stock purchase warrants, and the beneficial feature of the convertible note, both of which resulted in Black-Scholes stock based compensation charges from their issuance and conversion features.

During the nine months ended December 31, 2008, Apro’s expenses for research and development were $241,300. This compares to $270,400 expensed during the nine months ended December 31, 2007 and reflects a $29,100 decrease from the nine month period ending December 31, 2007. This is partially attributable to a decrease in research activities at Colorado State University.

Net cash used by Apro in operating activities during the nine months ended December 31, 2008, was $55,786 compared to $ $571,311 during the nine months ended December 31, 2007, a decrease of $515,525 for the nine month period.

Net cash used by Apro in investing activities was $35,401 in the nine months ended December 31, 2008 compared to $2,953 in the nine months ended December 31, 2007.

Net cash provided by Apro financing activities was $82,294 in the nine months ended December 31, 2008 compared to $533,000 in the nine months ended December 31, 2007.

Results of Operations – Fiscal Year Ended March 31, 2008 Compared to Fiscal Year Ended March 31, 2007

    For the twelve months ended March 31, 2008, Apro recorded a net loss of $1,812,567, compared to a loss for the corresponding period of 2007 of $1,100,674. In neither period did by Apro report any revenue except interest income.

    Apro’s General and administrative expense increased to $790,873, including $703,367 of stock based compensation expense for the twelve months ended March 31, 2008 compared to $198,531, including $65,664 of stock based compensation during the same period of 2007, an increase of $637,703.

    Apro’s total compensation and payroll taxes increased from $329,108 in the Twelve month period of 2007 to $454,931 for the Twelve month period of 2008, an increase of $125,823 or 38.23%.  Research and development decreased from $505,760 for the twelve month period of 2007 to $385,437 for the comparable period of 2008 a decline of 23.79%. to $49,425 for the Twelve months ended March 31, 2008 compared to $5,520 for the comparable period in 2007, an increase of $43,905.

Results of Operations – Nine Months Ended December 31, 2008 Compared to the Nine Months Ended December 31, 2007

For the nine months ended December 31, 2008, Apro recorded a net loss of $1,046,902 compared to a loss for the corresponding period of 2007 of $1,460,687. In neither period did Apro report any revenue except interest income.

Apro’s general and administrative expense decreased to $495,446 for the nine months ended December 31, 2008 compared to $735,704 during the same period of 2007, a decrease of $240,258 or 32.6%. The biggest factor contributing to the decrease was stock based compensation expense declined from $650,507 for the nine month period of 2007 to $449,017 in the nine month period ending December 31, 2008. Total compensation and payroll taxes decreased from $324,270 in the nine month period of 2007 to $178,509, a decrease of $145,761 or 44.9%. Research and development expenses decreased from $270,400 for the nine month period of 2007 to $241,300 for the comparable period of 2008, a decline of 10.8%. Professional fees including legal and accounting expense increased 16.28% to $103,798 from $89,265, primarily due to costs associated with its pursuit of becoming a publicly traded security.

    Included in general and administrative expense was stock based compensation expense of $449,017 for the nine months ended December 31, 2008, compared to $650,507 for 2007. During the nine months ended December 31, 2008, we granted stock options to directors to purchase shares of common stock at an exercise price of $1.25 per share.  Apro used an option pricing model to value the vested warrants at $448,566.  Apro also issued shares of its common stock to ULEHI pursuant to the anti-dilution provision of Apro’s and now the Company’s licensing agreement with the RUC.

    During the nine month period ending December 31, 2007, Apro included in general and administrative expense stock based compensation expense of $650,507. Of this expense, $490,386 was associated with the issuance of common stock purchase warrants, exercisable at $.02 to a consultant.  The consultant exercised the warrants on March 31, 2008.  Additionally, $109,680 in stock based compensation charges was associated with the issuance of common stock purchase warrants to an employee and a Director, for which Apro incurred a stock based compensation charges of $109,680 and $21,915 respectively.

    Apro’s interest expense decreased to $23,229 for the nine months ended December 31, 2008 compared to $33,488 for the comparable period in 2007, a decrease of $10,259, or 30.6%.

Item 3. Properties.

    The Company has no materially important physical properties.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

    The following table sets forth certain information concerning the beneficial ownership of Company’s Common Stock as of April 3, 2009 by (i) each person who has been selected to serve as a director, (ii) each person selected to be an executive officer, (iii) all persons selected to become directors and executive officers as a group and (iv) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock. The calculation of the percentage owned is based on 23,764,567 shares of Common Stock outstanding on that April 3, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Vicki D. E. Barone
5350 South Roslyn, Suite 400	1,991,414 (1)	8.17%
Greenwood Village, CO 80111

Steven M. Bathgate
5350 South Roslyn, Suite 400	2,120,164 (2)	8.71%
Greenwood Village, CO 80111

Dr. Paul Dragul(4)
ENT Physicians	435,000 (3)	1.81%
950 Harvard Ave., Ste. 500
Denver, CO 80202

Honorable Al Kramer
64 Humphrey Street	875,000 (4)	3.67%
Swampscott, MA 01907

Dr. Michael Iseman
National Jewish Health	75,000 (5)	0.31%
1400 Jackson St., Ste. J223
Denver, CO 80206

Michael Wort(7)
Chittern Cottage, Church Grove	1,050,000 (6)	4.41%
Little Chalfont
Buckinghamshire, HP6 6SH England

Edward C. Larkin
5350 South Roslyn, Suite 400	500,000 (7)	2.10%
Greenwood Village, CO 80111

Charles A. Dinarello
Univ. Colorado Denver	-0-	--
Division Infectious Disease
12700 E 19th Street
Aurora, CO 80045

All Persons Selected to be Officers and Directors as a Group	5,883,828(8)	23.03%
(8 persons)

Dr. Leland Shapiro
Denver Veterans Affairs Medical Center	3,368,750 (9)	14.18%
1055 Clermont St, Box 111 L
Denver, CO 80220

David C. Olson
7405 Sagebrush Drive	1,748,750 (10)	7.34%
Parker, CO 80138

David W. Floor
5820 Tolcate Woods	1,293,750	5.44%
Salt Lake City, UT 84121

University License Equity Holdings, Inc.
4740 Walnut Street, Suite 100	1,427,834	6.01%
Boulder, CO 80309

BOCO Investments, LLC
103 West Mountain Ave.	2,375,000 (11)	9.99%
Fort Collins, Colorado 80524

(1)
Includes 218,750 shares held directly by Vicki D.E. Barone (of which 25,000 shares are held by her IRA) and 609,914 shares underlying common stock purchase warrants held by Ms. Barone. Also includes 1,162,750 shares held by Bathgate Partners LLC, of which Ms. Barone is a Senior Managing Partner.

(2)
Includes 210,000 shares owned by Mr. Bathgate, 25,000 shares directly owned by Mr. Bathgate’s IRA, 137,500 shares owned by Mr. Bathgate’s wife, 25,000 shares underlying a convertible note held by Mr. Bathgate’s wife, 50,000 shares underlying common stock purchase warrants held by Mr. Bathgate wife, and 509,914 shares underlying common stock purchase warrants held by Mr. Bathgate. Mr. Bathgate disclaims beneficial ownership of all of Mrs. Bathgate’s shares.  Also includes 1,162,750 shares owned by Bathgate Partners LLC, of which Mr. Bathgate is a Senior Managing Partner.

(3)	Includes 125,000 shares directly owned by Dr. Paul Dragul and 310,000 shares underlying common stock purchase warrants held by him.

(4)	Includes 775,000 shares owned by the Honorable Al Kramer and 100,000 shares underlying common stock purchase warrants held by him.

(5)	Includes 75,000 shares underlying common stock purchase warrants held by Dr. Iseman.
(6)	Includes 1,000,000 shares of common stock owned by Mr. Wort and 50,000 shares underlying common stock purchase warrants to be held by him.
(7)	Represents 500,000 shares of Common Stock owned by Mr. Larkin.
(8)	Includes the shares listed in footnotes (1) through (8).
(9)	Represents 3,368,750 shares of Common Stock owned by Dr. Shapiro.
(10)
Includes 73,750 shares owned directly by David C. Olson and 50,000 shares underlying common stock purchase warrants held by him.  Also includes 15,000 shares owned by the wife of David Olson; 750,000 shares owned by RBO, LLC a limited liability Company owned by his wife; 350,000 shares owned by Associate Capital Inc., a company controlled by David Olson; 500,000 shares owned by D & R Concepts, Ltd, LLLP, a company owned by David Olson and his wife; and 10,000 shares owned by the son of David C. Olson.

(11)
Represents 1,550,000 shares owned directly by BOCO Investments, LLC, and approximately 845,000 shares currently issuable upon the exercise of warrants. Does not include approximately 4,250,000 shares underlying common stock purchase warrants held by BOCO Investments, LLC because of a provision in the warrants prohibiting warrant exercise if the exercise would increase the beneficial ownership of BOCO Investments, LLC above 9.99%.

Item 5. Directors and Executive Officers.

The following table sets forth the names and ages of each of the persons designated to become members of the Company’s Board of Directors and Executive Officers of the Company.

NAME	AGE	POSITIONS AND OFFICES TO BE HELD

Vicki D. E. Barone	49	Chairperson of the Board
Michael Wort	58	Director
Michael D. Iseman, M.D.	69	Director
Steven M. Bathgate	54	Director
Hon. Albert L. Kramer	75	Director
Paul H. Dragul, M.D.	75	Director
Edward C. Larkin	58	Interim Chief Financial Officer
Charles A. Dinarello, M.D.	66	Acting Chief Executive Officer

    There is no family relationship between any Director or Executive Officer of the Company.

    The directors named above will serve until the first annual meeting of the Company’s stockholders following completion of the Merger or until their respective successors have been appointed and duly qualified.  Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.  Except for the plan described herein to appoint new directors following the consummation of the Merger , there is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

Vicki D. E. Barone has served as Chairperson of the Board of Apro since March 31, 2008.  Since 1996, Mrs. Barone has served as the Chief Financial and Compliance Officer for Bathgate Capital Partners LLC (“BCP”), a full-service Investment Bank focused on the microcap space. In addition, as Senior Managing Partner and a member of the Commitment Committee, she actively manages the corporate finance projects of the firm.  She is very active in the National Investment Banking Association and served on the board from 2005 to 2007 and served as Chairperson for 2007 and Secretary and Treasurer for 2006.  Prior to joining BCP in 1996, she owned and operated her own financial services firm for five years, offering accounting and financial planning services to small businesses and individuals. She served as the Chief Financial Officer of a small public company and gained auditing experience with KPMG Peat Marwick (Denver). She is a Certified Public Accountant and a Certified Financial Planner and has been licensed to sell securities since 1983. Vicki received her BS in Finance in 1982 and MS in Accounting from the University of Colorado in 1993.

Michael Wort is a Chartered Graduate Biologist with a background in Industrial Microbiology. He has lectured both in the UK and overseas in Industrial, Pharmaceutical and Medical Microbiology. He spent 16 years in the pharmaceutical industry in a variety of sales, marketing and general management positions with Glaxo, SmithKline and Wellcome both in the UK and overseas.  In 1992 he was appointed Investor Relations Manager at Wellcome and was responsible for the global communications program for the £2.4 billion secondary offering of Wellcome shares by the Wellcome Trust. After 3 years as IR manager for this company, in 1995 he left to set up Genus Communications, the first specialist communications agency in Europe for emerging biotechnology companies. During 9 years as a small-cap specialist in the healthcare industry, he has been involved in more than 10 initial public offerings and over 20 secondary fundings raising more than £200 million. In 1997 - 1999  he was also involved in the privatization of the Bulgarian Pharmaceutical Industry, being appointed Chief Executive Officer, after helping with the fund raising, to integrate the three pharmaceutical factories in Bulgaria into a single cohesive organization with consistent global policies and procedures. He was a consultant to the Close Brothers life science team and is non-Executive director of AudioVisual Prescriptions Limited.  Additionally, Mike is Managing Director of Beckpharma, Ltd., a London based pharmaceutical development company and is now Managing Director of De Facto, having sold his communication business into Bell Pottinger, the UK's largest communication agency.

Michael D. Iseman, M.D. has bee a Director of Apro since October 2008.  Dr. Iseman has been a Professor of Medicine at the University of Colorado Health Science Center since 1980 with appointments in both the Division of Pulmonary Medicine and Infectious Diseases.  Since 1983 he has also been a physician with the National Jewish Medical and Research Center in Denver, CO  and currently serves as its Chief of the Clinical Mycobacterial Disease Service.  His primary research interests relate to drug-resistant tuberculosis and disease due to the “atypical mycobacteria.”    He has been a consultant for the Colorado State Health Department, The U.S. Centers for Disease Control and the World Health Organization.  He was Editor-in-chief of the International Journal of Tuberculosis and Lung Diseases and author of the textbook published in 2009 called “A Clinician’s Guide to Tuberculosis.”  He has received numerous honors including the Edward Livingston Trudeau award from the American Thoracic Society and American Lung Association (2005), the Gold Medal for Clinical Excellence of the Columbia Alumni Association (1995), election to the Colorado Pulmonary Hall of Fame (1997), the Governors’ Community Service Award from the CHEST Foundation (2004) and the Robert W. Schrier Award for Excellence from the Department of Medicine of the University of Colorado (2007).  Dr. Iseman received his undergraduate degree with honors from Princeton in 1961, and his MD from Columbia College of Physicians and Surgeons in 1965.

Steven M. Bathgate has been a Director of Apro since April 2008.  Since 1996, Mr. Bathgate has served as Senior Managing Partner of Bathgate Capital Partners LLC, formerly known as Bathgate McColley Capital Group.  Prior to starting BCP, he was the Chairman and Chief Executive Officer of Cohig & Associates, Inc., an Investment Bank specializing in public and private financing for emerging growth companies. His other previous experience includes employment by Wall Street West, Dain Bosworth, Inc., and the National Association of Securities Dealers, Inc.  Mr. Bathgate currently serves on the Board of Directors of Peerless Systems Corp. (Nasdaq: PRLS) and formerly served on the Board of Directors of Birner Dental Services Management Inc. (Nasdaq: BDMS).  He received his BS degree in Finance from the University of Colorado.

Honorable Albert L. Kramer has been a Director of Apro since April 2008.  Judge Kramer has served as an attorney, a State District Court Judge for the State of Massachusetts, Chief Policy Advisor to the Governor of Massachusetts and a Massachusetts State Legislator.  Since 1993, Judge Kramer has been in private practice and also served as In-house Counsel to Syratech Corporation from 1993 to 2005 and as Chief Counsel to Travelers Marketing, LLC since 2004.   During his 18-years on the bench, Judge Kramer served as District Court Judge for Quincy District from 1975 to 1992. Judge Kramer was an Adjunct Professor in Criminal Justice at Brandeis University’s Florence Heller Graduate School and a lecturer at Harvard School of Public Health and John F. Kennedy School of Government.  Judge Kramer received his undergraduate and law degrees from Boston University in 1954 and 1957, respectively.

Paul H. Dragul, M.D. has been a Director of Apro since October 2006.  Dr. Dragul has been President of an Associates of Otolaryngology since 1989 and practicing at Faces First Center for Cosmetic Surgery in Denver, Colorado since 1969.  Dr. Dragul graduated from the University of Cincinnati College of Medicine and received a Bachelor of Science degree in Pharmacy from the University of Cincinnati.  Dr. Dragul performed his Surgery Residency at Battan Memorial Hospital in Albuquerque, New Mexico and his Otolaryngology Residency at the University of Colorado Medical Center.  Dr. Dragul is a member of the American Academy of Otolaryngology, American Academy of Otolaryngic Allergy, Colorado Otolaryngology Society, Colorado Medical Society, Arapahoe Medical Society and Otolaryngic Allergy Society of Pan America.  Dr. Dragul has over 30 years of experience and has advance training in Rhinoplasty (cosmetic nasal surgery), blepharoplasty (eyelid surgery), sinus and ear infections, voice problems, tonsillitis, allergy testing and treatments, septoplasty, endoscopic sinus surgery, neck and head surgery.

Edward C. Larkin has been Interim Chief Financial Officer of Apro since January 2007.  Since April of 2002, Mr. Larkin has served as Director of Corporate Finance for Bathgate Capital Partners LLC.  Mr. Larkin has 32 years of experience in the securities industry, enveloping most areas of broker-dealer operational expertise, including accounting, operations, compliance, management, research and corporate finance.  Prior to joining BCP, Mr. Larkin has held diverse positions at Cohig & Associates, including acting as President, Chief Financial Officer, Director of Research and Managing Director, Corporate Finance.  He is one of the 12 founding members of the National Investment Banking Association (“NIBA”) and served on the Board of Directors from 1997 to 2000.  Mr. Larkin has acted as an Outside Director for three NASDAQ companies.  He received his BS degree in Finance and Marketing from the University of Colorado in 1973 and an MBA from the University of Denver in 1974.

Dr. Charles A. Dinarello, M.D. has been selected to become the Acting Chief Executive Officer after the merger.  Dr. Dinarello has been Apro's principal investigator for cell graft rejection and has been a member of the Company’s Scientific Advisory board since October 2008.  Dr. Dinarello is Professor of Medicine at the University of Colorado School of Medicine in Denver. Until 1996, he was Professor of Medicine at Tufts University School of Medicine and a staff physician at the New England Medical Center Hospital in Boston. Dr. Dinarello received his medical degree from Yale University and his clinical training at the Massachusetts General Hospital. From 1971 to 1974, he was a clinical associate and from 1975 to 1977 a senior investigator at the National Institutes of Health in Bethesda. Dr. Dinarello has published over 700 original research articles on cytokines, particularly Interleukin-1 (IL-1) and Tumor Necrosis Factor. The Institute for Scientific Information listed him as the world's fourth most cited scientist (all sciences) for the 20 years of 1983-2003.  He was elected into the United States National Academy of Sciences in 1998 and is currently a member of the editorial board of Proceedings of the National Academy of Sciences.  Dr. Dinarello is a Director of Techne Corporation (NASDAQ NNM: TECH), and serves on the Scientific Advisory Boards of Senesco Technologies, Inc., Source MDx, Aveo Pharmaceuticals, Inc., GlobeImmune, Inc., and Capstone.

Board Committees

The Company does not currently have an audit committee or an "audit committee financial expert" because it is not legally required to have one and due to the limited size of the Company's operations, it is not deemed necessary. The Company presently has no compensation or nominating committee.

Scientific Advisory Board

The following sets forth biographical information as to the business experience of each member of the Scientific Advisory Board.

Dr. Leland Shapiro is the Company’s principal investigator for the viral and bacterial pneumonia applications and member of the Scientific Advisory board since October 2008. Dr. Shapiro is an Associate Professor of Medicine, University of Colorado School of Medicine and a Staff Physician at the Denver Veterans affairs medical center.   Dr. Shapiro received BA and BS degrees from Tufts University and graduated from the University of Massachusetts School of Medicine.  He obtained medical training as a resident in internal medicine at the University of North Carolina at Chapel Hill, where he also served as Chief Medical Resident.  This was followed by Infectious Diseases fellowship clinical and scientific training at the Tufts New England Medical Center in Boston, where he worked in the laboratory of Dr. Charles A. Dinarello as a post-doctoral fellow in Infectious Diseases.  He was selected as a fellow of the American College of Physicians for outstanding achievements in the areas of clinical care and scientific investigation.    Current research projects include investigating the role of innate immunity (including natural and synthetic serine protease inhibitors) in the pathogenesis of several diseases, including those considered bio-weapons.  These endogenous proteins appear to be potent and natural circulating substances that naturally protect people from disease. This research focus has expanded into several novel and surprising areas which will be the subject of upcoming publications.  Dr. Shapiro also studies the recently described cytokine Interleukin-18 in HIV pathogenesis in several models in vitro.  Also, stress-activated mitogen activated protein (MAP) kinase signaling pathways are being assessed in HIV pathogenesis.

Dr. James Mier has been a member of the Company’s Scientific Advisory board since October 2008 and is an Associate Professor of Medicine at Beth Israel Deaconess Medical Center, a teaching hospital of Harvard Medical School. He is also a practicing physician in the Division of Hematology-Oncology at Beth Israel. Dr. Mier has been a Member of Scientific Advisory Board of Senesco Technologies Inc., since April 12, 2007.  Dr. Mier's research is funded by the NIH and he is a member of numerous professional societies.

Dr. James D. Crapo has been a member of the Company’s Scientific Advisory board since October 2008 and has been Executive Vice President for Academic Affairs of National Jewish Medical and Research Center in Denver, Colorado Since 1996. Dr. Crapo serves as President of the Fleischner Society. He served as the Chief Executive Officer of Aeolus Pharmaceuticals Inc. (formerly Incara Pharmaceuticals Corp.) and President of the American Thoracic Society. He served as Interim Principal Executive Officer of Lifevantage Corporation. Throughout his professional career he has been active in numerous professional societies, including service on the NHLBI Advisory Council. He has had an extensive career as a leading research scientist, administrator, practicing physician and clinical investigator. In addition to his administrative duties at National Jewish, his responsibilities include clinical care of patients and scientific research. He is one of the scientific co-founders of Incaras catalytic antioxidant drug development program and has been the programs chief scientific officer since its inception. He is one of the inventors on a majority of the programs patents and is also serving as the Medical Director for Incaras ALS clinical program. He maintains a large research program focused on the role of oxidants and anti-oxidants in the causation and treatment of diseases. He founded the Incaras antioxidant program with Irwin Fridovich, Ph.D., and both are recognized as world leaders in antioxidant research. He was the first scientist to extend Dr. Fridovich and Dr. McCord's (Director of Science for Lifeline Therapeutics) original discovery of SOD to mammalian models of disease. He has been Chairman of the Department of Medicine at the National Jewish Medical and Research Center in Denver, Colorado from 1996 to 2004. He has been Chairman and Director of Lifevantage Corporation since August 25, 2007 and April 6, 2005 respectively. He has been a Director of Lifeline Therapeutics, Inc. since April 6, 2005 and serves as the Member of Advisory Board at Oriel Therapeutics Inc. Dr. Fridovich is James B. Duke Professor of Biochemistry, Emeritus, Duke University Medical Center, was a co-discoverer of superoxide dismutase, one of the bodys primary antioxidant enzymes. He was the first scientist to extend Dr. Fridovichs original discovery of superoxide dismutase to mammalian models of disease. Prior to 1996, he served as the faculty of Duke University Medical Center where he served for 17 years as the Chief of the Pulmonary and Critical Care Medicine Division. He is the author of more than 200 original scientific publications, numerous book chapters and seven textbooks.

Item 6. Executive Compensation.

No compensation has been paid and no stock options granted to the Company’s sole officer and director during its last three fiscal years ended December 31, 2009.

The following table sets out the compensation paid by Apro during the fiscal years ended March 31, 2008, 2007 and 2006 in respect to each of the individuals who were Apro’s chief executive officer and Executive Vice President at any time during the last fiscal year and Apro’s most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

David Olson	2008	$150,000	—	$29,739	$179,739
CEO (1)	2007	$150,000	—	$26,553	$176,553
	2006	—	—	—	—

David Floor	2008	$150,000	—	$24,652	$174,657
Exec. VP (2)	2007	$150,000	—	$19,332	$169,332
	2006	—	—	—	—

Edward C. Larkin	2008	$60,000	—	$13,049	$73,049
Interim CFO (3)	2007	—	—	—	—
	2006	—	—	—	—

Michael Wort	2008	—	—	—	—
Executive VP (4)	2007	—	—	—	—
	2006	—	—	—	—

Vicki D.E. Barone	2008	—	$73,400	—	$73,400
Chairperson of the	2007	—	—	—	—
Board (5)	2006	—	—	—	—

_____________

(1) In Fiscal 2007, the amounts listed for Mr. Olson include $6,250 in accrued salary which was paid in the first Fiscal Quarter of 2008 (June, 2008).   In Fiscal 2008 the amounts listed include $75,000 in accrued salary which was not paid in Fiscal 2008 and remains unpaid through December 31, 2008.  Mr. Olson acted as the Apro’s CEO and President from inception through May 31, 2008 when he resigned his capacities as an officer.  Mr. Olson also acted as Apro’s Chairman of the Board from inception through its merger with MaxCure on March 31, 2008.  Mr. Olson acted in a capacity as a Director of the Corporation from the completion of Apro’s merger with MaxCure on March 31, 2008 until October 1, 2008 when he resigned from the Board.

Other Compensation includes $13,309 in accrued health insurance premiums, which were not reimbursed until the first Fiscal quarter of 2008 (June, 2008).  Mr. Olson’s health insurance premium reimbursements were paid to Summit Financial, Inc., an entity controlled by Mr. Olson, and who carried the health insurance for Mr. Olson.

In Fiscal 2007, other compensation also includes car allowance of $7,200 of which $600 was paid in the first Fiscal Quarter of 2008 and $1511.71 in accrued cell phone and other communications expense, of which $879.24 was not paid until the first Quarter of Fiscal 2008. In Fiscal 2008, other compensation also includes car allowance of $7,200 of which $3,600 had not been paid as of December 31, 2008 and $1,941 in reimbursed cell phone expense in Fiscal 2008.

(2) In Fiscal 2007, the amounts listed for Mr. Floor include $6,250 in accrued salary which was paid in the first Fiscal Quarter of 2008 (June, 2008).   In Fiscal 2008, the amounts listed include $75,000 in accrued salary which was not paid in Fiscal 2008 and remains unpaid through December 31, 2008.

For Fiscal 2007, other compensation includes health insurance premiums of $12,732 of which $9,549 was accrued but has not been reimbursed to Mr. Floor for Fiscal 2007, through December 31, 2008.  Health insurance premiums of $12,738 for fiscal 2008 are included in other compensation.

Other compensation also includes car allowance of $6,600 in Fiscal 2007 of which $600 was paid in the first Fiscal Quarter of 2008.  In Fiscal 2008, other compensation also includes car allowance of $7,200 of which $3,600 had not been paid as of December 31, 2008 and $4,719 of reimbursed cell phone and other communications costs expense in Fiscal 2008.

(3) From its formation on December 26, 2006, Mr. Larkin acted as a Director and the Chief Financial Officer of MaxCure Pharmaceutical, Inc. (“MaxCure”) through March 31, 2008 when it merged with Apro.  Mr. Larkin also acted, as the acting Chief Financial Officer for Apro from April 1, 2007.  During the Fiscal Year 2008, Apro paid $30,000 of Mr. Larkin’s salary, and MaxCure paid $30,000 of Mr. Larkin’s salary.  Mr. Larkin was not compensated by MaxCure or Apro during Fiscal 2007.  Mr. Larkin devoted approximately 50% of his time to MaxCure and Apro’s’s affairs during Fiscal 2008, with the remaining being devoted to his employment with Bathgate Capital Partners LLC, an affiliate of Apro.

Other compensation for Mr. Larkin includes reimbursement of health insurance premiums of $13,049 that was paid to Bathgate Capital Partners LLC, an affiliate of Apro, during Fiscal 2008 for direct reimbursement of Mr. Larkin’s health care costs.

(4) Mr. Wort acted as Apro’s Executive Vice President from Apro’s inception through September 20, 2006, when he resigned.  Mr. Wort received no compensation during the period of his acting as an officer of Apro.  Subsequently, on October 1, 2008, Mr. Wort became a Director of Apro.

(5) Ms. Barone was elected, Chairperson of MaxCure on August 22, 2007.  Ms Barone was awarded 100,000 Common Stock Purchase Warrants to purchase shares of MaxCure’s common stock exercisable at $1.00 per share that expire on October 31, 2012.  In conjunction with the issuance to Ms. Barone, MaxCure incurred a Black-Scholes charge for stock based compensation of $73,400, in MaxCure’s third Fiscal Quarter of 2008 (March).  Ms. Barone assumed the Chair of the Company upon the completion of Apro’s merger with MaxCure on March 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards of Apro at March 31, 2008:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Vicki D. E. Barone, Chairperson of the Board	100,000	–	$1.00	10/31/2012	_	_	_	_

Employment Arrangements

On March 1, 2006, Apro entered into employment contracts with its former CEO and President, David C. Olson and its Executive Vice President, David Floor.  The agreements provided for an initial term of approximately three years expiring March 31, 2009.  The agreements also provided for an automatic one year renewal, provided that unless nine months in advance of the expiration of the agreement written notice to the employee was given that the agreement would not be extended for a one year term.  Messrs. Floor and Olson were each entitled to a base salary of $12,500 per month through the term of the agreement.  On May 31, 2008, David C. Olson resigned as Apro’s Chief Executive Officer and President.  Subsequently on October 1, 2008 Olson resigned his remaining capacity as a Director of Apro.

On March 11, 2009, Apro entered into a settlement and termination agreement with David C. Olson.  Pursuant to this agreement, Mr. Olson agreed to settle any and all claims with Apro for a lump sum payment of $45,000 and 60,000 shares of our common stock to be paid at the closing of the merger transaction with Apro, which has now been paid.

In January 2009, Apro entered into a settlement and termination agreement with David Floor, its Executive Vice President.  Pursuant to this agreement, Mr. Floor has agreed to settle for a lump sum payment of $95,000 ($75,000 in compensation and $20,000 in unreimbursed expenses) and 50,000 shares of our common stock to be paid within five (5) business days of the closing of the merger transaction with Apro.

As a result of the closing of the merger, it is expected that Edward Larkin will be paid a salary to be determined plus health insurance for his services as Interim Chief Financial Officer.  It is expected that Dr. Charles Dinarello will not receive any direct compensation from the Company for his services as Acting Chief Executive Officer of the Company, but that he will be compensated through research agreements between Apro and the University of Colorado Health Sciences Center.    No compensation arrangements have yet been determined for compensation of Vicki Barone related to her position as Chairperson of the Board.

Compensation of Directors

Through Fiscal 2008 neither Company nor Apro have paid any cash to their directors for their services. From inception through March 31, 2008 Apro has had only one non-officer director, Dr. Paul Dragul, who was elected to the Board of Directors of Apro on October 16, 2006. The directors are reimbursed for all expenses incurred by them in attending board meetings.

The following table sets forth a summary of the compensation Apro paid to its non-executive officer directors in Fiscal 2008:

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	All Other Compensation	Total

Paul H. Dragul (1)	—	—	$22,305	—	$22,305
_____________________

(1)  Dr. Dragul was awarded 30,000 Common Stock Purchase Warrants on April 30, 2007 for his initiating service as a director of Apro during Fiscal 2007.  These warrants are exercisable at $1.10 per share and expire April 30, 2012.  In conjunction with this award Apro incurred a Black-Scholes SBC charge of $22,305.00 which is included under warrant awards in the table directly above.  Information related to the criteria used to calculate the Black-Scholes charge can be found under footnote 7.  In April 2008 Dr. Dragul was granted warrants to purchase 100,000 shares of Common Stock at $1.25 expiring April, 15, 2015 for Board service on Apro’s Board of Directors during Fiscal 2009.  These warrants vest for each quarter initiated of Board Service for Fiscal 2009.

Subsequent to the Fiscal 2008 year end, Ms. Barone, Mr. Bathgate, Mr. Olson, Mr. Kramer and Dr. Dragul were authorized to be issued 100,000 Common Stock Purchase Warrants for Board Service to be served in Fiscal 2009 (March).  The warrants are exercisable at $1.25 per share and expire on April 15, 2015.  The warrants vest over four quarters with one fourth of the warrants vesting for the initiation of each quarters Board service.

On August 6, 2008 Dr. Iseman was appointed to the Apro Board of Directors. Upon his appointment he was granted a warrant to purchase 75,000 shares of our common stock at $1.25 which expire on August 6, 2015. The Warrants vest equally in 3 quarterly tranches over the remainder of the fiscal year (March, 2009) and vest upon initiation of each Fiscal Quarter’s Board service.

In conjunction with Mr. Wort’s appointment on October 1, 2008 Mr. Wort was issued 50,000 Common Stock Purchase Warrants for Board service during the remaining two quarters of Fiscal 2008.   The warrants vest over the remaining two quarters of Board service during Fiscal 2008, and are exercisable at a price of $1.25 and expire on October 1, 2015, and vest upon initiation of each Fiscal Quarter’s Board Service.

It is expected that in the future Directors of the Company will receive options or warrants to purchase 100,000 shares of the Company’s Common Stock during the first year of their service as Directors and 50,000 shares for each year of service thereafter.  Such options or warrants would vest as to one fourth of the shares per quarter of service on the Board.

Compensation Committee Interlocks and Insider Participation

    None.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Vick D.E. Barone, the Chairperson of the Board of Apro, is Senior Managing Partner of Bathgate Capital Partners LLC.  Bathgate Capital Partners LLC provided investment banking services to MaxCure from its inception through its merger with Apro on March 31, 2008.  Bathgate Capital was paid $52,710 for investment banking services in Fiscal 2007 and $41,000 for Investment Banking Services in Fiscal 2008, and additionally was issued a total of 30,000 Placement Agent Warrants to purchase shares of MaxCure’s Common Stock at a price of $1.00 per share expiring December 31, 2012.  15,000 of these Warrants were assigned by Bathgate’s initial issuance to an Employee of Bathgate who is not affiliated with Apro.  Additionally, upon the closing of Apro’s merger with MaxCure on March 31, 2008 Mr. Steven M. Bathgate, a Senior Managing Partner of Bathgate Capital Partners LLC, was elected to the Board of Directors of Apro.  Apro also paid Bathgate Capital Partners LLC a finder’s fee of $750 during Fiscal 2008.

Bathgate Capital Partners LLC has provided approximately 500 square feet of office space, telephone, fax, and copying equipment without charge to MaxCure and Apro since approximately February 15, 2007.  Such an arrangement may be discontinued at any time without notice.

Bathgate Capital Partners LLC was issued warrants to purchase 1,750,000 shares of the Company’s Common Stock at an exercise price of $0.001 per share as an advisory fee in connection with the closing of the Merger.  In addition, Bathgate Capital LLC was paid a cash commission of $112,500 (6% of the amount raised) in a private offering of securities that occurred concurrently with the closing of the Merger and was issued warrants to purchase an additional 504,900 shares of the Company's Common Stock (56,100 shares at $.25 per share, 224,400 at $.50 per share and 224,400 at $1.00 per share).

Director Independence

Of the persons selected to serve as Directors of the Company, Dr. Paul H. Dragul, Michael Wort and Dr. Michael D. Iseman will be "independent directors" as defined under the rules used by the NASDAQ Stock Market.

Item 8. Legal Proceedings.

    None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

    Our common stock currently trades on the Over-the-Counter Bulletin Board under the trading symbol AAFS. The common stock began trading in December, 2007.

   The following table sets forth the high and low closing bid prices of our common stock on for the periods indicated in 2008 and 2007.

	Closing Bid Price
2008	High	Low
First Quarter	$1.25	$0.52
Second Quarter	$1.05	$1.01
Third Quarter	$0.55	$0.20
Fourth Quarter	$1.01	$0.55

	Closing Bid Price
2007	High	Low
Fourth Quarter	$1.25	$0.25

    On March 24, 2009, the closing bid price of our common stock in the OTC Bulletin Board was $0.50 per share and our volume was 0 shares.

APPROXIMATE NUMBER OF HOLDERS OF COMMON STOCK

    As of March 31, 2009, the number of holders of record of our common stock was approximately 240.

DIVIDENDS

    Holders of common stock are entitled to receive such dividends as may be declared by our Board of Directors. No dividends on the common stock were paid by us during the periods reported herein nor do we anticipate paying dividends in the foreseeable future.

Item 10. Recent Sales of Unregistered Securities.

MAXCURE PHARMACEUTICAL, INC.

During January and February 2007, Maxcure sold 2,000,000 shares of its common stock to its founders and other insiders for an aggregate of $2,000, or $0.001 per share.

During January 2007, Maxcure sold 2,500,000 shares of its common stock to Bathgate Capital Partners LLC ("BCP"), a registered broker-dealer, for $50,000, or $0.02 per share.

The sales of common stock to the founders, insiders and BCP were made in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act").  The sales were made without any general solicitation to sophisticated investors who were provided with complete information concerning Maxcure.  The investors represented that they were investing for investment purposes only.  The certificates representing the shares bore legends stating that they represented "restricted securities" as defined under the Act.

During the period from January through February 2007, Maxcure sold 958,500 shares of its common stock to 27 accredited investors at $0.40 per share for gross proceeds of $383,400.  In connection with these sales, Maxcure paid $19,170 in commissions to BCP.

During March through May 2007, Maxcure sold an additional 445,400 shares of common stock to 31 accredited investors at $1.00 per share for gross proceeds of $445,400.  In connection with these sales, Maxcure paid $44,540 in commissions to BCP.  Of these sales 335,400 ocurred prior to MaxCure’s fiscal year end of March 31, 2007.

During the period from September, 2007 to December, 2007 MaxCure sold 300,000 shares of its common stock to accredited investors at $1.00 per share.  In conjunction with these sales, MaxCure paid $30,000 in commissions to BCP, and issued 30,000 Common Stock Purchase warrants to BCP as Placement Agent Warrants, of which 15,000 were assigned to unrelated parties.

The sales of common stock to the accredited investors were made in reliance on the exemption from registration under Section 4(2) of the Act and Rule 506 of Regulation D under the Act.  The sales were made without any general solicitation to accredited investors who were given access to complete information concerning Maxcure.  The investors represented that they were investing for investment purposes only.  The certificates representing the shares bore legends stating that they represented "restricted securities" as defined under the Act. Forms D were filed with the Securities and Exchange Commission in connection with these sales.

On March 31, 2008, Maxcure completed a merger with Apro Bio Pharmaceutical Corporation, a Utah corporation ("Apro-Utah"), with Maxcure being the surviving corporation.  In connection with the merger, Maxcure issued 11,726,562 shares of its common stock to the 52 shareholders of Apro-Utah.  In connection with the merger, Maxcure relied on the exemption from registration under Section 4(2) of the Act and Rule 506 of Regulation D under the Act.  The sales were made without any general solicitation who were provided with complete information concerning Maxcure.  The investors represented that they were investing for investment purposes only.  The certificates representing the shares bore legends stating that they represented "restricted securities" as defined under the Act.

On May 30, 2008 the wife of a Director of Maxcure (now named Apro Bio Pharmaceutical Corporation and referred to in the remainder of this section as "Apro-Colorado"), Steven M. Bathgate, entered into an unsecured convertible debenture agreement with the Apro-Colorado.  Mrs. Bathgate loaned $25,000 to Apro-Colorado which is convertible into common stock at $1.00 per share with an interest rate of 6%.  The convertible debenture matures June 30, 2010.

As additional consideration for the issuance of the debenture, Mrs. Bathgate received common stock purchase warrants exercisable to purchase 50,000 shares of common stock at $1.00 per share, which expire on June 30, 2013.  The warrants additionally included a triggering provision, which provided that in the event that Apro-Colorado issued a similar security, with common stock purchase warrants exercisable below the exercise price of Mrs. Bathgate’s that the warrants issued to Mrs. Bathgate, would be lowered on a one time basis, matching the new investors warrants, provided that such “new” investor made such an investment prior to December 31, 2008.  This security’s triggering provision became effective on November 6, 2008, when BOCO Investments, LLC, loaned $50,000 to Apro-Colorado with common stock purchase warrants attached exercisable at $.50. Because of this, Mrs. Bathgate’s 50,000 common stock purchase warrants were amended to reflect a $.50 exercise price with all other terms intact.

On November 6, 2008 BOCO Investments, LLC (“BOCO”) an affiliate of the Company entered into a bridge loan agreement with the Company pursuant to which BOCO loaned the Company $50,000 at an interest rate of twelve percent (12%) per annum.  The note is collateralized by substantially all of the assets of Apro-Colorado.  As additional consideration for the $50,000 note, Apro-Colorado issued common stock purchase warrants to BOCO to purchase 100,000 shares of common stock.  These warrants are exercisable at $.50 cents per share and expire on December 31, 2013.

In connection with the transactions after March 31, 2008, BCP received commissions totaling $4,500.

For the transactions after March 31, 2008, Apro-Colorado relied on the exemption from registration under Section 4(2) of the Act.  The sales were made without any general solicitation to accredited investors who were provided with complete information concerning Apro-Colorado.  The investors represented that they were acquiring the securities for investment purposes only.  The certificates representing the securities bore legends stating that they represented "restricted securities" as defined under the Act.

APRO-UTAH

During February and March 2006, Apro-Utah issued 10,000,000 shares of its common stock to its founders and other insiders. The shares were issued at a price of $.001 per share; 7,305,000 were sold for $7,305 and 2,695,000 shares were issued in exchange for research and development services.  The fair value of the services, $2,695, was recorded as stock-based compensation.

During April 2006, Apro-Utah sold 150,000 shares of its common stock to an investor for $120,000 or $.80 per share.

During the period from June through December, 2006 Apro-Utah offered for sale 500,000 shares of its common stock at a price of $1.00 per share.  Apro-Utah sold 340,000 shares for proceeds of $340,000.  The offering was made in reliance on an exemption from registration under section 4(2) of the United States Securities Act of 1933, as amended.  Apro-Utah relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering.

During the period from May 2006 through March 2007 Apro-Utah issued 438,333 shares of its common stock to the RUC as additional consideration pursuant to the anti-dilution provision of its license agreement and stock purchase agreement (subscription agreement) with the RUC, which requires that the RUC maintain a 4 percent ownership in the outstanding shares of Apro-Utah.  Consequently, whenever (subject to the conditions listed below) Apro-Utah issues common stock, the RUC is entitled to such additional shares as will result in the RUC owning 4% of the aggregate newly issued shares.  The fair value of the transactions, $32,730 was recorded as stock-based compensation.

During March, 2007 the Apro-Utah sold warrants to purchase 495,000 shares of the Apro-Utah’s common stock for $.25 per common stock purchase warrant, netting proceeds of $123,750.  These warrants carry an exercise price of $1.10 per share and expire on March 31, 2010. Of these warrants, 80,000 were purchased by Dr. Paul Dragul, a Director of the Apro-Utah.

Subsequently, in April 2007 Apro-Utah sold an additional 5,000 common stock purchase warrants to Apro-Utah’s CEO and President on the same terms, netting proceeds of $1,250.

During the period of April 1, 2007 through March 31, 2008, Apro-Utah sold to two unaffiliated investors 257,500 Units of its common stock, with warrants attached for net proceeds of $231,750 after a 10% commission that was paid to BCP.  Each unit consisted of one share of common stock and one common stock purchase warrant exercisable at $1.00 per share and expiring in May 2010.

On March 31, 2008 a consultant delivered to Apro-Utah his notice of exercise of 500,000 common stock purchase warrants, with an exercise price of $.02 per warrant, which was paid in cash. The transactions triggered the anti-dilution provision of the stock purchase agreement with the RUC, resulting in 40,600 shares of common stock being issued to the ULEHI as additional consideration.

The sales described above were made in reliance on an exemption from registration under section 4(2) of the United States Securities Act of 1933, as amended.  Apro-Utah relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering.

Item 11. Description of Registrant’s Securities to be Registered.

We are authorized to issue up to 50,000,000 shares of $0.001 par value common stock and 1,000,000 shares of $0.10 par value preferred stock. As of April 3, 2009, 23,764,567 shares of Common Stock and no shares of preferred stock were issued and outstanding. All of our common shares are duly authorized, fully paid and non-assessable.

COMMON STOCK

The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, any amendment of the articles of incorporation would require the affirmative vote of a majority of the total voting power for approval. Shares of common stock do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

TRANSFER AGENT

The transfer agent for our securities is X-Pedited Transfer Corporation, of Denver, Colorado.  Their address is 535 Sixteenth Street, Suite 810, Denver, Colorado 80202.  Their phone number is (303) 573-1000.

Preferred Stock

We are authorized to issue up to 1,000,000 shares of $0.10 par value preferred stock. Our preferred shares are entitled to such rights, references and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Although we currently do not have any plans to issue shares of preferred stock or to designate any series of preferred stock, there can be no assurance that we will not do so in the future. As a result, we could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock. Our common stockholders have no redemption rights. In addition, our Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Item 12. Indemnification of Directors and Officers.

Colorado corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Colorado corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

  The Company's Articles of Incorporation limit the liability of its officers, directors, agents, fiduciaries and employees to the fullest extent permitted by the Colorado Revised Statutes. Specifically, directors of the Company will not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company is aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 13. Financial Statements and Supplementary Data.

    See Item 9.01 of this report on Form 8-K.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

    Not applicable.

Item 15. Financial Statements and Exhibits.

    See Item 9.01 of this report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On March 30, 2009, the Company issued 12,000 shares of its common stock to WestMountain Prime LLC, in payment interest of a promissory note of the Company; 277,133 shares of common stock to WestMountain Asset Management, Inc. for prior services; and 25,000 shares to David Wagner & Associates, P.C. for prior services.   In connection with these issuances, the Company relied on Section 4(2) of the Securities Act, as amended.  All of these persons are sophisticated investors who represented that they were acquiring the shares for investment purposes only.  The certificates representing the shares will bear restrictive legends.

On March 31, 2009, the Company issued 18,210,295 shares of its common stock in exchange for the outstanding common stock of Apro Bio Pharmaceutical Corporation pursuant to the Agreement and Plan of Merger.  Such exchange was conducted pursuant to Section 4(2) of the Securities Act, as amended, and Regulation D promulgated thereunder.  Also as part of the merger, outstanding warrants to purchase 2,007,500 shares of the common stock of Apro were automatically converted into warrants to purchase the same number of shares of the common stock of the Company; and a note convertible into 25,000 shares of the common stock of Apro was converted into a note convertible into 25,000 and on the same terms and conditions as before.  In connection with the merger transaction, the Company issued to Bathgate Capital Partners LLC 1,750,000 warrants to purchase the common stock of the Company at an exercise price of $0.001 per share.  The offering was made solely to the shareholders of Apro Bio Pharmaceutical Corporation, all of whom are either accredited or sophisticated investors.  The shareholders signed subscription agreements representing that they were acquiring the shares of common stock for investment purposes only and not for resale.  The Company will file a Form D with respect to the merger transaction and the certificates representing the shares of common stock will bear restrictive legends.

Also on March 31, 2009, the Company closed a private placement of Units, consisting of one share of the common stock of the Company, one warrant to purchase one-half a share of the common stock of the Company at an exercise price of $0.25 per share—two warrants must be exercised to purchase one share of common stock, two warrants to purchase shares of the common stock of the Company at an exercise price of $0.50 per share and one warrant to purchase shares of the common stock of the Company at an exercise price of $1.00 per share.  The Units were offered at a price of $1.00 per Unit.  The Company sold 1,870,000 Units for gross proceeds of $1,870,000.  In connection with the offering the Company paid to Bathgate Capital Partners LLC commission in the amount of $112,200 in cash and 56,100 warrants to purchase common stock of the Company at an exercise price of $0.25 per share, 224,400 warrants to purchase common stock at $0.50 per share, and 224,400 warrants to purchase common stock at $1.00 per share. The offering was made solely to four accredited investors pursuant to Section 4(2) of the Securities Act, as amended, and Rule 506 promulgated thereunder.  No general solicitation was used in connection with the private offering. The Company will file a Form D reporting the private placement.  Each investor represented that they were purchasing units for investment purposes only.  The certificates representing the Units will bear restrictive legends.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

    See Item 2.01 of this report.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 31, 2009, Vicki D. E. Barone was elected Chairperson of the Board; Edward C. Larkin was elected Interim Chief Financial Officer; and
Charles A. Dinarello, M.D. was elected Acting Chief Executive Officer of the Company in connection with the merger.  Biographical information about these persons and their compensation arrangements are included in Item 2.01 of this report.  The persons selected to become Directors of the Company will not assume their positions as Directors until the Company has complied with Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

    The transaction described in Item 2.01 of this report will be treated as a reverse acquisition of Across America Financial Services, Inc. by Apro Bio Pharmaceutical Corporation ("Apro").  Since Apro has a fiscal year ending on March 31, the fiscal year of the Company will be changed from a calendar fiscal year to one ending on March 31.  The Company intends to file a transition report on Form 10-K for the transition period ended March 31, 2009.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

    As described in Item 2.01 of this report, on March 31, 2009 the Company completed the acquisition of Apro Bio Pharmaceutical Corporation. As a result of this transaction, the Company is no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial statements of businesses acquired.

Page No.

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets at March 31, 2008 and 2007	F-2

Statements of Operations for the years ended March 31,
2008 and 2007, and from February 28, 2006 (inception)
Through March 31, 2008	F-3

Statement of Changes in Shareholders' Deficit from
February 28, 2006 (inception) through March 31, 2008	F-4

Statements of Cash Flows, for the years ended March 31,
2008 and 2007, and from February 28, 2006 (inception)
Through March 31, 2008	F-5

Notes to Financial Statements	F-6

Balance Sheets (Unaudited) at December 31, 2008 and 2007	F-29

Statements of Operations (Unaudited) for the nine months
ended December 31, 2008 and 2007, and from February 28,
2006 (inception) through December 31, 2008	F-30

Statement of Changes in Shareholders' Deficit (Unaudited)
from February 28, 2006 (inception) through December 31, 2008	F-31

Statements of Cash Flows (Unaudited) for the nine months
ended December 31, 2008 and 2007, and from February 28,
2006 (inception) through December 31, 2008	F-32

Notes to Financial Statements (Unaudited)	F-33

(b) Pro forma financial information.

Unaudited Pro Forma Balance Sheet at December 31, 2008	F-55

Unaudited Pro Forma Statement of Operations for the
Nine Months Ended December 31, 2008	F-56

Notes to Condensed Consolidated Balance Sheet and
Statement of Operations (Unaudited)	F-57

    (c) Exhibits.

    The exhibits identified below are filed as part of this report:

EXHIBIT	DESCRIPTION

2.1	Agreement of Merger and Plan of Reorganization dated November 17, 2008 (incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K filed on November 21, 2008)

2.2	Agreement to Amend and Extend Agreement of Merger and Plan of Reorganization dated February 11, 2009 (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed on February 18, 2009)

2.3
Second Agreement to Amend and Extend Agreement of Merger and Plan of Reorganization dated March 11, 2009 (incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K filed on March 13, 2009)

2.4	Third Agreement to Amend Agreement of Merger and Plan of Reorganization dated March 31, 2009 (filed herewith electronically)

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed on March 2, 2007)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed on March 2, 2007)

10.4	Exclusive License Agreement with the University of Colorado dated May 15, 2006 (filed herewith electronically)

10.5	Subscription Agreement with University License Equity Holdings, Inc. dated May 15, 2006, as amended (filed herewith electronically)

10.6	Sponsored Research Agreement with the University of Colorado dated May 15, 2006, as amended (filed herewith electronically)

10.7	Services Agreement with Colorado State University System dated June 18, 2007 (filed herewith electronically)

10.8	Exclusive License Agreement with the University of Colorado dated March 31, 2008, as amended (filed herewith electronically)

10.9	Exclusive License Agreement with the University of Colorado dated November 12, 2008 (filed herewith electronically)

10.10	Settlement Agreement with David Olson (filed herewith electronically)

10.11	Settlement Agreement with David Floor (filed herewith electronically)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACROSS AMERICA FINANCIAL SERVICES, INC.

Dated: April 6, 2009	By:	/s/ Vicki D.E. Barone
Vicki D.E. Barone Chairperson of the Board

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
Apro Bio Pharmaceutical Corporation

We have audited the accompanying balance sheets of Apro Bio Pharmaceutical Corporation as of March 31, 2008 and 2007, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the years ended March 31, 2008 and 2007, and the period from February 28, 2006 (inception) through March 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apro Bio Pharmaceutical Corporation as of March 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended March 31, 2008 and 2007, and the period from February 28, 2006 (inception) through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the financial statements, the Company incurred a net loss of $1,812,567 for the fiscal year ended March 31, 2008 and has incurred substantial net losses since inception.  The Company is also in the development stage with a limited operating history.  These factors and others discussed in Note 1 raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
February 28, 2009

  APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Balance Sheets

	March 31,
Assets	2008	2007
Current assets:
Cash	$17,309	$46,748
Other current assets	608	—
Total current assets	17,917	46,748

Property and equipment, net of accumulated depreciation
of $2,621 and $772, respectively (Note 2)	6,864	3,698
Intangible assets, net of accumulated amortization
of $4,079 and $-0-, respectively (Note 3)	40,921	20,000

Total assets	$65,702	$70,446

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$208,725	$21,175
Indebtedness to related parties (Note 4)	14,690	25,677
Accrued liabilities	204,140	12,048
Notes payable to related party (Note 4)	—	450,000
Accrued interest payable to related party (Note 4)	—	5,520
Total current liabilities	427,555	514,420

Shareholders’ deficit (Notes 6 and 7):
Common stock, $.001 par value; 200,000,000 shares authorized,
18,189,462 and 10,958,333 shares issued and outstanding,
respectively	18,189	10,958
Additional paid-in capital	2,535,913	648,456
Deficit accumulated during the development stage	(2,915,955)	(1,103,388)

Total shareholders’ deficit	(361,853)	(443,974)

Total liabilities and shareholders' deficit	$65,702	$70,446

The accompanying notes are an integral part of these financial statements.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Statement of Operations

			February 28,
			2006
			(Inception)
	For The Years Ended		Through
	March 31,		March 31,
	2008	2007	2008

Operating expenses:
General and administrative (including stock-based
compensation of $703,367, $65,664, and
$771,726, respectively) Note 7	$790,873	$198,531	$992,118
Contributed rent, related party (Note 7)	10,080	—	10,080
Research and development	385,437	505,760	891,197
Compensation and payroll taxes	454,931	329,108	784,039
Professional fees	121,820	61,755	183,575
Total operating expenses	1,763,141	1,095,154	2,861,009
Operating loss	(1,763,141)	(1,095,154)	(2,861,009)

Non-operating income and expenses:
Interest expense	(49,425)	(5,520)	(54,945)
Loss before income taxes	(1,812,567)	(1,100,674)	(2,915,955)

Provision for income taxes (Note 8)	—	—	—

Net loss	$(1,812,567)	$(1,100,674)	$(2,915,955)

Basic and diluted loss per share	$(0.16)	$(0.10)

Basic and diluted weighted average
common shares outstanding	11,271,993	10,667,986

The accompanying notes are an integral part of these financial statements.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Statement of Changes in Stockholders Deficit

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Par Value	Capital	Stage	Total

Balance at February 28, 2006 (inception)	—	$—	$—	$—	$—

February and March 2006, common stock issued to
founders and insiders ($.001/share) (Note 4)	10,000,000	10,000	—	—	10,000
Net loss	—	—	—	(2,715)	(2,715)

Balance at March 31, 2006	10,000,000	10,000	—	(2,715)	7,285

April 2006, common stock sold in private
placement offering ($.80/share) (Note 6)	150,000	150	119,850	—	120,000
May 2006, common stock issued as additional
consideration pursuant to license agreement
($.001/share) (Note 5)	406,000	406	—	—	406
June through December 2006, common stock
sold in private placement offering
($1.00/share) (Note 6)	340,000	340	339,660	—	340,000
November 2006, common stock issued in exchange
for consulting services ($1.00/share) (Note 6)	30,000	30	29,970	—	30,000
December 2006, common stock issued as additional
consideration pursuant to license agreement
($.001/share) (Note 6)	26,354	26	26,328	—	26,354
March 2007, common stock issued as additional
consideration pursuant to license agreement
($.001/share) (Note 6)	5,979	6	5,973	—	5,979
March 2007, sale of common stock purchase
warrants ($.25/share) (Note 7)	—	—	123,750	—	123,750
March 2007, issuance of compensatory common
stock purchase warrants ($.25/share) (Note 7)	—	—	2,925	—	2,925
Net loss	—	—	—	(1,100,673)	(1,100,673)

Balance at March 31, 2007	10,958,333	10,958	648,456	(1,103,388)	(443,974)

April 2007, sale of common stock purchase
warrants ($.25/share) (Note 7)	—	—	1,250	—	1,250
May 2007, common stock sold in private
placement offering ($1.00/share), net of $25,000
in offering costs (Note 6)	250,000	250	224,750	—	225,000
June 2007, common stock sold in private
placement offering ($1.00/share), net of $750
in offering costs (Note 6)	7,500	7	6,743	—	6,750
June 2007, common stock issued as additional
consideration pursuant to license agreement
($1.00/share) (Note 6)	10,729	11	10,718	—	10,729
April 2007 through February 2008, issuance of compensatory
common stock purchase warrants ($.25/share) (Note 7)	—	—	692,638	—	692,638
March 2008, exercise of stock purchase warrants (Note 7)	500,000	500	9,500	—	10,000
Contributed rent (Note 7)	—	—	10,080	—	10,080
Net loss	—	—	—	(1,812,567)	(1,812,567)
	11,726,562	11,726	1,604,135	(2,915,955)	(1,300,094)

March 2008, shares issued in recapitalization with
MaxCure (Note 1)	6,462,900	6,463	931,778	—	938,241

Balance at March 31, 2008	18,189,462	$18,189	$2,535,913	$(2,915,955)	$(361,853)

The accompanying notes are an integral part of these financial statements.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Statement of Cash Flows

			February 28,
			2006
			(Inception)
	For The Years Ended		Through
	March 31,		March 31,
	2008	2007	2008

Cash flows from operating activities:
Net loss	$(1,812,567)	$(1,100,673)	$(2,915,955)
Adjustments to reconcile net loss to net cash used in operating activities:
Contributed rent	10,080	—	10,080
Depreciation and amortization	3,362	772	4,134
Stock-based compensation	703,367	65,664	771,726
Changes in operating assets and liabilities:
Other assets	(1,372)	(20,000)	(21,372)
Accounts payable and accrued liabilities	348,209	33,223	381,432
Indebtedness to related parties	172,685	31,197	203,882
Net cash used in operating activities	(576,236)	(989,817)	(1,566,073)

Cash flows from investing activities:
Cash proceeds from MaxCure recapitalization	6,750	—	6,750
Purchases of property and equipment	(2,953)	(4,470)	(7,423)
Net cash used in investing activities	3,797	(4,470)	(673)

Cash flows from financing activities:
Proceeds from the sale of common stock, net of offering costs	231,750	460,000	699,055
Proceeds from the sale of common stock warrants	1,250	123,750	125,000
Proceeds from exercise of common stock warrants	10,000	—	10,000
Proceeds from the issuance of promissory notes to a related party	300,000	450,000	750,000
Net cash provided by financing activities	543,000	1,033,750	1,584,055

Net change in cash	(29,439)	39,463	17,309

Cash, beginning of period	46,748	7,285	—

Cash, end of period	$17,309	$46,748	$17,309

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—	$—	$—
Interest	$—	$—	$—

Noncash investing and financing transactions:
MaxCure recapitalization (Note 1)	$931,491	$—	$931,491

The accompanying notes are an integral part of these financial statements.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Operations:

Apro Bio Pharmaceutical Corporation. (the “Company” or “Apro Bio”) was organized on February 28, 2006, as a Utah corporation.

The Company has been engaged in the sponsoring of research and development programs conducted by the University of Colorado Health Sciences Center (“UCHSC”) and one other academic/research institution.

Pursuant to two existing license agreements with the Regents of the University of Colorado (“RUC”), the Company has entered into one Sponsored Research Agreement (“SRA”) related to a pending patent for the treatment of bacterial infection utilizing alpha 1 antitrypsin (dated May 15, 2006), and is obligated to enter into additional SRA’s on its license agreement dated March 31, 2008 for the method of use of an issued patent related to the treatment of viral infections.

Subsequent to March 31, 2008, the Company executed a third license agreement on November 12, 2008 (see Note 5).  The third license agreement deals with a pending patent for the method of use of alpha 1 antitrypsin that potentially could be used for organ/graft transplantation rejection.  The Company is also obligated to enter into an additional SRA on this license agreement.

The Company has not generated any revenues from its operations. The financial statements included herein are expressed in United States dollars, the Company’s reporting currency.

Merger and Recapitalization:

On March 31, 2008, Apro Bio Pharmaceutical Corporation entered into a merger agreement with MaxCure Pharmaceutical, Inc. (“MaxCure”).  In connection with the Agreement, MaxCure acquired all of the issued and outstanding common shares of Apro Bio in exchange for 11,726,562 shares of MaxCure’s common stock.  At the closing of the Agreement, the former shareholders of Apro Bio owned approximately 64% of the outstanding common stock of MaxCure, resulting in a change in control.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

This acquisition has been treated as a recapitalization of Apro Bio, with MaxCure the legal surviving entity.  Since MaxCure had, prior to the recapitalization, limited operations, the recapitalization has been accounted for as the sale of 6,462,900 shares of Apro Bio common stock for the net assets of MaxCure.  Costs of the transaction have been charged to the period in which they are incurred.

MaxCure changed its name to Apro Bio Pharmaceutical Corporation, simultaneous with the completion of the merger.

Immediately, prior to the completion of the merger with MaxCure, MaxCure had 6,462,900 shares outstanding with 130,000 shares underlying common equivalents, all in the form of common stock purchase warrants.  Immediately prior to the completion of the merger, Apro Bio (old) had 11,726,562 shares outstanding with 1,052,500 shares underlying common equivalents.  Upon completion of the merger the total outstanding shares of Apro Bio (new) was 18,189,462, with 1,182,500 shares underlying common equivalents all being common stock purchase warrants.

Basis of Presentation and Going Concern:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has incurred net losses since inception, and as of March 31, 2008, had an accumulated deficit of $2,915,955.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management recognizes that the Company must generate additional resources to enable it to continue operations.  Management intends to raise additional financing through debt and equity financings or through other means that it deems necessary, with a view to moving forward and sustaining prolonged growth. However, no assurance can be given that the Company will be successful in raising additional capital.  Further, even if the Company raises additional capital, there can be no assurance that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and may have to cease operations.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income/Loss Per Share Amounts:

SFAS 128, “Earnings Per Share,” provides for the calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted-average number of shares outstanding during the period. Diluted earnings-per-share reflects the potential dilution of securities that could share in the earnings of the Company, similar to fully diluted earnings per share. Potentially dilutive securities, such as common stock options or warrants, are excluded from the calculation when their effect would be anti-dilutive. For the years ended March 31, 2008 and March 31, 2007, outstanding warrants to purchase 1,182,500 and 520,000 shares of common stock, respectively, would have an anti-dilutive effect and were therefore excluded from the calculation.

Cash Equivalents:

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Periodically the Company’s cash account balances exceed the balances as covered by the Federal Deposit Insurance System. The Company has never suffered a loss due to such excess balances.

Property and Equipment:

Property and equipment is recorded at cost. Depreciation of equipment is provided by use of the straight-line method over the estimated useful lives of the related assets of five years. Expenditures for replacements, renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred.

Intangible Assets:

Intangible assets consist of costs incurred to acquire licenses rights to granted and pending patents held by the University of Colorado.  Amortization of license rights is based on the estimated useful life of the patent to which the license relates.  Estimated useful lives of the assets range from 13 to 18 years.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Estimated aggregate amortization expense for each of the next five years is as follows:

Year ending March 31,
2009	3,022
2010	3,022
2011	3,022
2012	3,022
2013	3,022
Thereafter	25,813
$ 40,921

Impairment of Long-lived Assets:

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on its review, management does not believe that any impairment of long-lived assets exists at March 31, 2008.

Research and Development:

Research and development costs are charged to expense as incurred.   The Company’s research and development activities are focused on its Sponsored Research Agreement with UCHSC and its research services contract with Colorado State University.

Fair Value of Financial Instruments:

The carrying amount reported on the balance sheet for cash and current liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Much of the information used to determine fair values is highly subjective and judgmental in nature and, therefore the results may not be precise. In addition, estimates of cash flows, risk characteristics, credit quality and interest rates are all subject to change. Since the fair values are estimated as of the balance sheet date, the amounts, which will actually be realized or paid upon settlement or maturity of the various instruments, could be significantly different.

Income Taxes:

The Company accounts for income taxes under the asset and liability method, in which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

We have adopted the provisions of FASB Interpretation No. 48 (“FIN 48”) “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It requires that we recognize in our financial statements, only those tax positions that are “more-likely-than-not” of being sustained as of the adoption date, based on the technical merits of the position. As a result of the implementation of FIN 48, we performed a comprehensive review of our material tax positions in accordance with recognition and measurement standards established by FIN 48. The review did not identify any material impact on our financial reporting or our disclosure requirements.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Stock-based Compensation:

Apro Bio accounts for stock-based compensation under Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), using the modified prospective method. SFAS 123R requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. SFAS 123R also requires the stock option or warrant compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (generally the vesting period). The Company estimated the fair value of each stock option or warrant at the grant date by using the Black-Scholes option pricing model (see Note 7).

Recently Issued Accounting Pronouncements:

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS 162), which becomes effective upon approval by the SEC. This standard sets forth the sources of accounting principles and provides entities with a framework for selecting the principles used in the preparation of financial statements that are presented in conformity with GAAP. It is not expected to change any of the Company’s current accounting principles or practices and therefore, is not expected to have a material impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an Amendment of FASB Statement No. 133 (SFAS 161), which becomes effective on November 15, 2008. This standard changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Management is currently evaluating the impact of adopting this statement.

There were various other accounting standards and interpretations issued during 2008, none of which are expected to a have a material impact on the Company’s financial position, operations or cash flows.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

In December 2007, the FASB issued Statement of Financial Accounting Standard No. 141 (R), Business Combinations (“SFAS 141 (R)”), which becomes effective for fiscal periods beginning after December 15, 2008. SFAS No. 141 (R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any non-controlling interests in the acquiree. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB 51 (“SFAS 160”) which becomes effective for fiscal periods beginning after December 15, 2008. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. The statement also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest with disclosure on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment to FASB Statement No. 115. This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is expected to expand the use of fair value measurement of accounting for financial instruments.  This statement applies to all entities, including not for profit.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

The Company is currently assessing the impact adoption of SFAS No. 159 will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of the adoption of SFAS No. 157 will have on its financial statements.

In December 2007, the FASB ratified EITF No. 07-1, Accounting for Collaborative Arrangements. EITF 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-1 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to these arrangements. EITF 07-1 is effective for fiscal years beginning after December 15, 2008, and would be applied retrospectively as a change in accounting principle for collaborative arrangements existing at the effective date. The Company is currently evaluating the potential impact, if any of EITF 07-1 on its financial statements.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

2.  PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following at March 31, 2008 and 2007:

	March 31, 2008	March 31, 2007

Furniture and Fixtures	$700	$700

Computer Equipment and Software	8,503	3,489
Office Equipment:	280	280

Subtotal	9,484	4,469
Accumulated depreciation	(2,620)	(771)

Total	$6,864	$3,698

Depreciation expense for the years ended March 31, 2008 and 2007 totaled $1,849 and $772, respectively.

3. INTANGIBLE ASSETS:

Intangible assets consisted of the following at March 31, 2008 and 2007:

	March 31, 2008	March 31, 2007
License fees:
Bacterial	$20,000	$20,000
Viral	25,000	—
(Accumulated Depreciation)	(4,079)	—

Net License fees:	$40,920	$20,000

Amortization expense for the years ended March 31, 2008 and 2007 totaled $4,079 and $-0-, respectively.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

4. RELATED PARTY TRANSACTIONS AND OBLIGATIONS:

Notes Payable:

As of March 31, 2007, notes payable consisted of short-term notes payable to an affiliate of the Company, MaxCure Pharmaceutical, Inc.   The notes were cancelled as part of the merger between Apro and MaxCure, which was consummated on March 31, 2008.  The notes were unsecured.

Note Number	Issuance Date	Maturity Date	Interest Rate	Amount:
1	1/4/2007	1/4/2008	8.5% per Annum	$ 40,000
2	1/18/2007	1/18/2008	8.5% per Annum	163,000
3	2/7/2007	2/7/2008	8.5% per Annum	100,000
4	2/15/2007	2/15/2008	8.5% per Annum	20,000
5	3/1/2007	3/1/2008	8.5% per Annum	55,000
6	3/13/2007	3/13/2008	8.5% per Annum	20,000
7	3/27/2007	3/27/2008	8.5% per Annum	52,000
Total				$450,000

In addition to the notes outstanding as of March 31, 2007, the Company entered into two additional note agreements with MaxCure subsequent to March 31, 2007 which were cancelled in conjunction with the merger with the Company on March 31, 2008.   Note eight was unsecured.  Note nine was secured by all the assets and intellectual property of the Company.

Note Number	Issuance Date	Maturity Date	Interest Rate	Amount:
8	7/6/2007	1/4/2008	8.5% per Annum	$ 100,000
9	12/11/2007	3/11/2008	8.5% per Annum	$ 200,000
Total				$ 300,000

Accrued interest payable on the notes totaled $-0- and $5,520, respectively, at March 31, 2008 and 2007.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

In addition to the notes payable to MaxCure, the Company owed funds to MaxCure immediately prior to the merger totaling $105,000 for payments made on Apro’s behalf subsequent to the note dates.  These advances were also cancelled in conjunction with the merger.

The Company additionally owes accrued expenses to officers for reimbursement of health care, cellular subscription, and other costs (including car allowance) incurred during the ordinary course of business.  These amounts totaled $14,690 and $25,677 as of March 31, 2008 and March 31, 2007, respectively.

Issuances of Common Stock:

During February and March 2006, The Company issued 10,000,000 shares of its common stock to founders and other insiders.  The shares were issued at a price of $.001 per share; 7,305,000 were sold for $7,305 and 2,695,000 shares were issued in exchange for research and development services.  The fair value of the services was reported as stock-based compensation.

Other Obligations:

The Company owed payroll accruals to officers and one employee for the years ending March 31, 2008 and March 31, 2007.  These accruals totaled $150,000 for officers and $25,000 for employees as of March 31, 2008, and $12,500 to officers and $-0- to employees as of March 31, 2007.

5. COMMITMENTS AND CONTINGENCIES – LICENSE AGREEMENTS:

Bacterial Infection:

On May 15, 2006 the Company entered into a Licensing and Sponsored Research Agreement (“SRA”) with the Regents of the University of Colorado (“RUC”) related to its licensing of pending patents related to the method of use of alpha 1 antitrypsin on bacterial infection.  Pursuant to this agreement the Company was originally bound to make quarterly payments to the RUC totaling $1,097,460.  As of March 31, 2008 and March 31, 2007, the Company was in arrears on its payments to the RUC by $80,000 and $-0-, respectively, and was technically in default of its license agreement.  On January 8, 2009, the Company obtained an amendment from the RUC for its SRA payments due in calendar year 2008, as cited in Appendix B of the Amendment, which waived the technical default, and postponed the payment of $321,300 originally due in 2008 and deferring these payments into 2009 and early 2010.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Pursuant to the Amendment, SRA  payments totaling $240,000 have been deferred into 2009 and $81,300 into 2010, as follows;

Payment 1:	$80,000	on or before April 1, 2009
Payment 2:	$80,000	on or before July 1, 2009
Payment 3:	$80,000	on or before October 1, 2009
Payment 4:	$81,300	on or before January 1, 2010

Pursuant to a parallel stock purchase agreement which was executed on May 15, 2006 simultaneously with the license agreement and SRA, the Company issued to University License Equity Holdings, Inc. (“ULEHI”) (an entity controlled by the Regents of the University of Colorado), 406,000 shares of its common stock representing 4% of its outstanding shares and committed to a anti-dilution provision whereby, unless certain triggering events occur, the Company would issue additional shares to ULEHI, so that ULEHI’s ownership would not be reduced below 4%.

If the Sponsored Research Agreement is terminated by the Company (which may only be done upon 60-day written notice) for any reason prior to termination of the License Agreement, the Company may still be required to reimburse the University for the total actual and reasonable costs incurred by the University for the project through the date of termination, including those costs necessary to implement the early termination of the Agreement and costs incurred by the University as a result of non-cancelable obligations which may extend beyond the date of such termination.

Viral Infection:

On March 30, 2008 the Company entered into a second license agreement with the RUC related to an issued patent for the method of use of alpha 1 antitrypsin on viral disease, including HIV.  The Company is required to execute an SRA for the benefit of UCHSC related to the furtherance of research on this license.  As of December 31, 2008, the Company had not yet executed such an agreement, but anticipates that it will reach an agreement on the SRA upon completion of its proposed merger with Across America Financial Services, Inc. (See Footnote 10). Amounts due under this SRA have not been finalized but are estimated to range between $250,000 and $300,000 annually, for a period of approximately three years.

On November 12, 2008 the Company entered into a third license agreement with the RUC related to the method of use of alpha 1 antitrypsin on related to the method of use for treating cell transplant/graft rejection, including islet transplantation for the treatment of type I diabetes and bone marrow transplantation. The Company is required to execute an SRA for the benefit of UCHSC related to the furtherance of research on this license.  As of December 31, 2008, the Company had not yet executed such an agreement, but anticipates that it will reach an agreement on the SRA upon completion of its proposed merger with Across America Financial Services, Inc. (See Footnote 10).

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Amounts due under this SRA have not been finalized but are estimated to range between $250,000 and $320,000 annually, for a period of approximately two to three years.

Summary of Licensing Payment Royalty Obligations with the RUC

License Date	Fields of Use	Minimum Royalties	Milestone Royalties	Earned Royalties	Sublicense Royalties
May 15, 2006	Anthrax; TB; Bacterial Pneumonia	$25,000 per year starting 5/15/2001	$30,000 to $300,000 (1)	4% of Net Sales	30% to 50%
March 31, 2008	Viral (incl. HIV)	$50,000 per year after first commercial sales	$100,000 to $150,000 (2)	4% of Net Sales	20% to 30%
November 12, 2008	Cell Graft Rejection	$50,000 pr year after first commercial sales	$25,000 to $200,00 (3)	3% of Net Sales	20% to 30%

_______________

(1) Payable $30,000 upon completion of preclinical trial; $50,000 upon completion of a phase I clinical trial; $100,000 upon completion of a phase II clinical trial; $200,000 upon completion of a phase III clinical trial; and $300,000 upon receipt of approval of FDA or foreign equivalent.

(2) Payable $100,000 upon completion of preclinical trial and $150,000 upon first commercial sale.  No milestone royalties are required for the first indication.  For the second indication 100% of the milestone royalties shall be paid, and for subsequent indications 50% of the milestone royalties shall be paid.

(3) Payable $25,000 upon initiation of a phase II clinical trial; $100,000 upon initiation of a phase III clinical trial; and $200,000 upon receipt of approval of FDA or foreign equivalent.

The Exclusive License Agreements expire upon the expiration date of the last to expire of the patents covered by the agreement. The Exclusive License Agreements may also be terminated by either party in the event of a default by the other party.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

6. COMMON STOCK SALES AND ISSUANCE OF STOCK PURSUANT TO THE ANTI-DILUTION PROVISION OF THE LICENSING AGREEMENT AND STOCK PURCHASE AGREEMENT WITH THE RUC:

During April 2006, the Company sold 150,000 shares of its common stock to an investor for $120,000 or $.80 per share.

During the period from June through December, 2006 the Company offered for sale 500,000 shares of its common stock at a price of $1.00 per share.  The Company sold 340,000 shares for proceeds of $340,000.  The offering was made in reliance on an exemption from registration under section 4(2) of the United States Securities Act of 1933, as amended.  The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering.

During the period from May 2006 through March 2007 the Company issued 438,333 shares of its common stock to the RUC as additional consideration pursuant to the anti-dilution provision of its license agreement and stock purchase agreement (subscription agreement) with the RUC, which requires that the RUC maintain a 4 percent ownership in the outstanding shares of the Company.  Consequently, whenever (subject to the conditions listed below) the Company issues common stock, the RUC is entitled to such additional shares as will result in the RUC owning 4% of the newly issued shares.  The fair value of the transactions, $32,730 is reported in the accompanying financial statements as stock-based compensation.

During the period of April 1, 2007 through March 31, 2008 the Company sold to two unaffiliated investors 257,500 Units of its common stock, with warrants attached for proceeds of $231,750 per share.  Each unit consisted of one share of common stock and one common stock purchase warrant exercisable at $1.00 per share and expiring in May 2010.

The sales were made in reliance on an exemption from registration under section 4(2) of the United States Securities Act of 1933, as amended.  The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering.  In conjunction with these sales the Company issued 10,729 shares of its common stock to the ULEHI as additional consideration pursuant to the anti-dilution provision of its license agreement and stock purchase agreement with the RUC. The fair value of the transactions, $10,729 is reported in the accompanying financial statements as stock-based compensation.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

7.  STOCKHOLDERS' EQUITY, AND COMPENSATORY STOCK WARRANT ISSUANCE:

On March 31, 2008 a holder of 500,000 common stock purchase warrants that were exercisable at $.02 per share delivered his $10,000 payment and “notice of exercise”.  The funds were deposited during April 2008.  Subsequent to March 31, 2008 and in conjunction with this sale, the Company authorized the issuance of 20,833 shares of its common stock to the RUC as additional consideration pursuant to the anti-dilution provision of its license agreement and stock purchase agreement (subscription agreement). The fair value of the transaction, $20,833, is reported in the accompanying financial statements as stock-based compensation.

On November 12, 2008 the Company entered into a third license agreement with the RUC.  In conjunction with the issuance of this license the Company agreed to amend the terms of its stock purchase agreement with the RUC, by authorizing the issuance of an additional 2% of the fully-diluted outstanding shares of the Company’s common stock upon completion of its merger with Across America Financial Services, Inc.  Such calculation shall include all Placement Agent Warrants, Units and Shares issued in connection with the closing of the merger, as described in the merger term sheet.

The amendment to the subscription agreement specifies that the 2% issuance to ULEHI, will not occur until the closing with AAFS is concluded, which is expected prior to the end of the Company’s fiscal year ending March 31, 2009.

The Company has provided non-qualified stock-based compensation to employees, directors and consultants. The Company recognized stock-based compensation during the years ended March 31, 2008 and 2007, as follows:

Stock Based Compensation Charges During Fiscal 2008:

During June 2007 the Company issued 30,000 common stock purchase warrants to Dr. Paul Dragul for initiation of service on the Company’s Board of Directors.  The warrants expire on April 30, 2012 and are exercisable at a price of $1.10 per share.  The issuance of these warrants resulted in stock-based compensation totaling $21,915 using the following assumptions: exercise price of $1.10, expected life of 5 years, stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 4.5%, and volatility of 95.07%.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

During June 2007 the Company issued 500,000 common stock purchase warrants to a consultant in exchange for strategic business consulting services.  The warrants could be exercised at $.02 per share and expired on March 31, 2008.  The issuance of these warrants resulted in stock-based compensation totaling $490,150 using the following assumptions: exercise price of $.02, expected life of .83 years, stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 4.86%, and volatility of 95.05%.  The consultant exercised the warrants on March 31, 2008.

During June, 2007, the Company issued 30,000 warrants to the same consultant to purchase common stock at a purchase price of $1.00 per share, expiring May 10, 2010.   The issuance of these warrants resulted in stock-based compensation totaling $18,033 using the following assumptions: exercise price of $1.00, expected life of 3 years, stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 4.6%, and volatility  of 94.98%.

On July 1, 2007, the Company issued to an employee 150,000 common stock purchase warrants.  The warrants are exercisable at $1.10 per share and expire July 1, 2012.  The issuance of these warrants resulted in stock-based compensation totaling $109,680 using the following assumptions: exercise price of $1.10, expected life of five years, stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 4.97%, and volatility of 94.53%.

During March 2008, the Company issued 60,000 common stock purchase warrants to a scientific and medical industry consultant to purchase common stock at a purchase price of $1.25 per share, with an expiration date of February 28, 2013. The issuance of these warrants resulted in stock-based compensation totaling $52,860 using the following assumptions: exercise price of $1.25, expected life of 5 years, stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 2.8%, and volatility of 95.97%.

Stock Based Compensation Charges During Fiscal 2007:

During Fiscal 2007 the Company issued 25,000 Common Stock Purchase warrants to an employee to purchase shares of its common stock.  The warrants are exercisable at $1.10 per share and expire March 28, 2012.  The issuance of these warrants resulted in stock-based compensation totaling $2,925 using the following assumptions: exercise price of $1.10, expected life of 5 years, stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 4.5%, and volatility of .01%.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Sales of Common Stock Purchase Warrants for Cash:

During March, 2007 the Company sold warrants to purchase 495,000 shares of the Company’s common stock for $.25 per common stock purchase warrant, netting proceeds of $123,750.  These warrants carry an exercise price of $1.10 per share and expire on March 31, 2010.  80,000 of these warrants were purchased by a Director of the Company.

Subsequently in April, 2007 the Company sold an additional 5,000 common stock purchase warrants to the Company’s CEO and President for the same terms, netting proceeds of $1,250.

Warrants Acquired Through the Merger with MaxCure:

On October 31, 2007 MaxCure issued Vicki D. E. Barone warrants to purchase 100,000 shares of MaxCure common stock for assuming the position of Chairman of the Board in October 2007.  Ms. Barone had been a director since MaxCure’s inception.  The warrants are exercisable at $1.00 per share and expire October 31, 2012.  The warrants were assumed by Apro Bio as part of the merger and can now purchase 100,000 shares of Apro Bio’s common stock under the above terms.

On December 31, 2007 MaxCure issued Bathgate Capital Partners, LLC, an affiliate of the Company and an assignee of Bathgate, warrants to purchase 30,000 shares of MaxCure common stock for placement agent services.  The warrants are exercisable at $1.00 per share and expire December 31, 2012.  The warrants were assumed by Apro Bio as part of the merger and can now purchase 30,000 shares of Apro Bio’s common stock under the above terms.

Summary of Assumptions used in Black-Scholes Calculations For Fiscal Years Ended March 31, 2008 and 2007

	2008	2007
Expected life	.83 to 5 years	5 years
Volatility	94.53 to 95.97%	.01%
Risk-free interest rate	2.80 to 4.9%	4.5%
Dividend yield	0%	0%

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Summary of Fiscal Year March 31, 2008 Common Stock Warrant Issuances by Exercise Price:

Exercise Price (A)	Number of Shares (B)	Expiration Date:	Exercise Price X Number of Shares =(A X B)
$0.02 (1)	500,000	March 31, 2008	$ 10,000
$1.00	287,500	May-July 2010	287,500
$1.00 (2)	130,000	Oct-Dec 2012	130,000
$1.10	185,000	Mar-July 2012	203,500
$1.25	60,000	Feb, 2013	75,000.00
Aggregate Exercise Price			$ 706,000.00
___________________
(1)	Exercised March 31, 2008
(2)	Warrant obligation assumed in merger with MaxCure

	Number of shares	Weighted average exercise price
Outstanding, March 31, 2007	520,000	$1.10
Granted	1,032,500	$ .56
Exercised	500,000	$ .02
Warrants Assumed in Merger With MaxCure	130,000	$1.00
Outstanding, March 31, 2008	1,182,500	$1.07
Exercisable at March 31, 2008	1,182,500	$1.07

Stock-based Compensation:

	2008	2007
Employees and directors	$131,595	$2,925
Consultants	561,043	—

Total stock-based compensation	$692,638	$2,925

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Schedule of Common Stock Warrant Activity for the Year Ended March 31, 2008:

	Shares Underlying Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life Years	Aggregate Intrinsic Value

Outstanding at March 31, 2006	-	-	-	-
Granted	520,000	$1.10	2.09 Years	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding at March 31, 2007	520,000	$1.10	4.00 Years	-
Granted	1,032,500	$0.56	1.52 Years	$490,000
Assume in Merger with MaxCure	130,000	$1.00		-
Exercised	(500,000)	$0.02	N/A	($490,000)
Forfeited	-	N/A	N/A	N/A
Outstanding at March 31, 2008	1,182,500	$1.07	2.75 Years	-

Exercisable at March 31, 2008	1,182,500	$1.07	2.75 Years	-

Contributed Rent:

For the fiscal year ended March 31, 2008, the Company utilized approximately 575 square feet in space that has been contributed to the Company by its investment banking firm, Bathgate Capital Partners, LLC, a material shareholder and a related party.  Although for the twelve month period ending March 31, there was no charge for the space provided by Bathgate Capital, the Company may need to seek alternative quarters, for which it would be charged rent.  The office space utilized by the Company was valued at $10,080 for the year ended March 31, 2008 based on the square footage utilized by the Company and is included in the accompanying financial statements as “Contributed rent, related party” with a corresponding credit to “Additional paid-in capital”.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

8. INCOME TAX:

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows:

			February 28, 2006
	For The	For The	(Inception)
	Year Ended	Year Ended	Through
	March 31, 2008	March 31, 2007	March 31, 2006

U.S. statutory federal rate, graduated	34%	34%	15%
State income tax rate, net of federal	3.06%	3.06%	3.94%
Contributed rent	(0.21)%	0%	0%
Net operating loss (NOL) for which
no tax benefit is currently available	36.85%	37.06%	(18.94)%
	0%	0%	0%

At March 31, 2008, deferred tax assets consisted of a net tax asset of $1,076,303, due to operating loss carry-forwards of $2,905,875, which was fully allowed for, in the valuation allowance of $1,076,303.  The valuation allowance offsets the net deferred tax asset for which it is more likely than not that the deferred tax assets will not be realized.  The change in the valuation allowance for the years ended March 31, 2008 and 2007 totaled $667,926 and $407,863, respectively.  The current tax benefit also totaled $667,926 and $407,863, respectively, for the years ended March 31, 2008 and 2007.  The net operating loss carry-forward expires through the year 2028.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.  At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carry-forwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

9. COMMITMENTS AND CONTINGENCIES:

Employment Agreements:

As of March 31, 2008, the Company had employment agreements with its CEO and Executive Vice President requiring minimum annual compensation of $150,000 and provision of benefits including car allowance of $600 per month, and reimbursement of health care costs.

10. SUBSEQUENT EVENTS:

On April 15, 2008, the Board of Directors of the Company resolved to issue, a total of 100,000 stock purchase warrants to Dr. Paul Dragul an existing member of the Company’s Board of Directors for service for the fiscal year ending March 31, 2008.  The warrants were fully vested upon issuance.  The warrants are exercisable at $1.25 for a period of seven years ending April 15, 2015.

On April 15, 2008, the Board of Directors of the Company resolved to issue, a total of 500,000 stock purchase warrants to the five existing members of the Company’s Board of Directors for service for the fiscal year ending March 31, 2009.  The warrants vest quarterly, upon the completion of the initial day of service for each fiscal quarter.  The warrants are exercisable at $1.25 for a period of seven years ending April 15, 2015.

Subsequently the Company’s CEO and President resigned effective May 31, 2008 but remained as an outside Director until resigning from that capacity on October 1, 2008.  Consequently only 50,000 Warrants were actually vested and issued for his service during Fiscal 2009.

Subsequent to April 15, 2008, two additional directors became Board of Director members.  On August 8, 2008 Dr. Michael Iseman agreed to become a member of the Board of Directors, and as a result was issued 75,000 common stock purchase warrants, exercisable at $1.25 and expiring August 8, 2015, vesting over the remaining three fiscal quarters of the March, 2009 fiscal year.  Additionally on October 1, 2008, a founder of the Company, Michael Wort, was offered a seat on the Board of Directors and as a result was issued 50,000 common stock purchase warrants for the remaining six month service of Fiscal 2009.  These warrants are also exercisable at $1.25 and expire on October 1, 2015.  The warrants vest for each quarter of initiated Board service for the remaining period in Fiscal 2009.

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

On November 17, 2008 the Company entered into an Agreement and Plan of Reorganization with Across America Financial Services, Inc. (“AAFS”).  Under the Agreement, the Company would become a wholly owned subsidiary of AAFS.  The closing of this transaction is subject to certain contingencies, as more fully described in the Agreement of Merger and Plan of Reorganization.

The transaction provides that upon completion of the transaction, AAFS will own 8.8% of the Company’s common stock, on a fully diluted basis.  At December 31, 2008 the Company had 18,210,295 shares outstanding and additionally had 2,007,500 warrants to purchase shares of its Common Stock through the execution of Common Stock Purchase Warrants and 25,000 shares underlying convertible indebtedness.

Subsequent to closing the transaction, AAFS is expected to close on a $1,870,000 Private Placement.  AAFS will sell units for $1.00 per unit consisting of one (1) common share of stock, one half (1/2) common stock purchase warrant and three (3) common stock purchase warrants.  The half purchase warrant will be exercisable at $.25 per share. Two (2) of the warrants will be exercisable at $.50 per share, and one (1) of the warrants will be exercisable at $1.00 per share.  The warrants shall be exercisable for a period of five (5) years from the date of the closing.  The warrants shall contain customary anti-dilution rights (for stock splits, stock dividends and sales of substantially all of the company’s assets) and customary blockage language to limit ownership to less than 10%.  The Company shall use its best efforts to file a registration statement registering the shares underlying the Common Stock purchase warrants within ninety (90) days of the close of the offering.  The $.25 and $.50 warrants shall be callable by the Company provided that an effective registration statement is in place and the Company’s common stock has a closing bid price above $2.50 for 20 out of 30 consecutive trading days, with volume in excess of 50,000 shares per day.

In conjunction with the sale of the Units, Bathgate Capital Partners LLC, an affiliate of the Company, shall be paid a 6% cash commission and 6% warrant coverage on all securities sold.

Additionally, in its capacity as an advisor to the Company on the proposed reverse acquisition with AAFS, Bathgate Capital Partners, LLC, an affiliate of the Company will be issued 1,750,000 warrants to purchase shares of common stock at $.001 per share.  These advisory warrants shall contain the customary anti-dilution rights, piggyback registration rights, and contain a cashless exercise provision.  The issuance of the advisory warrants to Bathgate Capital will result in a significant Black-Scholes charge for Stock Based Compensation.  The recognition of this charge will be reflected in the quarter in which the transaction is closed, which is presently anticipated in the fourth fiscal quarter of 2009 (March).

APRO BIO PHARMACEUTICAL CORPORATION
(A Development Stage Company)
Notes to Financial Statements

Ms. Vicki D.E Barone and Mr. Steven M. Bathgate are Senior Managing Partners of Bathgate Capital Partners LLC.  Ms. Barone is the current Chairperson of the Company, and has acted in that capacity since its merger with MaxCure on March 31, 2008.  Ms. Barone also acted as Chairperson of MaxCure from August, 2007 to the time of the merger with the Company.  Mr. Bathgate is also a director of the Company.

Edward C. Larkin an employee of Bathgate Capital Partners LLC is also the Acting Chief Financial Officer, and an employee of the Company.  Mr. Larkin dedicated an estimated 60% of his time to Company activities during Fiscal 2008.

On May 30, 2008 the wife of a Director of the Company, Steven M. Bathgate, entered into an unsecured convertible debenture agreement with the Company.  Mrs. Bathgate, a related party, loaned $25,000 convertible into common stock at $1.00 per share with an interest rate of 6%.  The convertible debenture matures June 30, 2010.

On November 6, 2008 BOCO Investments, LLC (“BOCO”) an affiliate of  AAFS entered into a bridge loan agreement with the Company pursuant to which BOCO loaned the Company $50,000 with an initial maturity date of February 3, 2009 at an interest rate of twelve percent (12%) per annum.  The note is collateralized by substantially all of the assets of the Company.

The note agreement provided for an automatic extension provision of thirty days to March 5, 2009 provided that BOCO was notified 14 days prior to February 3rd, 2008.  On January 16, 2009 BOCO was notified by the Company of its intention to extend the note to March 5, 2009.  In the event that the note is not repaid, with interest in full on or prior to March 5, 2009, the note goes into default and the interest rate automatically increases from the date of issuance to a default rate of twenty-four (24) percent.

As additional consideration for the $50,000 note, the Company issued 100,000 common stock purchase warrants to BOCO.  These warrants are exercisable at $.50 cents per share and expire on December 31, 2013.  In conjunction with the issuance of these warrants the Company incurred a stock based compensation charge of $25,560, which is treated as accreted interest over the life of the note.

On January 8, 2009 the Company’s Executive Vice President entered into a termination agreement with the Company whereby he agreed to resign as an officer of the Company simultaneous with the proposed closing of the proposed merger with Across America Financial Services, Inc., pursuant to the “Agreement and Plan of Merger” dated November 17, 2008.

In consideration of such Agreement, the Company agreed to pay the officer (within 5 days of the Closing Date of the proposed merger with Across America Financial Services, Inc.), $95,000, reflecting $75,000 in full payment for past compensation owed and $20,000 of reimbursed expenses.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Balance Sheets

	December 31,
Assets	2008	2007
Current assets:
Cash	$8,416	$5,484
Other current assets	535	—
Total current assets	8,951	5,484

Property and equipment, net of accumulated depreciation of $4,250 and $1,755, respectively (Note 2)	5,235	5,668
Intangible assets, net of accumulated amortization of $6,345 and $1,539, respectively (Note 3)	74,056	18,461

Total Assets	$88,242	$29,613

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$539,653	$144,385
Indebtedness to related parties (Note 4)	37,357	14,690
Accrued liabilities	371,008	95,378
Notes payable to related party (Note 4)	—	750,000
Note payable, net of unamortized discount of $16,739 (Note4)	33,261	—
Accrued interest payable to related party (Note 4)	875	38,754
Accrued interest payable, other (Note 4)	917	—
Total current liabilities	983,071	1,043,207

Long-term debt:
Note payable to related party, net of unamortized discount of $18,000 (Note 4)	7,000	—
Derivative liability (Note 4)	7,294	—
Total liabilities	997,365	1,043,207

Shareholders’ deficit (Notes 6 and 7):
Common stock, $.001 par value; 200,000,000 shares authorized, 18,210,295 and
11,226,562 shares issued and outstanding ,respectively	18,210	11,227
Additional paid-in capital	3,035,524	1,539,255
Deficit accumulated during the development stage	(3,962,857)	(2,564,076)

Total shareholders’ deficit	(909,123)	(1,013,594)

Total liabilities and shareholders’ deficit	$88,242	$29,613

The accompanying notes are an integral part of these financial statements.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Statement of Operations

			February 28,
			2006
			(Inception)
	For The Nine Months Ended		Through
	December 31,		December 31,
	2008	2007	2008

Operating expenses:
General and administrative (including stock-based compensation
of $449,017, $650,507, and $1,220,743, respectively - Note 7)	$495,446	$735,704	$1,487,565
Contributed rent, related party (Note 7)	4,620	7,560	14,700
Research and development	241,300	270,400	1,132,497
Compensation and payroll taxes	178,509	324,270	962,548
Professional fees	103,798	89,265	287,373
Total operating expenses	1,023,673	1,427,199	3,884,683
Operating loss	(1,023,673)	(1,427,199)	(3,884,683)

Non-operating income and expenses:
Interest expense (Note 8)	(23,229)	(33,488)	(78,174)
Loss before income taxes	(1,046,902)	(1,460,687)	(3,962,857)

Provision for income taxes (Note 8)	—	—	—

Net loss	$(1,046,902)	$(1,460,687)	$(3,962,857)

Basic and diluted loss per share	$(0.06)	$(0.10)

Basic and diluted weighted average common shares outstanding	18,210,295	11,169,675

The accompanying notes are an integral part of these financial statements.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Statement of Changes in Stockholders' Deficit

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Par Value	Capital	Stage	Total

Balance at March 31, 2008	18,189,462	$18,189	$2,535,914	$(2,915,955)	$(361,852)

April 2008, common stock issued as additional
consideration pursuant to license agreement
($1.00/share) (Note 6)	20,833	21	20,812	—	20,833
May 2008, warrants issued with convertible
promissory note (Note 4)	—	—	14,869	—	14,869
April 2008 through October 2008, issuance
of compensatory common stock purchase
warrants (Note 7)	—	—	428,184	—	428,184
October 2008, warrants issued with
promissory note (Note 7)	—	—	31,125	—	31,125
Contributed rent (Note 7)	—	—	4,620	—	4,620
Net loss	—	—	—	(1,046,902)	(1,046,902)

Balance at December 31, 2008	18,210,295	$18,210	$3,035,524	$(3,962,857)	$(909,123)

The accompanying notes are an integral part of these financial statements.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Statement of Cash Flows

			February 28,
			2006
			(Inception)
	For The Nine Months Ended		Through
	December 31,		December 31,
	2008	2007	2008

Cash flows from operating activities:
Net loss	$(1,046,902)	$(1,460,687)	$(3,962,857)
Adjustments to reconcile net loss to net cash used in operating activities:
Contributed rent	4,620	7,560	14,700
Depreciation and amortization	15,150	2,522	19,284
Stock-based compensation	449,017	650,507	1,220,743
Changes in operating assets and liabilities:
Other assets	73	—	(21,299)
Accounts payable and accrued liabilities	499,589	245,294	881,021
Indebtedness to related parties	22,667	(16,507)	226,549
Net cash used in operating activities	(55,786)	(571,311)	(1,621,859)

Cash flows from investing activities:
Cash proceeds from MaxCure recapitalization	—	—	6,750
Purchases of property and equipment	—	(2,953)	(7,423)
Purchases of intangible assets	(35,401)	—	(35,401)
Net cash used in investing activities	(35,401)	(2,953)	(36,074)

Cash flows from financing activities:
Proceeds from the sale of common stock, net of offering costs	—	231,750	699,055
Proceeds from the sale of common stock warrants	—	1,250	125,000
Proceeds from exercise of common stock warrants	—	—	10,000
Proceeds from the issuance of promissory notes	50,000	—	50,000
Proceeds from the issuance of promissory notes to a related party	25,000	300,000	775,000
Derivative liability	7,294	—	7,294
Net cash provided by financing activities	82,294	533,000	1,666,349

Net change in cash	(8,893)	(41,264)	8,416

Cash, beginning of period	17,309	46,748	—

Cash, end of period	$8,416	$5,484	$8,416

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—	$—	$—
Interest	$—	$—	$—

Noncash investing and financing transactions:
MaxCure recapitalization (Note 1)	$—	$—	$931,491

The accompanying notes are an integral part of these financial statements.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

INTERIM FINANCIAL STATEMENTS:

The accompanying financial statements of Apro Bio Pharmaceutical Corporation (the "Company" or "Apro Bio") have been prepared in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at December 31, 2008, and for all periods presented have been made. It is therefore suggested that these financial statements be read in conjunction with the summary of significant accounting policies and notes to financial statements included in the Company's Audited Financial Statements dated March 31, 2008. The results of operations for the periods ended December 31, 2008 are not necessarily an indication of operating results for the full year.

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Operations:

Apro Bio Pharmaceutical Corporation. (the “Company” or “Apro Bio”) was organized on February 28, 2006, as a Utah corporation. On March 31, 2008 MaxCure Pharmaceuticals, Inc., acquired Apro Bio Pharmaceutical Corporation which at that time was a Utah Corporation.  In the transaction MaxCure Pharmaceutical, Inc., (“MaxCure”) (a Colorado Corporation) remained  the survivor.  MaxCure, however, changed its name to Apro Bio Pharmaceutical Corporation, simultaneous with the completion of the merger.

 For the purposes of reporting its financial statements as of March 31, 2008 and the nine  month period ending December 31, 2008 and December 31, 2007 Apro Bio (old) became the acquirer due to its retaining control in the transaction.  The transaction has been treated as a reverse merger for accounting purposes.

The Company has been engaged in the sponsoring of research and development programs conducted by the University of Colorado Health Sciences Center (“UCHSC”) and one other academic/research institution.  Pursuant to three existing license agreements with the Regents of the University of Colorado (“RUC”), the Company has entered into one Sponsored Research Agreement (“SRA”) related to a pending patent for the treatment of bacterial infection, and is obligated to enter into a second SRA on its license agreement of a issued patent related to the treatment of viral infections.  The third license agreement deals with pending patents related to the method of use of a compound that potentially could be used for decreasing the rate of organ transplantation rejection.  The Company has not generated any revenues from operations. The consolidated financial statements included herein are expressed in United States dollars.  The Company has not generated any revenues from operations since inception.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

Merger and Recapitalization:

On March 31, 2008, Apro Bio Pharmaceutical Corporation entered into a merger agreement with MaxCure Pharmaceutical, Inc. (“MaxCure”).  In connection with the Agreement, MaxCure acquired all of the issued and outstanding common shares of Apro Bio in exchange for 11,726,562shares of MaxCure’s common stock.  At the closing of the Agreement, the former shareholders of Apro Bio owned approximately 64% of the outstanding common stock of MaxCure, resulting in a change in control.

This acquisition has been treated as a recapitalization of Apro Bio, with MaxCure the legal surviving entity.  Since MaxCure had, prior to the recapitalization, limited operations, the recapitalization has been accounted for as the sale of 6,462,900 shares of Apro Bio common stock for the net assets of MaxCure.  Costs of the transaction have been charged to the period in which they are incurred.

MaxCure changed its name to Apro Bio Pharmaceutical Corporation, simultaneous with the completion of the merger.

Immediately, prior to the completion of the merger with MaxCure, MaxCure had 6,462,900 shares outstanding with 130,000 shares underlying common equivalents, all in the form of common stock purchase warrants.  Immediately, prior to the completion of the merger, Apro Bio (old) had 11,726,562 shares outstanding with 1,052,500 shares underlying common stock equivalents.  Upon completion of the merger the total outstanding shares of Apro Bio (new) was 18,189,462, with 1,182,500 shares underlying common equivalents all being common stock purchase warrants.

Basis of Presentation and Going Concern:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has incurred net losses since inception, and as of March 31, 2008, had an accumulated deficit of $2,915,955.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

Management recognizes that the Company must generate additional resources to enable it to continue operations.  Management intends to raise additional financing through debt and equity financings or through other means that it deems necessary, with a view to moving forward and sustaining prolonged growth. However, no assurance can be given that the Company will be successful in raising additional capital.  Further, even if the Company raises additional capital, there can be no assurance that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and may have to cease operations.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income/Loss Per Share Amounts:

SFAS 128, “Earnings Per Share,” provides for the calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted-average number of shares outstanding during the period. Diluted earnings-per-share reflects the potential dilution of securities that could share in the earnings of the Company, similar to fully diluted earnings per share. Potentially dilutive securities, such as common stock options or warrants, are excluded from the calculation when their effect would be anti-dilutive. For the nine months ended December 31, 2008 and December 31, 2007, outstanding warrants to purchase 2,007,500 and 1,492,500 shares of common stock, respectively, would have an anti-dilutive effect and were therefore excluded from the calculation.

Cash and Investments:

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. From time to time the Company’s cash account balances exceeds the balances as covered by the Federal Deposit Insurance System. The Company has never suffered a loss due to such excess balances.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

Impairment of Long-Lived Assets:

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on its review, management does not believe that any impairment of long-lived assets exists at December  31, 2008.

Research and Development:

Research and development costs are charged to expense as incurred.   The Company’s Research activities have historically been focused on one existing Sponsored Research Agreement with the University of Colorado Health Sciences Center (“UCHSC”).  Additionally, during the year ended March 31, 2008, the Company contracted with Colorado State University for specific bacterial work in rodents.  The Company anticipates that it will enter into two additional Sponsored Research Agreements with UCHSC related to it viral licensing agreement and a recently executed license agreement related to graft rejection technology.

Income Taxes:

The Company accounts for income taxes under the asset and liability method, in which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

On January 1, 2008, we adopted the provisions of FASB Interpretation No. 48 (“FIN 48”) “ Accounting for Uncertainty in Income Taxes , an interpretation of FASB Statement No. 109, Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It requires that we recognize in our financial statements, only those tax positions that are “more-likely-than-not” of being sustained as of the adoption date, based on the technical merits of the position. Due to the Company’s net operating loss we do not believe that the implementation of FIN 48 had a material impact on the consolidated financial statements of the Company.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

Convertible Debenture Valuation and Accounting:

We apply the black-scholes option pricing model in valuing common stock purchase warrants and beneficial conversion features issued in conjunction with the notes issued to investors and estimate the fair value of such warrants accordingly. The estimated fair value is recorded as consulting expense as services are provided. Warrants granted to consultants for which vesting is contingent based on future performance are measured at their then current estimated fair value at each period end, until vested.

In the nine months ending December 31, 2008 we issued 50,000 warrants, exercisable at $.50, expiring June 30, 2013 as part of the issuance of a $25,000 convertible debenture issued May 30, 2008 to a related party and we issued 100,000 warrants, exercisable at $.50 expiring December 31, 2013 in conjunction with a $50,000 short term loan issued November 6, 2008, from a separate party. We value the warrants using the Black-Scholes pricing model based on estimated fair value at issuance and the estimated fair value is recorded as debt discount. Amortization of the debt discount is included in interest expense over the life of the debenture, using the straight line method , assuming the debenture will be held to maturity. If the debenture is converted to equity prior to its maturity date, any debt discount not previously amortized is charged to expense.  We also apply EITF No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments,” which requires us to estimate the fair value of the “as converted shares upon the conversion of the convertible debentures” and record a beneficial conversion (debt discount) if the value of the converted shares is greater than the conversion price.

The use of the Black-Scholes model requires that we estimate the fair value of the underlying equity instruments issuable upon the exercise of options and warrants and the conversion of convertible debt into equity. In determining the fair value of our options, warrants and convertible debentures we have utilized  our last sale price of our common stock  for our shares..

Stock-Based Compensation:

Apro Bio accounts for stock-based compensation under Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), using the modified prospective method. SFAS 123R requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. SFAS 123R also requires the stock option or warrant compensation expense to be recognized over the period during which an employee, director or consultant is required to provide service in exchange for the award (generally the vesting period). The Company estimated the fair value of each stock option or warrant at the grant date by using the Black-Scholes option pricing model.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

Income/Loss Per Share Amounts:

SFAS 128, “Earnings Per Share,” provides for the calculation of “Basic” and “Diluted” earnings per share. Basic earnings-per-share includes no dilution and is computed by dividing income available to common shareholders by the weighted-average number of shares outstanding during the period. Diluted earnings-per-share reflects the potential dilution of securities that could share in the earnings of the Company, similar to fully diluted earnings per share. Potentially dilutive securities, such as common stock options or warrants, are excluded from the calculation when their effect would be anti-dilutive. For the periods ended December 31, 2008 and 2007, outstanding warrants to respectively purchase 2,007,500 and 1,492,500 shares of common stock would have an anti-dilutive effect and were therefore excluded from the calculation.

Recent Accounting Pronouncements:

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an Amendment of FASB Statement No. 133 (SFAS 161), which becomes effective on November 15, 2008. This standard changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Management is currently evaluating the impact of adopting this statement.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (SFAS 162), which becomes effective upon approval by the SEC. This standard sets forth the sources of accounting principles and provides entities with a framework for selecting the principles used in the preparation of financial statements that are presented in conformity with GAAP. It is not expected to change any of the Company’s current accounting principles or practices and therefore, is not expected to have a material impact on the Company’s financial statements.

There were various other accounting standards and interpretations issued during 2008, none of which are expected to a have a material impact on the Company’s financial position, operations or cash flows.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

2.  PROPERTY AND EQUIPMENT:

At December 31, 2008 and December 31, 2007, property and equipment consisted of the following:

Property and Equipment	December 31, 2008	December 31, 2007

Furniture and Fixtures	$700	$700
Computer Equipment and Software	8,504	6,442
Office Equipment	281	281
Total Property and Equpment	9,485	7,423
Accumulated Depreciation	(4,250)	(1,755)
Total Property and Equipment (net):	$5,235	$5,668

Depreciation expense totaled $1,629 and $772  for the nine months ending December 31, 2008 and December 31, 2007 respectively.

3. INTANGIBLE ASSETS:

Other long term assets consisted of the following at December 31, 2008 and December 31, 2007:

These intangible assets consist of capitalized patent costs associated with the Company’s licensing of three license agreement from the RUC.

	December 31, 2008	December 31, 2007
Other Assets
Capitalized Patent Costs
Bacterial	$20,665	$20,000
Viral	25,000	-
Cell/Transplant Rejection	34,736	-
Accumulated Amortization	$(6,345)	$(1,539)
Other Assets (net of accumulated amortization)	74,056	18,461

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

Estimated Amortization of Capitalized Patent Costs for the next five fiscal years and thereafter is as follows:

Fiscal Year	Bacterial	Viral	Graft Rejection

Ending March 31, 2009	$1,094	$1,928	$786
Ending March 31, 2010	1,094	1,928	2,089
Ending March 31, 2011	1,094	1,928	2,089
Ending March 31, 2012	1,094	1,928	2,089
Ending March 31, 2013	1,094	1,928	2,089
Thereafter	10,877	13,332	25,595
Total:	$16,347	$22,972	$34,737

4. RELATED PARTY TRANSACTIONS AND OBLIGATIONS:

A summary of the long-term debt and scheduled future maturities as of December 31, 2008 and 2007 follows:

Long Term Debt:	December 31, 2008	December 31, 2007

Note Maturing June 30, 2010	$25,000	$-
Total:	25,000	-
Less Discounts:	18,000	-
Long Term Portion:	$7,000	$-

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

The note payable obligation of $25,000 is owed to the wife of Steven M. Bathgate, a director of the Company.  The note was originally issued on May 30, 2008 at an interest rate of 6%.

The note is convertible into the Company’s common stock at a conversion price of $1.00 per share.  In conjunction with the notes issuance the Company issued 50,000 common stock purchase warrants which were initially exercisable at $1.00 per share, with the warrants expiring June 30, 2013.  The warrants contained a triggering provision, which provided that on a one time basis that the warrants would be reduced in the event that prior to December 31, 2008 the Company issued common stock purchase warrants below the $1.00 exercise price.  On November 6, 2008 the Company entered into a short term debt issuance which forced the exercise price of the warrants to be reduced to $.50 per share, by the triggering event of the Company’s issuing common stock purchase warrants at an exercise price of $.50 in conjunction with the November 6, 2008 debt issuance.

The warrant issuance created a black-scholes charge of an amount in excess of the purchase price.  Consequently the note amount, was offset by a discount of $25,000 at the date of issuance, and will accrete at the rate of $1,000 per month until maturity on June 30, 2010.  Consequently, the notes carrying value on its books reflect a discount of $18,000, resulting in a note carrying balance of $7,000 as of December 31, 2008.

Issuance of Short Term Bridge Loan and Common Stock Purchase Warrants:

On November 6, 2008 the Company issued to BOCO Investments, LLC a short term promissory note for proceeds totaling $50,000.  The note matures on March 31th, 2009 (after the Company executed extension agreements) and carries a 12% interest rate, which is subject to an adjusted default rate of 24%.

The note is secured by a security agreement collateralized by all the Company’s assets and intellectual property.

In conjunction with the issuance of the note, the Company issued 100,000 common stock purchase warrants with an exercise price of $.50 which expire December 31, 2013.

The proceeds from the sale of debt and stock purchase warrants were allocated to the two instruments based on the relative fair values of the instruments at the time of issuance.  The portion of the proceeds allocated to the warrants has been accounted for as paid-in-capital and the remainder allocated to the debt security.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

The results of this treatment resulted in the $50,000 note being issued at a discount to the face amount, with it accreting to the aggregate value by March 5, 2009.

The fair value of the debt at the date of issuance was based on the face value of $50,000.

The fair value of the warrants was determined using the Black-Scholes model which resulted in a total value of $82,435.

The relative fair value of the debt at the date of issuance was $18,875.

The relative fair value of the warrants at the date of issuance was $31,125.

From the date of issuance of the note on November 6, 2008, the initial discount on the note of $31,125 incurred $14,386 in amortization for the quarter ending December 31, 2008.  This left the unamortized discount on the note at $16,739, with a note payable balance of $33,261 at December 31, 2008.

Indebteness to related parties consisted of the following amounts as of December 31, 2008, and December 31, 2007:

	December 31, 2008	December 31, 2007

Expenses Payable-Officers	$23,995.00	$14,690.00
Indebtedness to Bathgate Capital Partners	13,362	-
Accrued Interest Payable-Related Party	875	38,754
Total	$38,232	$53,444

Other Indebtedness:
Note Payable-to Related Party, Net of Unamortized Discount of $18,000	$7,000	$750,000

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

5. COMMITMENTS AND CONTINGENCIES – LICENSE AGREEMENTS:

The Company’s license agreement with the University of Colorado related to its bacterial licensing and associated Sponsored Research Agreement requires the Company to make payments to the University of Colorado Health Science Center (“UCHSC”) on a quarterly basis.  As of December 31, 2008 University License Equity Holdings, Inc.(“ULEHI”), an affiliate of the RUC, owned 728,895 shares of our Common Stock, or 4% of the outstanding shares.  Additionally, the Company committed to issue an additional 2% of the fully diluted outstanding shares of the Company upon completion of its merger with Across America Financial Services, Inc., and any related issuance of any common stock, or warrants.  The transaction with AAFS is more fully described within footnote 11 Agreement and Plan of Reorganization with Across America Financial Services. Assuming consummation of this agreement ULEHI would own in excess of 5% of the outstanding stock of the Company at the time of the completion of the merger.

As of December 31, 2008 the Company was in arrears for payments totaling $321,300 under its Sponsored Research Agreement during the nine month period ending December 31, 2008.  Consequently, the Company was in technical default on the agreement as of December 31, 2008.

During the quarter ended December 31, 2008, we entered into negotiations with the Regents of the University of Colorado ("RUC"), relative to their granting us an extension on past due payments under the original Sponsored Research Agreement.   On January 9, 2009, the Company reached an agreement with the RUC for a deferral of the $321,300 in SRA payments due in Year three of the Agreement, or Calendar 2008, into 2009.

The new payment schedule is as follows.

Payment 1:    $80,000 on or before April 1, 2009

Payment 2:    $80,000 on or before July 1, 2009

Payment 3:    $80,000 on or before October 1, 2009

Payment 4:    $81,300 on or before January 1, 2010

New Licensing Agreement with the Regents of the University of Colorado related to the Prevention and Treatment of Graft Rejection and the Promotion of Graft Survival:

On November 12, 2008 the Company entered into a new worldwide licensing agreement with the RUC related to the “prevention and treatment of graft rejection and promotion of graft survival”.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

Pursuant to this licensing agreement the Company agreed to reimburse the University of Colorado $34,717 for patent expenses, plus additional costs related to the license in an amount not to exceed $15,000.  $34,736 has been capitalized under other assets for capitalized patent costs related to the related case number patent filings.

Additionally the Company is obligated to enter into an additional Sponsored Research Agreement for the benefit of Dr. Charles Dinarello as the Principal Investigator, to support work related to development of licensed products.  The amount of Sponsored Research shall be at least $300,000 for the first year, and at least $250,000 for each of the following two years (i.e. a total minimum amount of $800,000 for three years

As additional consideration for the issuance of the license agreement, the Company is to issue two percent (2%) of the outstanding shares of the Capital Stock of the Company, on a fully diluted basis at the closing of the Company’s planned reverse merger with Across America Financial Services, Inc., which calculation will include all Placement Agent Warrants, Units, and Shares issued in conjunction with the closing of the merger, as described in the merger term sheet.  These additional shares shall be issued to University License Equity Holdings, Inc., an affiliate of the University of Colorado.

Whereas the stock license fee is to be issued simultaneous with the closing of the merger with Across America Financial Services, Inc., the Company has not accrued the issuance of these shares as of the date of the license agreement (November 12, 2008).  The issuance of these shares is anticipated to be finalized during the year ending March 31, 2009.

6. COMMON STOCK SALES AND ISSUANCE OF STOCK PURSUANT TO THE ANTI-DILUTION PROVISION OF THE LICENSING AGREEMENT AND STOCK PURCHASE AGREEMENT WITH THE RUC:

Pursuant to the anti-dilution provision of its license agreement with the RUC, the Company accrued the issuance to the ULEHI of 20,833 restricted shares of common stock on April 15, 2008.  This share issuance was triggered by the share issuance of 500,000 shares of Common Stock to an investor who exercised Common Stock Purchase warrants on March 31, 2008.  This share issuance is required pursuant to the anti-dilution provision of the Stock Purchase Agreement with the RUC.  This agreement requires, that all times pending the completion of a going public transaction that the RUC own 4% of the outstanding shares of APRO.  Consequently, each issuance of stock to RUC is determined not by multiplying the triggering stock issuance by 4% but rather by the formula of dividing the triggering stock issuance by .96 (100-4 by example), and then subtracting the triggering stock issuance.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

The results of this transaction affected the Nine Month Period Ending December 31, 2008 as following.  The triggering transaction above resulted in a Stock Based Compensation Charge of $20,833 based on the most recent equity sale of the Company’s common stock.

7. STOCKHOLDERS’ EQUITY, AND COMPENSATORY STOCK WARRANT ISSUANCE:

Effective January 1, 2007 the Company implemented the rules of SFAS 123(R), “Share-Based Payment,” which requires the Company to expense as compensation the value of Warrant grants and options as determined in accordance with the fair value based method prescribed in SFAS 123(R). The Company estimates the fair value of each stock option or warrant issuance at the grant date by using the Black-Scholes-Merton option pricing model.

For all of the Company’s share based payment transactions, the Company issues previously unissued shares which are authorized by the Board of Directors on an as needed basis.

The Company estimates the inputs used in calculating the value of its share purchase warrants, calculated through the use of the black-scholes Model.  The Company estimates the term of the share purchase warrants using the simplified method calculation.  The estimated risk free rate used is estimated based on US treasury Bills whose term is consistent with the warrants.  The estimated volatility is based on the average volatility in stock price of ten small cap bio-tech  companies.  Dividend yield is estimated based on management’s expectations for future dividend payments.  The forfeiture rate assumed by the Company is also based on management’s expectations as there has been a lack of forfeitures recognized from the Company’s inception to date.

In addition to issuing share purchase warrants to the Company’s Board of Directors , the Company has issued warrants in conjunction with debt issuances, for which expense is recognized through the amortization of the corresponding debt discount

The Company has provided non-qualified stock-based compensation to employees, directors and consultants in the form of common stock purchase warrants. Additionally, the Company recognized Stock Based Compensation charges for outright issuances of common stock pursuant to the license agreement with the RUC, the Company recognized stock-based compensation during the nine month period ending December 31, 2008 and 2007 respectively as follows:

On March 31, 2008 a holder of 500,000 common stock purchase warrants delivered his notice of exercise of the referenced warrants with the associated payment.  In April, 2008 the Company authorized the issuance of 20,833 shares of its common stock to the RUC as additional consideration pursuant to the anti-dilution provision of its license agreement and stock purchase agreement (subscription agreement).  The fair value of the transactions 20,833 is reported in the accompanying financial statements as stock-based compensation.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

On November 12, 2008 the Company entered into a third license agreement with the RUC.  In conjunction with the issuance of this license the Company agreed to amend the terms of its stock purchase agreement with the RUC, by authorizing the issuance of an additional 2% of the fully-diluted outstanding shares of the Company’s common stock upon completion of its merger with Across America Financial Services, Inc.  Such calculation shall include all Placement Agent Warrants, Units and Shares issued in connection with the closing of the merger, as described in the merger term sheet.

The amendment to the subscription agreement specifies that the 2% issuance to ULEHI, will not occur until the closing with AAFS is concluded, which is expected prior to the end of the Company’s fiscal year ending March 31, 2009.

Summary of Assumptions used in Black-Scholes Calculations For Nine Months Ended December 31, 2008 and 2007:

	2008	2007
Expected life	7 years	11 months to 5 years
Volatility	100.26-100.53%	94.53-95.07%
Risk-free interest rate	2.1-3.2%	4.5-4/97%
Dividend yield	0%	0%

Summary of Nine Months Ended December 31, 2008 Common Stock Warrant Issuances by Exercise Price:

Exercise Price (A)	Number of Shares (B)	Expiration Date:	Exercise Price X Number of Shares =(A X B)
$0.50 (1)	150,000	June-Dec. 2013	$ 75,000
$1.25	675,000	April-Oct. 2015	843,750
Aggregate Exercise Price			$ 918,750

(1)
Includes 100,000 Warrants issued to BOCO Investments, LLC as additional consideration for the issuance of a $50,000 bridge, an affiliate of AAFS, and 50,000 warrants issued to the wife of a director of the Company.  Warrant obligation assumed in merger with MaxCure.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

Schedule of Common Stock Warrant Activity from inception through the Nine Months Ended December 31, 2008:

	Shares Underlying Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life Years	Aggregate Intrinsic Value (1)

Outstanding at March 31, 2006	-	-	-	-
Granted	520,000	$1.10	2.09 Years	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding at March 31, 2007	520,000	$1.10	4.00 Years	-
Granted	1,032,500	$0.56	1.52 Years	$490,000
Assumed in Merger with MaxCure	130,000	$1.00		-
Exercised	(500,000)	$0.02	N/A	($490,000)
Forfeited	-	N/A	N/A	N/A
Outstanding at March 31, 2008	1,182,500	$1.07	2.75 Years	-
Exercisable at March 31, 2008	1,182,500	$1.07	2.75 Years	-

Granted	875,000	$1.12		$75,000
Exercised	-	-
Forfeited	(50,000)	$1.25
Outstanding at December 31, 2008 (2)	2,007,500	$1.08	5.15 Years	$75,000
Exercisable at December 31, 2008 (2)	2,007,500	$1.08	5.15 Years	$75,000
_________________

(1) The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the price of the Company’s last sale of its privately held stock and the exercise price, multiplied by the number of in the money warrants) that would have been received by the warrant holders, had all the warrant holders been able to and in fact had exercised their warrants on December 31, 2008 at the last sale price of the Company’s privately held stock ($1.00).

(2) Includes 50,000 common stock purchase warrants owned by the wife of a director of the Company.  These warrants were issued as additional consideration for the issuance of a $25,000 convertible note and have a expiration date of 6/30/2013 and are exercisable at $.50.  Also includes the issuance of 100,000 common stock purchase warrants to an investor in conjunction with the issuance of a $50,000 short term note.  The warrants have an expiration date of 12/31/2013 and are exercisable at $.50.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

Stock Based Compensation Charges During the Nine Month Period Ended December 31, 2008:

During the nine month period ending December 31, 2008 the Company incurred a Black-Scholes SBC charge of $20,833 for a share issuance triggered by the anti-dilution provision of the Company’s licensing agreement with the Regents of the University of Colorado.  On March 31, 2008 a holder of 500,000 Common Stock purchase warrants delivered a check to exercise the referenced warrants. The funds were deemed as cleared by management on April 15th, 2008 dictating a net issuance of 20,833, shares of Common Stock to University License Equity Holdings Inc., an entity associated with the University of Colorado.

Effective April 15th, 2008 the Company authorized the issuance of an aggregate of 100,000 common stock purchase warrants to one (1) Apro Director, for Board Service on Apro Bio’s (old) Board during the year ended March 31, 2008. The warrants vest immediately, and are exercisable until April 15, 2015 at an exercise price of $1.25.  The Company incurred a Stock Based Compensation Charge of $81,528 in the nine month period ending December 31, 2009 for the issuance of this warrant. Stock based compensation expense was calculated based upon a fair value calculation using the following assumptions: exercise price of $1.25 expected life of seven years, assumed stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 3.03%, and volatility of  100.53%.

Effective April 15th, 2008 the Company authorized the issuance of an aggregate of 500,000 common stock purchase warrants to five (5)  Directors for Board Service during the year ending March 31, 2009.The Company’s President and CEO subsequently resigned from his capacities as an officer of the Corporation effective May 31, 2008, and as a Director on October 1, 2008.   Consequently, the Company’s past President and CEO vested only 50,000 of the Board service warrants for the year ending March 31, 2009 and only 50,000 were issued.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

The remaining Director warrants vest over four (4) fiscal quarters of service for the year ending March 31, 2009, and each vesting period is earned on the first day of the fiscal quarter. Stock compensation expense totaling $407,640 was calculated based upon a fair value calculation using the following assumptions: exercise price of $1.25 expected life of seven years, assumed stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 2.1%, and volatility of 100.53%.   The warrants were issued subsequent to the Company’s past President and CEO’s  resignation of October 1, 2008 as a Director of the Company, and consequently quarterly charges associated with 50% of the individually imputed charges will not be posted in fiscal Quarters subsequent to the September 30, 2008 Quarter.  As a result of the  resignation only 50,000 of the initially authorized warrants are vested for issuance.

Effective August 6th, 2008 the Company authorized the issuance of an aggregate of 75,000 common stock purchase warrants to a new Director for Board Service during the year ending March 31, 2009. The warrants vest over 3 fiscal quarters of service, and each vesting period is earned on the first day of the fiscal quarter. Stock compensation expense totaling $61,392 was calculated based upon a fair value calculation using the following assumptions: exercise price of $1.25, expected life of seven years, assumed stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 3.55%, and volatility of 100.02%.

Effective October 1, 2008 the Company authorized the issuance of an aggregate of 50,000 Common Stock Purchase Warrants to a new Apro Director for Board Service during the fiscal year ending March 31, 2009.  The warrants vest over 2 fiscal quarters of service, and each vesting period is earned on the first day of the fiscal quarter. Stock compensation expense totaling $40,759 was calculated based upon a fair value calculation using the following assumptions: exercise price of $1.25, expected life of seven years, assumed stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 3.2%, and volatility of 100.26%.

Stock Based Compensation Charges During the Nine Month Period Ended December 31, 2007:

During the nine month period ending December 31, 2007 the Company issued 30,000 common stock purchase warrants to an outside director for initiation of service on the Company’s Board of Directors.  The term of the warrant was for a period of five (5) years expiring April 30, 2012 and exercisable at a purchase price of $1.10 per share.  In conjunction with this warrant issuance the Company incurred a Black-Scholes per warrant of $.7305 for an aggregate charge for SBC of $21,915.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

The SBC calculation, directly above is based upon a fair value calculation using the following assumptions: exercise price of $1.10 expected life of 5 years, assumed stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 4.5%, and volatility of  95.07%.

During the nine month period ending December 31, 2007 the Company issued 500,000 common stock purchase warrants to a consultant to purchase common stock at a purchase price of $.02 per share, with an expiration date of March 31, 2008.  The consultant on March 31, 2008 delivered his notice to exercise the Common Stock Purchase warrants and delivered a check for $10,000 which was not deposited until subsequent to month end.  The issuance of the 500,000 shares is reflected in a $500 increase in Common Stock ($.001 Par Value) and an increase in Paid in Capital of $9,500.  In conjunction with the issuance of these common stock purchase warrants the Company incurred a Black-Scholes charge of $.9803 per warrant for aggregate Stock Based Compensation (“SBC”) charge of $490,150, which is reflected in the financial statements of the Company for the period ending March 31, 2008.

The SBC calculation, directly above is based upon a fair value calculation using the following assumptions: exercise price of $.02 expected life of .83 years, assumed stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 1.94%, and volatility of 95.05%.

During the nine month period ending December 31, 2007 the Company issued 30,000 warrants to the same consultant to purchase common stock at a purchase price of $1.00 per share, expiring May 10, 2010.  In conjunction with this warrant issuance the Company incurred a Black-Scholes charge per warrant of $.6011 for aggregate SBC of $18,033.

The SBC calculation, directly above is based upon a fair value calculation using the following assumptions: exercise price of $1.00 expected life of 3 years, assumed stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 4.6%, and volatility of 94.98%.

During the nine month period ending December 31, 2007 the Company issued to an employee 150,000 Common Stock Purchase warrants.  The warrants are exercisable at $1.10 per share and expire July 1, 2012.  In conjunction with this warrant issuance the Company incurred a Black-Scholes charge per warrant of $.7312 for aggregate SBC of $109,680.

The SBC calculation, directly above is based upon a fair value calculation using the following assumptions: exercise price of $1.00 expected life of five (5) years, assumed stock price of $1.00 at date of grant, dividend yield of 0%, interest rate of 4.97%, and volatility  of  94.53%.

In March, 2009 the above referenced employee entered into an agreement with the company to terminate his employment with the Company.  Upon the pending closing of the merger with AAFS and the proposed financing associated with it, the Company and the employee have agreed to exchange 150,000 previously issued warrants without cashless exercise provisions for 100,000 common stock purchase warrants with the same exercise price and expiration date as the previously issued warrants.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

During the nine month period ending December 31, 2007 the Company incurred a Black-Scholes SBC charge of $10,729 for a share issuance triggered by the anti dilution provision of the Company’s licensing agreement with the Regents of the University of Colorado.  During the period from May through June of 2007, the Company sold 257,500 shares of Common Stock to two individual investors triggering a net issuance of 10,729 shares of Common Stock to University License Equity Holdings Inc., an entity associated with the University of Colorado.

8. INCOME TAX:

The Company records its income taxes in accordance with SFAS No. 109 “Accounting for Income Taxes”.  The Company  incurred net operating losses during all periods presented resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense resulted in $-0- income taxes.

9. COMMITMENTS AND CONTINGENCIES:

Employment Agreements:

As of December 31, 2008 the Company had an employment agreement with its Executive Vice President requiring minimum annual compensation of $150,000 and provision of benefits including car allowance of $600 per month and reimbursement of health care costs.

On January 8, 2009 the Company’s Executive Vice President entered into a termination agreement with the Company whereby he agreed to resign as an officer of the Company simultaneous with the proposed closing of the proposed merger with Across America Financial Services, Inc., pursuant to the “Agreement and Plan of Merger” dated November 17, 2008.

In consideration of such agreement the Company agreed to pay the officer (within 5 days of the closing date of the proposed merger with Across America Financial Services, Inc.,) $95,000 in cash or certified funds, reflecting $75,000 of compensation and reimbursement of $20,000 in expenses.  Additionally the Company shall issue to the officer 50,000 shares of common stock of the Company, or its successor with 5 days of the closing date.

10. SUBSEQUENT EVENTS:

On January 14, 2009 the Board of Directors of the Company unanimously authorized the extension of certain common stock purchase warrants that were previously issued to investors, by a period of two years.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

The Board came to this conclusion based on the fact that the affected warrants, would expire prior to the expiration of lockup agreements required by AAFS in conjunction with the contemplated acquisition of the Company by AAFS, unless extended.  Whereas the affected warrant holders would not have access to liquid markets in the event that the Company failed to extend the warrants, the Board determined to extend these warrants to a point in time where they would have access to the publicly traded markets for their securities.

The warrants affected by this resolution include 500,000 $1.10 exercise price common stock purchase warrants which originally had an expiration date of March 31, 2010, to a new expiration date of March 31, 2012.  Included in these warrants are 80,000 common stock purchase warrants purchased by an outside Director of the Company and 5,000 common stock purchase warrants purchased by the past CEO, President, and a Director of the Company.  These warrants were purchased by the aforementioned parties for a purchase price of $.25 per warrant, the same purchased price, and terms as was sold to the remaining 415,000 unaffiliated warrant owners.

The warrants affected also include an aggregate of 257,500 common stock purchase warrants issued to two unaffiliated investors in conjunction with their purchase of units of common stock and warrants in the quarter ending June 30, 2007.  250,000 of these warrants have been authorized to be extended from May 10, 2010 to May 10, 2012, with the remaining 7,500 warrants extended from June 6, 2010 to June 6, 2012.

Additionally affected are 30,000 warrants issued to a consultant in the quarter ending June 30, 2007 which were originally scheduled to expire on May 10, 2010 to May 10, 2012.  25,000 of these warrants were subsequently assigned to an unaffiliated person.

On January 8, 2009, the Company entered into a resignation and settlement agreement with its Executive Vice President.  Pursuant to this agreement, the past officer has agreed to settle for a lump sum payment of $95,000 (comprised of $75,000 in compensation and reimbursement of $20,000 of business expenses) and 50,000 shares of our common stock to be paid within five (5) business days of the closing of the proposed business combination with Across American Financial Services, Inc.  Our financial statements for the nine month period reflect amounts owing to David Floor for back pay, medical, and health benefits and for car allowance and business expenses, the amounts owed are reflected in the financial statements for the nine month period ending December 31, 2008.

On January 30, 2009 the Company entered into an agreement with an outside medical industry consultant providing for the issuance of 48,000 warrants exercisable at $1.25 for five years, in six equal monthly installments, commencing for services to be rendered commencing April 1, 2009.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

On May 31, 2008, our past Chief Executive Officer, President and Director resigned as the Company’s Chief Executive Officer and President.  Subsequently on October 1, 2008, the individual resigned his remaining capacity as a Director of Apro Bio Pharmaceutical Corporation.    In relationship to the proceeding information, on March 3rd, 2009, the Company entered into a settlement agreement with David C. Olson, the Company’s past CEO and President.    Pursuant to this agreement, Olson agreed to settle any and all claims with the Company, for a lump sum payment of $45,000 and 60,000 shares of our common stock to be paid within five business days of the closing of the proposed business combination with Across American Financial Services, Inc.  Our financial statements for the nine month period reflect amounts owing to David Olson for back pay, medical, health, and dental benefits and for car allowance, the amounts owed are reflected in the financial statements for the nine month period ending December 31, 2008.

On March 3rd, 2009, the Company entered into a settlement agreement with a past part-time employee and officer of the Company.    Pursuant to this agreement,  the employee agreed to settle any and all claims with the Company, for a total of $55,000 to be paid upon one half (1/2) on the closing of the proposed business combination with Across American Financial Services, Inc, and the remaining one half (1/2) over twelve equal monthly installments.  Our financial statements for the nine month period reflect amounts owing to the employee for back pay and business expenses incurred on the Company’s behalf.  The amounts owed are reflected in the financial statements for the nine month period ending December 31, 2008.

The agreement with the employee also provides that the employee will be issued a total of 100,000 common stock purchase warrants (exercisable at $1.10 expiring 7/1/2012) with cashless exercise provisions, forfeiting 50,000 warrants (without cashless exercise provisions) with the same exercise price and duration.

11.  AGREEMENT AND PLAN OF REORGANIZATION WITH ACROSS AMERICA FINANCIAL SERVICES:

Agreement to Enter Into Reverse Merger Transaction:

On November 17, 2008 the Company entered into an Agreement and Plan of Reorganization with Across America Financial Services, Inc. (“AAFS”).  Under the Agreement, the Company would become a wholly owned subsidiary of AAFS.  The closing of this transaction is subject to certain contingencies, as more fully described in the Agreement of Merger and Plan of Reorganization.

The transaction provides that upon completion of the transaction, AAFS will own 8.8% of the Company’s common stock, on a fully diluted basis.  At December 31, 2008 the Company had 18,210,295 shares outstanding and additionally had 2,007,500 warrants to purchase shares of its Common Stock through the execution of Common Stock Purchase Warrants and 25,000 shares underlying convertible indebtedness.

APRO BIO PHARMACEUTICAL CORPORATION
(A Developmental Stage Company)
Notes to Consolidated Financial Statements

Subsequent to closing the transaction, AAFS is expected to close on a $1,870,000 Private Placement.  AAFS will sell units for $1.00 per unit consisting of one (1) common share of stock, one half (1/2) common stock purchase warrant and three (3) common stock purchase warrants.  The half purchase warrant will be exercisable at $.25 per share. Two (2) of the warrants will be exercisable at $.50 per share, and one (1) of the warrants will be exercisable at $1.00 per share.  The warrants shall be exercisable for a period of five (5) years from the date of the closing.  The warrants shall contain customary anti-dilution rights (for stock splits, stock dividends and sales of substantially all of the company’s assets) and customary blockage language to limit ownership to less than 10%.  The Company shall use its best efforts to file a registration statement registering the shares underlying the Common Stock purchase warrants within ninety (90) days of the close of the offering.  The $.25 and $.50 warrants shall be callable by the Company provided that an effective registration statement is in place and the Company’s common stock has a closing bid price above $2.50 for 20 out of 30 consecutive trading days, with volume in excess of 50,000 shares per day.

In conjunction with the sale of the Units, Bathgate Capital Partners LLC, an affiliate of the Company, shall be paid a 6% cash commission and 6% warrant coverage on all securities sold.

Additionally, in its capacity as an advisor to the Company on the proposed reverse acquisition with AAFS, Bathgate Capital Partners LLC, an affiliate of the Company will be issued 1,750,000 warrants to purchase shares of common stock at $.001 per share.  These advisory warrants shall contain the customary anti-dilution rights, piggyback registration rights, and contain a cashless exercise provision.  The issuance of the advisory warrants to Bathgate Capital will result in a significant Black-Scholes charge for Stock Based Compensation.  The recognition of this charge will be reflected in the quarter in which the transaction is closed, which is presently anticipated in the fourth fiscal quarter of 2009 (March).

Ms. Vicki D.E Barone and Mr. Steven M. Bathgate are Senior Managing Partners of Bathgate Capital Partners LLC.  Ms. Barone is the current Chairperson of the Company, and has acted in that capacity since its merger with MaxCure on March 31, 2008.  Ms. Barone also acted as Chairperson of MaxCure from August, 2007 to the time of the merger with the Company.  Mr. Bathgate is also a director of the Company.

Edward C. Larkin, an employee of Bathgate Capital Partners LLC, is also the Acting Chief Financial Officer and an employee of the Company.  Mr. Larkin dedicated an estimated 60% of his time to Company activities during Fiscal 2008.

Unaudited Pro-Forma as if Combined
Balance Sheets

Across America Financial Services, Inc. (Audited) and Apro Bio Pharmaceutical Corporation (Unaudited)
	Historical as of December 31, 2008
	Across America Financial Services, Inc.	Apro Bio Pharmaceutical Corporation	Footnote	Pro Forma Adjustments	Unaudited Pro Forma Combined December 31, 2008
ASSETS
Current assets:
Cash	$23,287	$8,416	(3)	$813,300	$845,003
Prepaid expenses:	1,902	-		-	1,902
Other current assets:	-	535		-	535
Total current assets	25,189	8,951		813,300	847,440

Other assets:
Property and equipment net of accumulated	-	5,235		-	5,235
depreciation of ($-0- and $4,250) respectively					-
Capitalized license costs net of accumulated	-	74,056		-	74,056
amortization of ($-0- and $6,435) respectively					-
Total other assets	-	79,291		-	79,291

Total assets	$25,189	$88,242		$813,300	$926,731

LIABILITIES AND SHAREHOLDERS DEFICIT
Current liabilities:
Accounts payable:	$-	$539,653	(1)	$145,000	$684,653
Indebtedness to related parties	135,298	37,357	(4)(5)	(19,800)	152,855
Accrued liabilities:	8,300	371,008	(2)	(285,000)	94,308
Notes payable, net of unamortized discount of $16,739	-	33,261	(5)	(5,761)	27,500
Accrued interest payable to related party	-	875		(2,640)	(1,765)
Accrued interest payable, other	-	917		-	917
Total current liabilities	143,598	983,071		(36,201)	1,090,468

Long term notes payable					-
Note payable to related party, net of unamortized discount of $18,000	-	7,000		-	7,000
Derivative liability	-	7,294		-	7,294
Total liabilities	$143,598	$997,365		$(168,201)	$977,762
					-
Shareholders deficit					-
Preferred stock					-
Common stock $.001 par value; 50,000,000 and 200,000,000					-
authorized, 1,961,200 and 18,210,295 (22,163,000 pro forma) ( issued and outstanding respectively)	1,961	18,210	(2)(3)(4)(5)(6)(7)(8)	3,593	23,764
Additional paid in capital	15,535	3,035,524	(2)(3)(4)(5)(6)(7)(8)	4,751,169	7,802,228
Deficit accumulated during development stage	(135,905)	(3,962,857)	(1)(5)	(3,773,261)	(7,872,023)
Total shareholders deficit:	(118,409)	(909,123)		981,501	(46,031)
Total liabilities and shareholders deficit:	$25,189	$88,242		$813,300	$926,731

The accompanying notes are an integral part of these financial statements.

Unaudited Pro-Forma as if Combined
Statement of Income and Loss

Across America Financial Services, Inc. (Audited) and Apro Bio Pharmaceutical Corporation (Unaudited)

	Historical for Period Ending December 31, 2008
	Across America Financial Services, Inc.	Apro Bio Pharmaceutical Corporation	Footnote	Pro Forma Adjustment	Unaudited Pro Forma Combined as of December 31, 2008

Costs and Expenses;
General and administrative (including stock-based
compensation of $-0- ,$449,017, ($2,019,885 pro-forma respectively)	$61,331	$495,446	(2)(6)(7)(8)	$2,921,522	$3,478,299
Other general and administrative:
Contributed rent, related party	-	4,620		-	4,620
Research and development	-	241,300	(9)	600,000	841,300
Compensation and payroll taxes	-	178,509		-	178,509
Professional fees	-	103,798	(1)	235,000	338,798
Total operating expenses	61,331	1,023,673		3,756,522	4,841,526
Operating loss	(61,331)	(1,023,673)		(3,756,522)	(4,841,526)

Non operating expenses
Interest expense (related parties)	(13,463)	(23,229)		-	(36,692)
Loss before income taxes	(74,794)	(1,046,902)		(3,756,522)	(4,878,218)

Provision for incometTaxes	-	-		-	-

Net loss	$(74,794)	$(1,046,902)		$(3,756,522)	$(4,878,218)
Net loss per common share	(0.04)	(0.06)		-	(0.21)
Shares outstanding at December 31, 2008	1,961,200	18,210,295	(10)	3,593,072	23,764,567

The accompanying notes are an integral part of these financial statements.

Across American Financial Services, Inc. and Apro Bio Pharmaceutical Corporation.
Notes to Condensed Consolidated Pro-Forma Balance Sheet and Statement of Operations

CONDENSED CONSOLIDATED PRO-FORMA BALANCE SHEET AND STATEMENT OF OPERATIONS

The accompanying Condensed Consolidated Pro-Forma Balance Sheet for the period ending December 31, 2008 and the Condensed Consolidated Pro-Forma Statement of Operations for Across America Financial Services, Inc (“AAFS”) for the twelve month period ending Decmber 31, 2008 and Apro Bio Pharmaceutical Corporation (“APRO”) for the nine month period ending December 31, 2008 have been prepared in accordance with generally accepted accounting principles.  In the opinion of management, all adjustments necessary to present fairly the financial position and results of operations in conformity with accounting principles generally accepted in the United States of America have been included.  It is suggested that these Condensed Consolidated Pro-Forma Financial statements be read in conjunction with the AAFS Form 10-K for the year ending December 31, 2008 and the audited and unaudited financial statements for the year ended March 31, 2008 and the nine month period ending December 31, 2008 for APRO respectively.

Plan of Merger of Across America Financial Services, Inc. and Apro Bio Pharmaceutical Corporation.

On March 31, 2009 Across America Financial Services, Inc merged with Apro Bio Pharmaceutical Corporation.  For legal purposes AAFS was the acquirer.  For accounting purposes however APRO became the acquirer due to the prior APRO shareholders owning 18,210,295 common shares or 76.6% of the 23,764,567 shares outstanding upon completion of the merger and a $1.87 million private placement of AAFS common shares and common stock purchase warrants.    In conjunction with the merger, Bathgate Capital Partners LLC (“BCP”), an affiliate of APRO was issued 1,750,000 common stock purchase warrants exercisable at $.001 and expiring March 31, 2013 as a financial advisory fee for representing APRO in the merger.  BCP was also paid a fee of $112,200 for the related private placement securities and the roll-over of a $50,000 promissory note issued to BOCO Investments, LLC into the private placement.

Separately, and in conjunction with the merger West Mountain Asset Management, Inc. (“WM”) was issued a management service fee for services provided to AAFS of 277,133 shares of common stock and David Wagner and Associates, PC, was issued 25,000 shares of AAFS common stock for legal services.

Across American Financial Services, Inc. and Apro Bio Pharmaceutical Corporation.
Notes to Condensed Consolidated Pro-Forma Balance Sheet and Statement of Operations

Prior to the transaction AAFS had 800,000 common stock equivalents represented by 200,000 common stock purchase warrants and 600,000 shares underlying convertible notes.  APRO had 2,032,500 common stock equivalents outstanding immediately prior to the merger represented by 2,007,500 common stock purchase warrants and 25,000 shares underlying convertible debt.  Simultaneous with the merger, West Mountain Prime, LLC delivered its notice of conversion of the $132,000 convertible promissory note.  For pro-forma financial statement purposes, the conversion of the convertible note is reflected as retired, and converted into 600,000 shares of common stock.

Additionally, in conjunction with the execution of waivers of non-compliance with the provisions of the $50,000 promissory note issued by APRO to BOCO Investments, LLC, BOCO assigned 200,000 Apro Bio common stock purchase warrants to JZBK, LLC an affiliate of BOCO.  These warrants are exercisable at $.001 and expire in five years from the date of the closing of the merger.

In conjunction with the $1,870,000 million dollar private placement of AAFS common stock and warrants for each one dollar ($1.00) invested by a investor, the company issued one (1) share of common stock, 1 common stock purchase warrant to purchase shares at $1.00 per share, 2 common stock purchase warrants to purchase shares at $.50 and one-half (1/2) of a purchase warrant to purchase a share of common stock.   Of the $1,870,000 million raised under the private placement $1,820,000 was raised for cash, with $50,000 being rolled over from short term debt due for payment at the closing, into the private placement.  In conjunction with the private placement BCP was also issued placement agent warrants to purchase 6% of the number of each security sold, at the exercise price of the securities sold.  In conjunction with these placement agent warrants an aggregate of 504,900 placement agent warrants were issued to BCP.

Additionally, as conditioned by the licensing agreement with the University of Colorado, 2% of the fully diluted shares of the combined company were issued to University License Equity Holdings, Inc., on an as if issued basis.  The resulting 2% fully diluted shares resulted in 698,939 shares of AAFS being issued to ULEHI.

Across American Financial Services, Inc. and Apro Bio Pharmaceutical Corporation.
Notes to Condensed Consolidated Pro-Forma Balance Sheet and Statement of Operations

Footnotes

1.)	Estimated Legal and Accounting Fees Associated with the Transaction:

Costs of the transaction are estimated at $150,000 including legal and accounting fees.

2.)	Settlement of Accrued Wages and Expenses with Past Officers and Employees:

In conjunction with the completion of the merger 110,000 shares of common stock are being issued in partial settlement of wages and expenses owed to APRO’s past President and CEO, to its past Executive Vice President and an additional employee of the Company.  Offsetting entries have been made to accrued liabilities.  Additionally, amounts reflected represent $20,000 in payment for reimbursement of expenses, $142,500 in cash payments for accrued payroll and benefits, and $27,500 converted from accrued payroll to a six month note, with six equal monthly payments, and no interest.

3.)	Issuance of Common Stock in Exchange for Cash:

In conjunction with the private placement of the Company’s common stock, the Company issued 1,820,000 shares of common stock for cash consideration (net of fees) of $1,710,800.

4.)	Conversion of Accrued Interest into Common Stock:

The amount listed includes the conversion of $2,640 in interest on AAFS convertible note owed to West Mountain Prime, LLC (an affiliate of the Company) into 12,000 shares common stock at $.22 cents per share.

5.)	Rollover of Short Term Note Issued by Apro Bio Pharmaceutical into Common Stock:

The pro-forma financial statements reflect the rollover of the $50,000 short term note issued by Apro Bio to BOCO Investments, LLC into common stock concurrent with the merger.  The aggregate consideration net of fees is $47,000.

6.)	Issuance of AAFS Shares for Management Fees:

Amounts listed include the issuance to West Mountain Asset Management, Inc. of 277,133 shares of common stock for management fees related to the merger.  Also includes issuance of 25,000 shares of common stock to David Wagner Associates, PC for legal services associated with the transaction.

Across American Financial Services, Inc. and Apro Bio Pharmaceutical Corporation.
Notes to Condensed Consolidated Pro-Forma Balance Sheet and Statement of Operations

7.)	Issuance to University License Equity Holdings, Inc. of 2% of the Post Merger/Post Private Placement Shares Outstanding (Fully Diluted):

Pursuant to the graft rejection license agreement with the Regents of the University of Colorado (“RUC”), AAFS will issue 2% of the fully diluted outstanding shares of the combined companies, post merger and post private placement to University License Equity Holdings, Inc.  In consideration of this agreement 698,939 shares of common stock (valued at $1.00) have been expensed as services, additional consideration.

8.)	Anticipated Pro-Forma Costs of Sponsored Research Agreements for the Investigation and Research of Viral Disease, and the Treatment of Graft Host Rejection:

In conjunction with the Company’s licensing agreements with the RUC, the Company anticipates that it will enter into negotiations with the RUC and finalize Sponsored Research agreements for its licenses for viral disease and the treatment of graft host rejection.  In accordance with our expectation for increased research and development costs, $600,000 has been entered as a pro-forma adjustment to the Company’s operating statement for the period ending December 31, 2008.

10.)	Pro-Forma Change in Outstanding Shares Post Merger-Post Private Placement Combined:

In conjunction with the issuance of shares described above the adjustment to pro-forma common shares has been made to reflect the number of shares outstanding for the period ending December 31, 2008.  Shares are assumed to be outstanding for the full period ending December 31, 2008 on a pro-forma basis.

11.)	Pro Forma Changes in Expenses:

In conjunction with anticipated changes in Compensation and Benefits, a decrease in Compensation and Benefits of $86,130 has been entered into the pro-forma adjustments to reflect, lower expected Compensation and Benefits attributable to the finalization of settlement agreements with three past officers of the Company, and the expected payment of salary and benefits to one company employee going forward.  The amounts listed are subject to future change based on personnel requirements, capital requirements and the future availability of facilities on terms that are consistent with its present facilities arrangement.

12.)	Election to Convert Note Payable into Common Shares:

Concurrent with the finalization of the merger the Company was advised by West Mountain Prime, LLC of its election to convert its convertible note payable of $132,000 into common shares of the Company.

13.)	Stock Based Compensation Expenses:

In conjunction with the transaction the Company incurred stock based compensation charges of $2,749,322.  These charges were incurred for stock issuances valued at $1.00 per share (GAAP valuation) for legal services of $25,000, $277,133 to West Mountain Prime, LLC, $698,939 for additional consideration to University License Equity Holdings, Inc. an affiliate of the RUC, and $1,748,250 for the issuance of 1,750,000 common stock purchase warrants to Bathgate Capital Partners LLC.